PROSPECTUS SUPPLEMENT (To Prospectus dated May 14, 2004)

                                        $809,534,500
                                       (Approximate)

                              Bear Stearns ALT-A Trust 2004-8
                                           Issuer

                           Wells Fargo Bank, National Association
                        Master Servicer And Securities Administrator

                       Structured Asset Mortgage Investments II Inc.
                                         Depositor

        Bear Stearns ALT-A Trust, Mortgage Pass-Through Certificates, Series 2004-8

      The trust will consist  primarily of a pool of adjustable  rate mortgage loans secured by first liens on one- to four-family residential properties,  divided into two loan groups.
The trust will issue the certificates  which will represent the entire  beneficial  interest in the trust.

      The certificates  are obligations only of the trust.  Neither the certificates nor the mortgage  loans are  insured  or  guaranteed  by any  person,  except as  described  herein.
Distributions on the certificates will be payable solely from the assets  transferred to the trust for the benefit of certificateholders.

      You  can  find  the   principal   balance,   pass-through   rate  and  certain   other
characteristics  of the certificates,  on page S-5 of this prospectus  supplement.  Only the certificates identified therein are offered hereby.

      Credit enhancement will consist of:

o     excess spread, to the extent described in this prospectus supplement;

o     overcollateralization, to the extent described in this prospectus supplement; and

o     subordination, to the extent described in this prospectus supplement.

      The offered  certificates may receive additional  distributions in respect of interest from payments under the cap contracts as described herein.

      Consider  carefully  the  risk  factors  beginning  on page  S-13  of this  prospectus supplement before purchasing any certificates.

      Neither the Securities and Exchange  Commission  nor any state  securities  commission has approved the certificates or determined if this prospectus  supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

      The  Attorney  General  of the  State of New York has not  passed on or  endorsed  the merits of this offering. Any representation to the contrary is unlawful.

      The price to investors  will vary from time to time and will be determined at the time of sale.  The proceeds to the depositor  from the offering are expected to be  approximately
99.65% of the aggregate principal amount of the offered certificates,  plus accrued interest thereon, less expenses.  See "Method of Distribution" in this prospectus supplement.

      The  Underwriter  will deliver to purchasers  the offered  certificates  in book-entry form through The Depository Trust Company on or about July 30, 2004.

                                  Bear, Stearns & Co. Inc.
                  The date of this prospectus supplement is July 29, 2004.

  TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

   Special Characteristics of the
     Mortgage Loans.................S-24
   Index on the Mortgage Loans......S-24
THE MASTER SERVICER AND

   Distributions on the CertificatesS-45
   Allocation of Realized Losses....S-48
   Excess Spread and
     Overcollateralization

   Optional Purchase of
     Defaulted Loans................S-50
THE CAP CONTRACTS...................S-50
YIELD AND PREPAYMENT
CONSIDERATIONS......................S-51
   General..........................S-51
   Assumed Final Distribution Date..S-53
   Weighted Average Lives...........S-54
   Prepayment Model.................S-54
   Pricing Assumptions..............S-54
   Decrement Tables.................S-54

THE POOLING AND SERVICING
      AGREEMENT...................S-59
   General........................S-59
   Voting Rights..................S-59
   Assignment of Mortgage Loans...S-59
   Representations and Warranties.S-60
   Collection and Other Servicing
     Procedures...................S-61
   Hazard Insurance...............S-62
   Realization Upon Defaulted
     Mortgage Loans...............S-63
   Servicing Compensation and
     Payment of Expenses..........S-63
   The Protected Accounts.........S-64
   The Master Servicer
     Collection Account...........S-64
   The Distribution Account.......S-65
   Certain Matters Regarding the

   Reports to Certificateholders..S-67

FEDERAL INCOME TAX CONSIDERATIONS.S-69
   Characterization of the

CERTAIN CHARACTERISTICS OF
  THE MORTGAGE LOANS   A-1

     IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS SUPPLEMENT AND THE
                                  ACCOMPANYING PROSPECTUS

      The  issuer  provides  information  to you  about  the  certificates  in two  separate documents that  progressively  provide more detail: (a) the accompanying  prospectus,  which provides general information,  some of which may not apply to your certificates and (b) this prospectus supplement, which describes the specific terms of your certificates.

      If the terms of your  certificates  vary between this  prospectus  supplement  and the accompanying prospectus, you should rely on the information in this prospectus supplement.

      The  issuer  includes   cross-references   in  this  prospectus   supplement  and  the
accompanying  prospectus to captions in these  materials  where you can find further related discussions.  The preceding table of contents  provide the pages on which these captions are located.

      The issuer may have filed  preliminary  information  regarding the trust's  assets and the certificates with the SEC. If so, the information  contained in this document supersedes all of that preliminary  information,  which was prepared by the underwriter for prospective investors.

      Statements  contained  herein  which do not relate to historic or current  information may be deemed to contain  forward  looking  statements  within the meaning of Section 27A of the Securities Act of 1933, as amended.  Actual results could differ  materially  from those contained in those statements.

      The Depositor's  principal  offices are located at 383 Madison  Avenue,  New York, New
York 10179 and its telephone number is (212) 272-2000.

      NOTWITHSTANDING  ANY OTHER EXPRESS OR IMPLIED  AGREEMENT TO THE CONTRARY,  THE SELLER,
THE MASTER SERVICER, THE SECURITIES  ADMINISTRATOR,  THE CAP CONTRACT PROVIDER, EMC MORTGAGE
CORPORATION,  THE TRUSTEE,  EACH RECIPIENT OF THE RELATED PROSPECTUS  SUPPLEMENT AND, BY ITS
ACCEPTANCE  THEREOF,  EACH HOLDER OF a CERTIFICATE,  AGREES AND ACKNOWLEDGES THAT EACH PARTY
HERETO HAS AGREED THAT EACH OF THEM AND THEIR  EMPLOYEES,  REPRESENTATIVES  AND OTHER AGENTS
MAY DISCLOSE,  IMMEDIATELY UPON COMMENCEMENT OF DISCUSSIONS,  TO ANY AND ALL PERSONS THE TAX
TREATMENT AND TAX STRUCTURE OF THE CERTIFICATES AND THE REMICS,  THE TRANSACTIONS  DESCRIBED
HEREIN AND ALL MATERIALS OF ANY KIND  (INCLUDING  OPINIONS OR OTHER TAX  ANALYSES)  THAT ARE
PROVIDED TO ANY OF THEM  RELATING  TO SUCH TAX  TREATMENT  AND TAX  STRUCTURE  EXCEPT  WHERE
CONFIDENTIALITY  IS  REASONABLY  NECESSARY  TO  COMPLY  WITH  THE  SECURITIES  LAWS  OF  ANY
APPLICABLE JURISDICTION.

                                         SUMMARY OF TERMS

      This summary highlights selected information  appearing in greater detail elsewhere in this prospectus supplement and in the accompanying  prospectus.  To understand the offering, you should carefully read the entire prospectus supplement and prospectus.  You can find the location of the meaning  assigned to capitalized  terms used but not defined in this summary in the glossary at the end of this prospectus supplement.

Issuer or Trust..................    Bear Stearns ALT-A Trust 2004-8.
Depositor........................    Structured  Asset  Mortgage  Investments II
                                     Inc.
Seller...........................    EMC Mortgage  Corporation,  an affiliate of
                                     the depositor.
Master Servicer..................    Wells Fargo Bank, National Association.
Servicers........................    EMC   Mortgage    Corporation,    or   EMC,
                                     Countrywide  Home  Loans  Servicing  LP, or
                                     Countrywide Servicing,  GreenPoint Mortgage
                                     Funding,   Inc.,   or   GreenPoint,   Union
                                     Federal    Bank   of    Indianapolis,    or
                                     Waterfield,  and four other servicers, none
                                     of which will  service more than 10% of the
                                     mortgage loans in the aggregate.
Cap Contract Provider............    Bear Stearns Financial Products Inc.
Trustee..........................    JPMorgan Chase Bank.
Securities Administrator.........    Wells Fargo Bank, National Association.
Cut-off Date.....................    July 1, 2004.
Closing Date.....................    On or about July 30, 2004.
Distribution Dates................   Distributions  on the offered  certificates
                                     will  be  made  on the  25th  day  of  each
                                     month,  or,  if such day is not a  business
                                     day, on the next  succeeding  business day,
                                     beginning in August 2004.
Offered Certificates..............   The  classes  of offered  certificates  and
                                     their  pass-through  rates and  certificate
                                     principal  balances  are set  forth  in the
                                     table  below.  The Trust  will  also  issue
                                     other certificates,  or Other Certificates,
                                     designated  as the  Class  R,  Class XP and
                                     Class B-IO certificates,  which classes are
                                     not   offered    under   this    prospectus
                                     supplement.

                            Offered Certificates

 Class       Pass-Through  Initial Certificate  Initial Rating
                  Rate       Principal Balance    (S&P/Moody's)    Designation

  I-A     Variable Rate       $586,409,000          AAA/Aaa        Group I Senior

 II-A     Variable Rate       $176,820,000          AAA/Aaa       Group II Senior

  M-1     Variable Rate        $18,684,000          AA/Aa2       Crossed Subordinate

  M-2     Variable Rate        $14,623,000           A/A2        Crossed Subordinate

  B-1     Variable Rate         $6,500,000         BBB+/Baa2     Crossed Subordinate

  B-2     Variable Rate         $6,498,500         BBB/Baa3      Crossed Subordinate

 Total Offered Certificates  $809,534,500

Other Information:

The pass-through  rates on the certificates are described in detail on pages S-7 and S-8 in this prospectus supplement.

The Trust

The  Depositor  will  establish a trust with respect to the Bear Stearns  ALT-A Trust Series
2004-8  Certificates,  pursuant to a pooling  and  servicing  agreement  dated as of July 1,
2004, among the Depositor,  the Master Servicer, the Securities  Administrator,  the Trustee
and the Seller.

See "Description of the Certificates" in this prospectus supplement.

The certificates  represent in the aggregate the entire beneficial ownership interest in the trust.  Distributions of interest and/or principal on the offered  certificates will be made only from payments received in connection with the mortgage loans described below.

Origination

Approximately  55.04% of the Group I mortgage loans and approximately 13.43% of the Group II mortgage  loans are being  acquired  from EMC,  who acquired  them from various  originators prior  to the  Closing  Date.  Approximately  24.21%  of the  Group I  mortgage  loans  were originated by Countrywide  Home Loans,  Inc., or  Countrywide.  Approximately  12.79% of the
Group I  mortgage  loans  and  approximately  81.61%  of the Group II  mortgage  loans  were originated by Greenpoint.

Servicing

Approximately 30.17% of the mortgage loans are serviced by EMC,  approximately 28.74% of the mortgage  loans are serviced by GreenPoint,  approximately  18.60% of the mortgage loans are serviced  by  Countrywide  Servicing  and  approximately  15.23% of the  mortgage  loans are serviced by  Waterfield.  The  remainder  of the  mortgage  loans are serviced by four other servicers, none of which will service more than 10% of the mortgage loans in the aggregate.

The Mortgage Pool

The mortgage pool consists of first lien  adjustable  rate mortgage loans secured by one- to four-family  residences and  individual  condominium  units having  original terms to stated
maturity of 30 years or less.

The  mortgage  loans have been divided  into two groups  designated  as the Group I mortgage loans and the Group II  mortgage  loans as more fully  described  below and in Schedule A to this prospectus  supplement.  The Class I-A certificates and Class II-A certificates will be entitled to receive  distributions solely with respect to the Group I mortgage loans and the
Group II mortgage loans,  respectively,  except under the limited circumstances described in this  prospectus  supplement.  The  subordinate  certificates  will be  entitled  to receive distributions  from the mortgage loans in both loan groups,  as described in this prospectus supplement.

After an initial  fixed-rate  period of one, two, three,  five or seven years,  the interest rate on each  mortgage  loan,  other  than  approximately  5.61%  and  5.49% of the  Group I mortgage loans and the Group II mortgage loans,  respectively,  which do not have an initial fixed period,  will be adjusted monthly based on One-Month LIBOR or  semi-annually  based on
Six-Month  LIBOR to equal  the  related  index  plus the  margin  set  forth in the  related mortgage note,  subject to rounding and to certain other  limitations,  including an initial cap, a  subsequent  periodic cap on each  adjustment  date and a maximum  lifetime  mortgage rate,  all as more  fully  described  under  "Description  of the  Mortgage  Loans"  in this prospectus  supplement.  The  related  index  is as  described  under  "Description  of  the
Mortgage Loans-Index on the Mortgage Loans" in this prospectus supplement.
Approximately  80.09% and 81.61% of the Group I mortgage loans and Group II mortgage  loans, respectively,  will require payment of interest only for the initial period set forth in the related mortgage note.
Approximately  10.19% and 56.14% of the Group I and Group II mortgage  loans,  respectively, are assumable in accordance with the terms of the related mortgage note.
Mortgage Loan Characteristics

The following  table  summarizes the approximate  characteristics  of the mortgage loans and the related  mortgaged  properties in each loan group and in the aggregate as of the cut-off date. The principal  balances of the mortgage  loans will not exceed the limits  established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase  program.  Additional information  with  respect  to the  mortgage  loans  can be  found  in  Schedule  A of  this
prospectus  supplement.   See  "Description  of  the  Mortgage  Loans"  in  this  prospectus supplement.

                                           Group I     Group II        Total
Number of Mortgage Loans..............         1,591        1,068        2,659
Aggregate Stated Principal Balance....   624,171,264  188,206,651  812,377,915
Minimum Stated Principal Balance......        39,561       22,050       22,050
Maximum Stated Principal Balance......     2,450,000      641,100    2,450,000
Average Scheduled Principal Balance...       392,314      176,223      305,520
Minimum Mortgage Rate.................         2.625        2.750        2.625
Maximum Mortgage Rate.................         7.750        8.625        8.625
Weighted Average Mortgage Rate........         5.428        6.075        5.578
Weighted Average Net Rate.............         5.067        5.803        5.238
Minimum Remaining Term to Maturity               335          340          335
(months)..............................
Maximum Remaining Term to Maturity               360          360          360
(months)..............................
Weighted Average Remaining Term to
Maturity (months).....................           359          359          359
Weighted Average Original Loan-to-Value
Ratio(1)..............................         74.85        78.71        75.74
Top 3 Locations of Mortgage Property..
California............................         45.51        25.24        40.81
Florida...............................         11.51         7.03        10.47
Georgia...............................          5.65         8.30         6.26
Weighted Average Gross Margin.........         2.394        2.785        2.485
Weighted Average Cap at First Interest
Adjustment Date(2)....................         4.124        4.627        4.244
Weighted Average Periodic Cap(2)......         1.437        1.021        1.338
Weighted Average Maximum Lifetime
Mortgage Rate (per annum).............        10.936       11.762       11.127
Weighted Average Months to First
Interest Adjustment Date (months).....            46           38           45

(1)  Loan-to-Value  Ratios are calculated by taking the original loan principal  balance and dividing it by the lesser of the  original  appraised  value and sale price of the  property for purchase loans and by the original appraised value for refinance loans.
(2) Based on a non-zero weighted average.

Description of the Certificates

General
The Class I-A certificates and Class II-A  certificates are sometimes  referred to herein as the senior  certificates.  The certificates  designated as senior  certificates  will have a payment priority over the certificates designated as subordinate certificates.

The Class M-1, Class M-2,  Class B-1 and Class B-2  certificates  are sometimes  referred to herein as the subordinate certificates.

In  addition,   the  Class  R  certificates   (also  referred  to  herein  as  the  residual
certificates) will represent the residual  interests in the real estate mortgage  investment conduits  established by the trust.  The Class I-A, Class II-A,  Class M-1, Class M-2, Class
B-1 and Class B-2 certificates are sometimes referred to herein as the offered certificates.

The assumed final distribution date for the offered certificates is September 2034.

Record Date
For each class of offered  certificates,  and for any  distribution  date,  the business day preceding the applicable  distribution  date so long as the offered  certificates  remain in book-entry  form;  and otherwise the record date shall be the last business day of the month preceding the month in which such distribution date occurs.

Denominations
For each class of offered  certificates,  $25,000 and multiples of $1,000 in excess thereof, except that one certificate of each class may be issued in the remainder of the class.

Registration of Offered Certificates
The trust  will  issue the  offered  certificates  initially  in  book-entry  form.  Persons acquiring  interests in these  offered  certificates  will hold their  beneficial  interests through The Depository Trust Company.
See "Description of the Certificates-Book-Entry Registration" in this prospectus supplement.

Pass-Through Rates
The pass-through rates on each class of offered certificates are as follows:

o.....The Class I-A  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted  average of the net rates of the Group I mortgage loans,  and as adjusted to an  effective  rate  reflecting  the  accrual of  interest on an  actual/360  basis.  The pass-through  rate with  respect  to the Class I-A  certificates  and the first  interest accrual period is expected to be approximately 1.83% per annum.

o     The Class II-A  certificates  will bear interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted  average of the net rates of the Group II mortgage loans, and as adjusted to an  effective  rate  reflecting  the  accrual of  interest on an  actual/360  basis.  The pass-through  rate with  respect to the Class II-A  certificates  and the first  interest accrual period is expected to be approximately 1.82% per annum.

o     The Class M-1  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted average of the net rates of the mortgage loans in each loan group,  weighted in proportion to the related results of subtracting from the aggregate  principal balance of each of the loan groups,  the  certificate  principal  balance of the related class or classes of senior  certificates,  and as adjusted to an  effective  rate  reflecting  the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect to the
   Class  M-1  certificates  and  the  first  interest  accrual  period  is  expected  to be approximately 2.09% per annum.

o     The Class M-2  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted average of the net rates of the mortgage loans in each loan group,  weighted in proportion to the related results of subtracting from the aggregate  principal balance of each of the loan groups,  the  certificate  principal  balance of the related class or classes of senior  certificates,  and as adjusted to an  effective  rate  reflecting  the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect to the
   Class  M-2  certificates  and  the  first  interest  accrual  period  is  expected  to be approximately 2.63% per annum.

o     The Class B-1  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted average of the net rates of the mortgage loans in each loan group,  weighted in proportion to the related results of subtracting from the aggregate  principal balance of each of the loan groups,  the  certificate  principal  balance of the related class or classes of senior  certificates,  and as adjusted to an  effective  rate  reflecting  the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect to the
   Class  B-1  certificates  and  the  first  interest  accrual  period  is  expected  to be approximately 3.38% per annum.

o     The Class B-2  certificates  will bear  interest at a  pass-through  rate equal to the least of (i)  one-month  LIBOR plus the related  margin,  (ii) 11.50% per annum and (iii)
   the weighted average of the net rates of the mortgage loans in each loan group,  weighted in proportion to the related results of subtracting from the aggregate  principal balance of each of the loan groups,  the  certificate  principal  balance of the related class or classes of senior  certificates,  and as adjusted to an  effective  rate  reflecting  the accrual of interest on an actual/360  basis.  The  pass-through  rate with respect to the
   Class  B-2  certificates  and  the  first  interest  accrual  period  is  expected  to be approximately 3.38% per annum.

The related margin for the Class I-A, Class II-A,  Class M-1, Class M-2, Class B-1 and Class
B-2  certificates  will  be  0.35%,   0.34%,  0.61%,  1.15%,  1.90%  and  1.90%  per  annum,
respectively,  provided  that,  after the first  possible  optional  termination  date,  the related margin for the Class I-A, Class II-A,  Class M-1, Class M-2, Class B-1 and Class B-2
certificates will be 0.70%, 0.68%, 0.915%, 1.725%, 2.85% and 2.85% per annum, respectively.

If on any distribution  date, the pass-through  rate for a class of offered  certificates is based on the net rate cap as described  in this  prospectus  supplement,  the holders of the related  certificates will receive a smaller amount of interest than such holders would have received on such  distribution  date had the pass-through  rate been calculated based on the lesser of (a)  one-month  LIBOR plus the related  margin and (b) 11.50% per annum.  However, the shortfalls  described in this paragraph may be covered by excess  cashflow or by the cap contracts as described in the prospectus supplement.

Distributions on the Certificates

General.  The issuer  will make  distributions  with  respect to each class of  certificates primarily from certain collections and other recoveries on the mortgage loans.

Interest  Payments:   In  general,   on  each  distribution  date  holders  of  the  offered
certificates will be entitled to receive:

o     the  interest  that has accrued on the  certificate  principal  balance of the related certificates  at the applicable  pass-through  rate during the related  interest  accrual period, and

o     any interest due on a prior distribution date that was not paid, less

o     interest shortfalls allocated to the related certificates.

Interest on the offered  certificates  will be calculated on the basis of a 360-day year and the actual number of days elapsed during the related interest accrual period.

Each class of  certificates  may receive  additional  interest  distributions  from payments under the related cap contract,  and in the case of the  subordinate  certificates,  the cap contracts  related to the Class I-A certificates and Class II-A  certificates,  as described below under "The Cap Contracts".

Principal  Payments:  On each distribution  date,  holders of the offered  certificates will receive a  distribution  of principal on their  certificates  if there is cash  available on that date for the payment of  principal.  Monthly  principal  distributions  will  generally include:

o     principal payments on the mortgage loans, and
o     until a specified  overcollateralization  level has been reached, interest payments on the  mortgage  loans not needed to pay interest on the  certificates  and monthly fees and expenses.

Distributions  of principal  and interest to the holders of the Class I-A  certificates  and the Class II-A  certificates  will be derived solely from collections on the Group I and the
Group II mortgage loans,  respectively,  except under the limited circumstances described in this prospectus supplement.

Distributions to Certificateholders will be made as follows:

                                           Step 1
Distributions of interest to the offered  certificates,  and payment of interest  shortfalls in the case of the senior certificates, in the following order of priority:
o     First,  from interest  collections  derived from the related loan group, and then from remaining  interest  collections  derived from the other loan group,  to the Class I-A and Class II-A certificates, as applicable;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates;
o     Fourth, to the Class B-1 certificates; and
o     Fifth, to the Class B-2 certificates.

                                           ↓

                                           Step 2
Distributions  of  principal  to  the  offered  certificates,   including  distributions  of
additional  principal to such  certificates from excess cashflow until the required level of overcollateralization is reached, in the following order of priority:
o     First,  from principal  collections and advances  derived from the related loan group, to the Class I-A and Class II-A certificates, as applicable;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates;
o     Fourth, to the Class B-1 certificates; and
o     Fifth, to the Class B-2 certificates.

                                           ↓

                                           Step 3
Distributions of excess cashflow to the offered  certificates for payment of unpaid interest shortfalls and unpaid realized losses in the following order of priority:
o     First, to the Class I-A and Class II-A  certificates,  pro rata in accordance with the amount owed to each such class;
o     Second, to the Class M-1 certificates;
o     Third, to the Class M-2 certificates;
o     Fourth, to the Class B-1 certificates; and
o     Fifth, to the Class B-2 certificates.

                                           ↓

                                           Step 4
Distributions  to certain  offered  certificates  from  excess  cashflow to cover basis risk shortfalls in the order of priority described in this prospectus supplement.

                                           ↓

                                           Step 5
Distributions  of excess cashflow to the non-offered  certificates  (other than the Class XP certificates).

Each class of  certificates  may receive  additional  interest  distributions  from payments under the related cap contracts  and in the case of the  subordinate  certificates,  the cap contracts  related to the Class I-A certificates and Class II-A  certificates,  as described below under "The Cap Contracts".

You  should  review  the  priority  of  payments   described   under   "Description  of  the
Certificates-Distributions on the Certificates" in this prospectus supplement.

Advances

Each  Servicer  will make cash  advances  with respect to  delinquent  payments of scheduled interest and  principal on the  mortgage  loans for which it acts as servicer,  generally to the extent that such  Servicer  reasonably  believes  that such cash  advances can be repaid from future payments on the related  mortgage  loans. If the related  Servicer fails to make any required  advances,  the Master Servicer may be obligated to do so, as described in this prospectus  supplement.  These cash advances are only intended to maintain a regular flow of scheduled  interest  and  principal  payments on the  certificates  and are not  intended to guarantee or insure against losses.

See  "The Pooling and Servicing Agreement-Monthly Advances" in this prospectus supplement.

Credit Enhancement - General

Credit enhancement provides limited protection to holders of specified  certificates against shortfalls  in  payments  received  on the  mortgage  loans.  This  transaction  employs the following forms of credit enhancement.

Excess Spread and Overcollateralization

The mortgage  loans are expected to generate more interest than is needed to pay interest on the offered  certificates  because we expect the weighted  average net interest  rate of the mortgage  loans to be higher  than the  weighted  average  pass-through  rate on the offered certificates.  Interest  payments received in respect of the mortgage loans in excess of the amount  that is needed  to pay  interest  on the  offered  certificates  and  related  trust expenses  will be used to reduce the total  principal  balance of the  certificates  until a required level of overcollateralization has been achieved.

See "Description of the Certificates-Excess Spread and Overcollateralization  Provisions" in
this prospectus supplement.

Subordination; Allocation of Losses

By issuing senior  certificates  and subordinate  certificates,  the trust has increased the likelihood  that senior  certificateholders  will receive  regular  payments of interest and principal.

Among the classes of subordinate certificates,  the Class M-1 certificates will have payment priority  over  the  Class  M-2,  Class  B-1 and  Class  B-2  certificates,  the  Class  M-2 certificates  will have payment  priority over the Class B-1 and Class B-2  certificates and the Class B-1 certificates will have payment priority over the Class B-2 certificates.

In general,  this loss  protection  is  accomplished  by allocating  any realized  losses in excess of available excess spread and any current  overcollateralization  to the subordinate certificates,  beginning with the subordinate certificates with the lowest payment priority, until the certificate  principal  balance of that subordinate class has been reduced to zero and then  allocating  any loss to the next most junior  class of  subordinate  certificates, until the  certificate  principal  balance  of each  class of  subordinate  certificates  is reduced to zero. If no subordinate  certificates remain  outstanding,  the principal portion of  realized  losses  will be  allocated,  in the case of  realized  losses  on the  Group I mortgage  loans,  to the Class I-A  certificates  until the  Certificate  Principal  Balance thereof  has been  reduced  to zero  and in the  case of  realized  losses  on the  Group II mortgage  loans, to the Class II-A  certificates  until the  Certificate  Principal  Balance thereof has been reduced to zero.

See  "Description  of the  Certificates-Allocation  of Realized  Losses" in this  prospectus supplement.

The Cap Contracts

Each class of offered  certificates will be entitled to the benefits provided by the related cap contract. In addition,  the subordinate  certificates may receive payments under the cap contracts  related to the Class I-A certificates and Class II-A  certificates.  There can be no assurance as to the extent of  benefits,  if any,  that may be realized by the holders of the Class I-A, Class II-A and the subordinate certificates as a result of the cap contracts.

See "The Cap Contracts" in this prospectus supplement.

Optional Termination

At its option,  EMC or its designee may  repurchase  from the trust all the mortgage  loans, together  with any  properties  in respect  thereof  acquired  on behalf of the  trust,  and thereby  effect  termination  and early  retirement  of the  certificates  after the  stated
principal  balance of the  mortgage  loans (and  properties  acquired  in respect  thereof), remaining in the trust has been reduced to less than 20% of the stated principal  balance of the mortgage loans as of the cut-off date.

See "The Pooling and Servicing Agreement-Termination" in this prospectus supplement.

Federal Income Tax Consequences

One or more elections  will be made to treat the mortgage  loans and certain  related assets as one or more real estate mortgage investment conduits for federal income tax purposes.

See "Federal Income Tax  Considerations"  in this prospectus  supplement and "Federal Income
Tax Considerations" in the prospectus.

ERISA Considerations

The offered  certificates  may be purchased by persons  investing assets of employee benefit plans or individual retirement accounts,  subject to important considerations.  Plans should consult with their legal advisors before investing in the offered certificates.

See "ERISA Considerations" in this prospectus supplement.

Ratings

It is a condition to the issuance of the certificates that the offered  certificates receive the following ratings from Standard & Poor's Rating Services,  a division of The McGraw-Hill
Companies,  Inc., which is referred to herein as S&P, and Moody's Investors  Service,  Inc., which is referred to herein as Moody's:

                       Ratings
    Class       Moody's        S&P
Class I-A         Aaa          AAA
Class II-A        Aaa          AAA
Class M-1         Aa2          AA
Class M-2          A2           A
Class B-1         Baa2         BBB+
Class B-2         Baa3         BBB

A rating is not a  recommendation  to buy, sell or hold  securities and either rating agency can revise or withdraw such ratings at any time.  In general,  ratings  address  credit risk and do not address the likelihood of prepayments.
--------------------------------------------------------------------------------------------

See "Yield and Prepayment  Considerations"  and "Ratings" in this prospectus  supplement and
"Yield Considerations" in the prospectus.

Legal Investment

The Class I-A,  Class II-A and Class M-1  Certificates  will  constitute  "mortgage  related securities" for purposes of SMMEA. The Class M-2, Class B-1 and Class B-2 certificates  will not constitute "mortgage related securities" for purposes of SMMEA.

See "Legal  Investment" in this prospectus  supplement and "Legal Investment Matters "in the prospectus.

                                           RISK FACTORS

      You  should  carefully  consider,   among  other  things,  the  following  factors  in
connection with the purchase of the offered certificates:

      The Offered  Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell
Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value.

      The  underwriter  intends  to make a  secondary  market in the  offered  certificates, however the  underwriter  will not be obligated  to do so. There can be no assurance  that a secondary market for the offered  certificates will develop or, if it does develop,  that it will provide  holders of the offered  certificates  with  liquidity of investment or that it will continue for the life of the offered certificates.  As a result, any resale prices that may be  available  for any  offered  certificate  in any market that may develop may be at a discount  from the initial  offering  price or the fair market  value  thereof.  The offered certificates will not be listed on any securities exchange.

      Credit  Enhancement Is Limited;  the Failure of Credit  Enhancement to Cover Losses on
the Trust Fund Assets May Result in Losses Allocated to the Offered Certificates.

      The  subordination  of the  subordinate  certificates  to the senior  certificates  as described in this prospectus supplement,  is intended to enhance the likelihood that holders of the senior  certificates  will receive regular  payments of interest and principal and to provide the holders of the senior  certificates with protection against losses realized when the remaining unpaid principal  balance on a mortgage loan in the related loan group exceeds the amount of proceeds  recovered  upon the  liquidation  of that mortgage loan. In general, this loss  protection is  accomplished  by allocating the principal  portion of any realized losses among the certificates,  beginning with the subordinate  certificates with the lowest payment  priority,  until the certificate  principal  balance of that subordinate  class has been reduced to zero.  The principal  portion of realized  losses are then  allocated to the next most junior class of subordinate certificates,  until the certificate principal balance
of  each  class  of  subordinate   certificates  is  reduced  to  zero.  If  no  subordinate
certificates  remain  outstanding,   the  principal  portion  of  realized  losses  will  be
allocated,  in the case of realized  losses on the Group I mortgage  loans, to the Class I-A certificates  until the Certificate  Principal  Balance thereof has been reduced to zero and in the  case  of  realized  losses  on the  Group  II  mortgage  loans,  to the  Class  II-A certificates  until the  Certificate  Principal  Balance  thereof has been  reduced to zero.
Accordingly,  if the aggregate certificate principal balance of the subordinate certificates were to be reduced to zero,  delinquencies and defaults on the mortgage loans in the related loan group  would  reduce the amount of funds  available  for monthly  distributions  to the holders of the related senior certificates.

      The  ratings  of the  offered  certificates  by the  rating  agencies  may be  lowered following  the  initial  issuance  thereof  as a result of losses on the  mortgage  loans in excess of the  levels  contemplated  by the  rating  agencies  at the time of their  initial rating  analysis.  Neither the seller,  the master servicer,  the servicers,  the securities administrator,  the trustee nor any of their respective  affiliates will have any obligation to replace or  supplement  any credit  enhancement,  or to take any other action to maintain the ratings of the offered  certificates.  See "Description of Credit  Enhancement-Reduction
or Substitution of Credit Enhancement" in the prospectus.

      The Mortgage Loans Are  Concentrated  in the State of California,  Which May Present a
Greater Risk of Loss with Respect to such Mortgage Loans.

      Approximately  45.51% and 25.24% of the Group I mortgage  loans and Group II  mortgage loans,  respectively,  as of the  cut-off  date  are  secured  by  property  in  California.
Property in certain regions may be more susceptible  than properties  located in other parts of the  country  to certain  types of  uninsurable  hazards,  such as  earthquakes,  floods,
mudslides and other natural disasters.   In addition:

o     economic  conditions  in  a  specific  region  with  a  significant  concentration  of properties  underlying  the  mortgage  loans  (which may or may not affect  real property  values)  may affect the ability of  borrowers  to repay their loans on time;

o     declines  in a  region's  residential  real  estate  market  may  reduce the values of properties  located in that  region,  which  would  result in an increase in the loan-to-value ratios; and

o     any increase in the market value of  properties  located in a particular  region would reduce the loan-to-value ratios and could,  therefore,  make alternative sources of financing  available to the borrowers at lower  interest  rates,  which could result in an increased rate of prepayment of the mortgage loans.

      Any  risks  associated  with  mortgage  loan  concentration  may  affect  the yield to maturity  of the offered  certificates  to the extent  losses  caused by these risks are not covered by subordination provided by the subordinate certificates.

      The  Underwriting  Standards  of Some of the  Mortgage  Loans  Do Not  Conform  to the
Standards  of Fannie  Mae or  Freddie  Mac,  Which May  Present a Greater  Risk of Loss with
Respect to the Mortgage Loans.

      Some  of  the  mortgage  loans  were   underwritten   generally  in  accordance   with
underwriting   standards  which  are  primarily   intended  to  provide  for  single  family
"non-conforming"  mortgage  loans.  A  "non-conforming"  mortgage loan means a mortgage loan which is  ineligible  for  purchase  by  Fannie  Mae or  Freddie  Mac due to  either  credit characteristics  of the related mortgagor or documentation  standards in connection with the underwriting  of the  related  mortgage  loan that do not meet the Fannie Mae or Freddie Mac underwriting  guidelines  for "A" credit  mortgagors.  These credit  characteristic  include mortgagors whose  creditworthiness  and repayment  ability do not satisfy such Fannie Mae or
Freddie  Mac  underwriting  guidelines  and  mortgagors  who may  have a  record  of  credit write-offs,  outstanding  judgments,  prior  bankruptcies and other credit items that do not satisfy  such  Fannie  Mae or  Freddie  Mac  underwriting  guidelines.  These  documentation standards may include  mortgagors who provide limited or no documentation in connection with the  underwriting of the related  mortgage loan.  Accordingly,  mortgage loans  underwritten under the related originator's  non-conforming  credit underwriting  standards are likely to experience  rates  of  delinquency,  foreclosure  and  loss  that  are  higher,  and  may be substantially  higher,  than mortgage loans  originated in accordance with the Fannie Mae or
Freddie Mac  underwriting  guidelines.  Any resulting  losses,  to the extent not covered by credit enhancement, may affect the yield to maturity of the related offered certificates.

      Some of the Mortgage Loans Have an Initial  Interest Only Period,  Which May Result in
Increased Delinquencies and Losses.

      As of the cut-off date,  approximately 80.09% and 81.61% of the Group I mortgage loans and Group II mortgage  loans,  respectively,  have an initial  interest only period.  During this period,  the payment made by the related  borrower will be less than it would be if the mortgage loan amortized.  In addition,  the mortgage loan balance will not be reduced by the principal  portion of  scheduled  monthly  payments  during  this  period.  As a result,  no principal  payments will be made to the certificates  from these mortgage loans during their interest only period except in the case of a prepayment.

      After the  initial  interest  only  period,  the  scheduled  monthly  payment on these mortgage loans will  increase,  which may result in increased  delinquencies  by the related borrowers,  particularly  if interest  rates have  increased  and the  borrower is unable to refinance.  In addition,  losses may be greater on these  mortgage  loans as a result of the mortgage loan not amortizing  during the early years of these mortgage  loans.  Although the amount of principal  included in each scheduled  monthly payment for a traditional  mortgage loan is  relatively  small  during the first few years after the  origination  of a mortgage loan, in the  aggregate  the amount can be  significant.  Any  resulting  delinquencies  and losses,  to the extent not covered by credit  enhancement,  will be allocated to the offered certificates.

      Mortgage  loans  with an  initial  interest  only  period  are  relatively  new in the mortgage  marketplace.  The  performance  of  these  mortgage  loans  may  be  significantly different than mortgage  loans that fully  amortize.  In  particular,  there may be a higher expectation  by these  borrowers of  refinancing  their  mortgage  loans with a new mortgage loan, in particular one with an initial interest only period,  which may result in higher or lower  prepayment  speeds than would  otherwise  be the case.  In  addition,  the failure to build  equity in the  property  by the  related  mortgagor  may affect the  delinquency  and prepayment of these mortgage loans.

      The Yield to Maturity on the Offered Certificates Will Depend on a Variety of Factors.

      The yield to maturity on the offered certificates will depend, in general, on:

o     the applicable purchase price; and

o     the rate and timing of principal payments (including  prepayments and collections upon defaults,  liquidations  and  repurchases) on the related mortgage loans and the allocation  thereof to reduce the certificate  principal  balance of the offered certificates, as well as other factors.

      The yield to investors on the offered  certificates will be adversely  affected by any allocation thereto of interest shortfalls on the mortgage loans.

      In general,  if the offered  certificates  are  purchased  at a premium and  principal distributions  occur  at a rate  faster  than  anticipated  at the  time  of  purchase,  the investor's  actual  yield  to  maturity  will be  lower  than  that  assumed  at the time of purchase.  Conversely, if the offered certificates are purchased at a discount and principal distributions  occur at a rate slower than that  anticipated  at the time of  purchase,  the investor's actual yield to maturity will be lower than that originally assumed.

      The  rate  and  timing  of  distributions   allocable  to  principal  on  the  offered
certificates  will  depend,  in  general,  on the  rate and  timing  of  principal  payments
(including  prepayments and collections upon defaults,  liquidations and repurchases) on the mortgage  loans in the  related  loan  group or groups  and the  allocation  thereof  to pay principal on these  certificates as provided in this prospectus  supplement.  As is the case with mortgage pass-through  certificates generally,  the offered certificates are subject to substantial  inherent cash-flow  uncertainties  because the mortgage loans may be prepaid at any time. However,  with respect to approximately  25.34% and 21.46% of the Group I mortgage loans and Group II mortgage loans, respectively,  a prepayment within six or seven months or one,  two, two and a half,  three or five years of its  origination  may subject the related mortgagor  to a  prepayment  charge,  which  may act as a  deterrent  to  prepayment  of the mortgage loan. See "Description of the Mortgage Loans" in this prospectus supplement.

      Generally,  when  prevailing  interest  rates  are  increasing,  prepayment  rates  on mortgage loans tend to decrease.  A decrease in the  prepayment  rates on the mortgage loans will  result  in a  reduced  rate  of  return  of  principal  to  investors  in the  offered certificates at a time when reinvestment at higher prevailing rates would be desirable.

      Conversely,  when  prevailing  interest  rates  are  declining,  prepayment  rates  on mortgage loans tend to increase.  An increase in the prepayment  rates on the mortgage loans will  result  in a  greater  rate  of  return  of  principal  to  investors  in the  offered certificates at time when reinvestment at comparable yields may not be possible.

      During at least the first three years after the  closing  date,  the entire  amount of prepayments  of principal with respect to the mortgage loans will be allocated to the senior certificates,  as described in this prospectus supplement,  unless the certificate principal balance of the  senior  certificates  has been  reduced to zero.  This will  accelerate  the amortization of the senior  certificates in each certificate  group as a whole while, in the absence of losses in respect of the  mortgage  loans in the related  loan group,  increasing the  percentage  interest in the  principal  balance of the mortgage  loans the  subordinate certificates evidence.

      For further information  regarding the effect of principal prepayments on the weighted average lives of the offered  certificates,  see "Yield and  Prepayment  Considerations"  in
this  prospectus  supplement,  including the tables entitled  "Percent of Initial  Principal
Amount Outstanding" in this prospectus supplement.

      A Transfer of Servicing  May Result in an Increased  Risk of  Delinquency  and Loss on
the Mortgage Loans.

      The primary  servicing for certain of the mortgage loans will be transferred to EMC on or before  August 1, 2004.  Investors  should  note,  however,  that when the  servicing  of mortgage loans is transferred,  there is generally a rise in  delinquencies  associated with such transfer.  Such increase in  delinquencies  may result in losses,  which, to the extent they are not absorbed by credit enhancement,  will cause losses or shortfalls to be incurred by the holders of the offered certificates.  In addition,  any higher default rate resulting from such transfer may result in an acceleration of prepayments on those mortgage loans.

      The Subordinate Certificates Have a Greater Risk of Loss than the Senior Certificates.

      When certain classes of certificates  provide credit  enhancement for other classes of certificates  it  is  sometimes  referred  to  as  "subordination."  For  purposes  of  this prospectus supplement, "subordinated classes" means:

o     with respect to the senior  certificates:  the Class M-1, the Class M-2, the Class B-1 and the Class B-2 certificates and any overcollateralization;

o     with  respect  to the Class M-1  certificates:  the Class  M-2,  the Class B-1 and the
            Class B-2 certificates and any overcollateralization;

o     with respect to the Class M-2  certificates:  the Class B-1 and Class B-2 certificates and any overcollateralization;

o     with  respect  to the Class B-1  certificates:  the  Class  B-2  certificates  and any overcollateralization; and

o     with respect to the Class B-2 certificates: any overcollateralization.

      Credit  enhancement for the certificates will be provided,  first, by the right of the holders of the senior  certificates  to receive  certain  payments of interest and principal prior to the subordinated  classes and, second,  by the allocation of realized losses to the subordinated  classes.  This form of credit  enhancement  uses  collections  on the mortgage loans  otherwise  payable to the holders of the related  subordinate  classes to pay amounts due on the more senior  classes.  Such  collections  are the sole source of funds from which such credit  enhancement  is provided.  Realized  losses in excess of any  available  excess spread and any current  overcollateralization are allocated to the subordinate certificates, beginning  with the Class B-2  certificates,  until the  principal  amount of that class has been reduced to zero.  Accordingly,  if the aggregate  principal  balance of a  subordinated class were to be reduced to zero,  delinquencies  and defaults on the  mortgage  loans would reduce the amount of funds available for monthly  distributions  to holders of the remaining subordinated  class or classes of certificates  and, if the aggregate  principal  balance of all the subordinated  classes were to be reduced to zero,  delinquencies and defaults on the mortgage  loans would  reduce the amount of funds  available  for monthly  distributions  to holders of the senior  certificates.  You should fully  consider the risks of investing in a subordinated  certificate,  including  the risk that you may not fully  recover your initial investment as a result of realized  losses.  See  "Description of the  Certificates" in this prospectus supplement.

      The weighted  average  lives of, and the yields to maturity  on, the Class M-1,  Class
M-2, Class B-1 and Class B-2  certificates  will be  progressively  more sensitive,  in that order,  to the rate and timing of mortgagor  defaults and the severity of ensuing  losses on the  mortgage  loans.  If the actual rate and  severity of losses on the  mortgage  loans is higher than those assumed by an investor in such certificates,  the actual yield to maturity of such  certificates  may be lower than the yield  anticipated by such holder based on such assumption.  The  timing of losses on the  mortgage  loans  will also  affect an  investor's actual yield to maturity,  even if the rate of defaults and severity of losses over the life of the mortgage  loans are  consistent  with an  investor's  expectations.  In general,  the earlier a loss occurs,  the greater the effect on an investor's yield to maturity.  Realized losses on the mortgage loans, to the extent they exceed the amount of  overcollateralization following  distributions  of principal  on the related  distribution  date,  will reduce the certificate  principal  balances  of the  Class  B-2,  Class  B-1,  Class  M-2 and Class M-1
certificates,  in that order. As a result of such  reductions,  less interest will accrue on such class of subordinate  certificates  than would  otherwise be the case.  Once a realized loss is allocated to a  subordinated  certificate,  no interest will be  distributable  with respect to such written down amount.  However,  the amount of any realized losses  allocated to  the  subordinate  certificates  may be  reimbursed  to the  holders  of the  subordinate
certificates   according   to  the   priorities   set  forth  under   "Description   of  the
Certificates-Distributions on the Certificates" in this prospectus supplement.

      Unless  the  certificate  principal  balances  of the  senior  certificates  have been reduced  to zero,  the  subordinate  certificates  will  not be  entitled  to any  principal distributions  until at least the  distribution  date occurring in August 2007 or during any period in which  delinquencies  or losses on the mortgage loans exceed certain levels.  As a result, the weighted average life of the subordinate  certificates will be longer than would otherwise  be the  case if  distributions  of  principal  were  allocated  among  all of the certificates  at the same time.  As a result of the  longer  weighted  average  lives of the subordinate certificates,  the holders of such certificates have a greater risk of suffering a loss on their  investments.  Furthermore,  because such certificates might not receive any principal if certain  delinquency  levels  occur,  it is possible for such  certificates  to receive no principal distributions even if no losses have occurred on the mortgage pool.

      In addition,  the multiple class structure of the subordinate  certificates causes the yield of such classes to be particularly  sensitive to changes in the rates of prepayment of the mortgage loans.  Because  distributions of principal will be made to the holders of such certificates according to the priorities described in this prospectus supplement,  the yield to maturity on such classes of certificates  will be sensitive to the rates of prepayment on the  mortgage  loans  experienced  both  before  and after  the  commencement  of  principal distributions  on such classes.  The yield to maturity on such classes of certificates  will also be extremely  sensitive to losses due to defaults on the mortgage  loans and the timing thereof, to the extent such losses are not covered by overcollateralization,  excess spread, or a class of subordinated  certificates  with a lower payment  priority.  Furthermore,  the timing  of  receipt  of  principal  and  interest  by the  subordinate  certificates  may be adversely  affected by losses even if such classes of  certificates  do not ultimately  bear such loss.

      Credit   Enhancement   May  be   Inadequate   to   Cover   Losses   and/or   to  Build
Overcollateralization

      The  mortgage  loans are  expected to  generate  more  interest  than is needed to pay interest on the related  offered  certificates  because we expect the  weighted  average net interest  rate on the  mortgage  loans to be higher than the weighted  average  pass-through rate on the related  certificates.  If the mortgage  loans  generate  more  interest than is needed to pay interest on the related  offered  certificates  and trust fund expenses,  such
"excess  spread"  will  be  used  to  make  additional  principal  payments  on the  offered certificates,  which will reduce the total  principal  balance of the  offered  certificates
below  the  aggregate   principal   balance  of  the  mortgage   loans,   thereby   creating
"overcollateralization."  Overcollateralization is intended to provide limited protection to certificateholders  by absorbing the certificate's  share of losses from liquidated mortgage loans.  However,  we cannot  assure you that enough  excess  spread will be generated on the mortgage loans to establish or maintain the required level of overcollateralization.  On the closing date,  the required  level of  overcollateralization  will be met. If the protection afforded by overcollateralization is insufficient,  then you could experience a loss on your investment.

      The excess spread  available on any  distribution  date will be affected by the actual amount of interest  received,  advanced or recovered in respect of the mortgage loans during the preceding  month.  Such amount may be  influenced by changes in the weighted  average of the mortgage rates  resulting from  prepayments,  defaults and  liquidations of the mortgage loans.

      The  overcollateralization  provisions,  whenever  overcollateralization is at a level below the  required  level,  are  intended  to result in an  accelerated  rate of  principal
distributions  to  holders  of  the  classes  of  offered   certificates  then  entitled  to
distributions  of  principal.  An earlier  return of principal to the holders of the offered certificates  as a result of the  overcollateralization  provisions will influence the yield on  the  offered  certificates  in a  manner  similar  to  the  manner  in  which  principal prepayments  on  the  mortgage  loans  will  influence  the  yield  on the  related  offered certificates.

      The Net Rate Cap May Reduce the Yields on the Offered Certificates.

      The pass-through rates on the offered  certificates are each subject to a net rate cap equal  to the  weighted  average  of the net  mortgage  rates on the  mortgage  loans in the related loan group,  or in the case of the  subordinate  certificates,  subject to a net cap rate  equal to the  weighted  average  of the net rates of the  mortgage  loans in each loan group,  weighted in  proportion  to the related  results of  subtracting  from the aggregate principal  balance of each of the loan  groups,  the  certificate  principal  balance of the related  class or classes of senior  certificates,  and as  adjusted  to an  effective  rate reflecting the accrual of interest on an actual/360  basis,  as described in this prospectus supplement.  If on any  distribution  date the  pass-through  rate  for a class  of  offered certificates  is limited  to the  applicable  net rate cap,  the  holders of the  applicable certificates  will  receive a smaller  amount of interest  than they would have  received on that  distribution  date had the pass-through  rate for that class not been calculated based on the  applicable net rate cap. The holders of those  certificates  will not be entitled to recover  any  resulting  shortfall  in interest  on that  distribution  date or on any other distribution  date except to the extent of excess cashflow  available for that purpose or to the extent of available  amounts  received from the cap  contracts.  If mortgage  loans with relatively  higher  mortgage  rates  prepay or default,  the  applicable  net rate cap would result in lower interest than otherwise would be the case.

      The Offered  Certificates  May Not Always Receive  Interest  Based on One-Month  LIBOR
Plus the Related Margin.

      The offered  certificates may not always receive interest at a rate equal to One-Month
LIBOR plus the related  margin.  If the applicable net rate cap on the Class I-A, Class II-A and the  subordinate  certificates  is less than the lesser of (a) One-Month  LIBOR plus the related  margin and (b) the 11.50% cap, the interest rate on the related  certificates  will be  reduced  to the net rate  cap.  Thus,  the  yield to  investors  in such  class  will be sensitive both to  fluctuations  in the level of One-Month  LIBOR and to the adverse effects of the  application  of the net rate cap. The  prepayment or default of mortgage  loans with relatively higher net mortgage rates,  particularly  during a period of increased  One-Month
LIBOR rates,  may result in the applicable net rate cap being lower than otherwise  would be the case.  If on any  distribution  date the  application  of the net rate cap results in an interest  payment lower than One-Month LIBOR plus the related margin on the applicable class of  certificates  during the related  interest  accrual  period,  the value of such class of certificates may be temporarily or permanently reduced.

      To the extent  interest on the offered  certificates  is limited to the applicable net rate cap, the  difference  between such net rate cap and the lesser of (a)  One-Month  LIBOR plus the related margin and (b) the 11.50% cap will create a shortfall.  This shortfall will be covered to the extent of excess cash flow  available  for that  purpose and to the extent of available  payments  under the cap contracts.  However,  payments under the cap contracts are based on the lesser of the actual certificate  principal balance of the related class of certificates  and the  assumed  principal  amount  of such  certificates  based  on  certain prepayment  assumptions  regarding the mortgage  loans.  If the mortgage loans do not prepay according to those assumptions,  it may result in the cap contracts  providing  insufficient funds to cover such shortfalls.  In addition,  each cap contract provides for payment of the excess of  One-Month  LIBOR over a  specified  per annum  rate,  which also may not  provide sufficient  funds to cover such  shortfalls.  Such shortfalls may remain unpaid on the final distribution date, including the optional termination date.

      In addition,  although the Class I-A, Class II-A and the subordinate  certificates are entitled to payments  under the cap contracts  during periods of increased  One-Month  LIBOR rates,  the  counterparty  thereunder  will only be  obligated to make such  payments  under certain circumstances.

      To the  extent  that  payments  on the  Class  I-A,  Class  II-A  and the  subordinate certificates depend in part on payments to be received under the cap contracts,  the ability of the trust to make  payments  on those  classes  of  certificates  will be  subject to the credit risk of Bear Stearns Financial Products Inc.

      The cap contracts  terminate in accordance  with their terms on the dates set forth in the related cap contract.  This date was selected  based on certain  prepayment  assumptions regarding the mortgage  loans and that the optional  termination  right becomes  exercisable and is exercisable at that time.  These  prepayment  assumptions  were used to determine the projected  principal  balance  of  the  applicable  class  of  certificates  under  the  cap contracts.  If  prepayments on such mortgage loans occur at rates that are slower than those assumptions,  or even if such mortgage loans prepay according to those  assumptions,  if the optional  termination right is not exercised,  the cap contracts will terminate prior to the repayment in full of the related  classes of  certificates.  See "The Cap Contracts" in this prospectus supplement.

      The Securities Are Not Suitable Investments for All Investors.

      The certificates  are complex  investments that are not appropriate for all investors.
The  interaction of the factors  described above is difficult to analyze and may change from time to time while the certificates  are  outstanding.  It is impossible to predict with any certainty the amount or timing of  distributions on the certificates or the likely return on an investment in any such securities.  As a result,  only  sophisticated  investors with the resources to analyze the potential  risks and rewards of an  investment in the  certificates should consider such an investment.

      Statutory and Judicial  Limitations  on  Foreclosure  Procedures May Delay Recovery in
Respect of the  Mortgaged  Property  and,  in Some  Instances,  Limit the Amount that May Be
Recovered by the  Foreclosing  Lender,  Resulting in Losses on the Mortgage Loans That Might
be Allocated to the Offered Certificates.

      Foreclosure  procedures  may  vary  from  state  to  state.  Two  primary  methods  of foreclosing a mortgage  instrument are judicial  foreclosure,  involving court  proceedings, and  non-judicial  foreclosure  pursuant  to  a  power  of  sale  granted  in  the  mortgage instrument.  A  foreclosure  action is subject to most of the delays and  expenses  of other lawsuits if defenses are raised or counterclaims  are asserted.  Delays may also result from difficulties in locating necessary defendants.  Non-judicial  foreclosures may be subject to delays  resulting from state laws mandating the recording of notice of default and notice of sale and,  in some  states,  notice to any party  having an  interest  of record in the real property, including junior lienholders.  Some states have adopted "anti-deficiency" statutes that  limit  the  ability  of a lender  to  collect  the full  amount  owed on a loan if the property  sells at  foreclosure  for less than the full amount  owed.  In  addition,  United
States courts have traditionally  imposed general equitable principles to limit the remedies available  to lenders in  foreclosure  actions  that are  perceived by the court as harsh or unfair.  The effect of these statutes and judicial  principles may be to delay and/or reduce distributions  in respect  of the  offered  certificates.  See  "Legal  Aspects of  Mortgage
Loans-Foreclosure on Mortgages and Some Contracts" in the prospectus.

      The Value of the Mortgage  Loans May Be Affected By, Among Other Things,  a Decline in
Real Estate Values, Which May Result in Losses on the Offered Certificates.

      No assurance  can be given that values of the  mortgaged  properties  have remained or will remain at their levels on the dates of origination of the related  mortgage  loans.  If the residential  real estate market should  experience an overall decline in property values so that the outstanding  balances of the mortgage loans, and any secondary  financing on the mortgaged properties,  in the mortgage pool become equal to or greater than the value of the mortgaged  properties,  the actual rates of delinquencies,  foreclosures and losses could be higher than those now generally  experienced in the mortgage lending industry. In some areas of the United  States,  real estate values have risen at a greater rate in recent years than
in  the  past.  In  particular,   mortgage  loans  with  high  principal  balances  or  high loan-to-value  ratios will be affected  by any  decline in real estate  values.  Real estate values in any area of the country may be affected by several factors,  including  population trends,  mortgage interest rates, and the economic  well-being of that area. Any decrease in the  value of the  mortgage  loans  may  result in the  allocation  of losses  which are not covered by credit enhancement to the offered certificates.

      The Ratings on the Offered  Certificates are Not a Recommendation to Buy, Sell or Hold
the Offered  Certificates  and are Subject to Withdrawal  at any Time,  Which May Affect the
Liquidity or the Market Value of the Offered Certificates.

      It is a  condition  to the  issuance of the  offered  certificates  that each class of offered  certificates  be rated in the  categories  shown  on page  S-11 of this  prospectus supplement.  A security rating is not a  recommendation  to buy, sell or hold securities and may be subject to revision or  withdrawal  at any time.  No person is  obligated to maintain the rating on any offered certificate, and, accordingly,  there can be no assurance that the ratings  assigned to any offered  certificate on the date on which the offered  certificates are  initially  issued  will not be  lowered  or  withdrawn  by a rating  agency at any time thereafter.  In the event any rating is revised or  withdrawn,  the  liquidity or the market value of the related offered  certificates may be adversely affected.  See "Ratings" in this prospectus supplement and in the prospectus.

      The  Mortgage  Loans May Have  Limited  Recourse  to the Related  Borrower,  Which May
Result in Losses with Respect to These Mortgage Loans.

      Some or all of the  mortgage  loans  included  in the trust fund will be  non-recourse loans or loans for which recourse may be restricted or  unenforceable.  As to those mortgage loans,  recourse in the event of  mortgagor  default  will be limited to the  specific  real property and other assets,  if any, that were pledged to secure the mortgage loan.  However, even with respect to those  mortgage  loans that provide for recourse  against the mortgagor and its  assets  generally,  there can be no  assurance  that  enforcement  of the  recourse provisions  will  be  practicable,  or  that  the  other  assets  of the  mortgagor  will be sufficient  to permit a recovery  in respect of a defaulted  mortgage  loan in excess of the liquidation  value of the related  mortgaged  property.  Any risks  associated with mortgage loans  with no or  limited  recourse  may  affect  the  yield  to  maturity  of the  offered certificates  to the extent  losses  caused by these  risks  which are not covered by credit enhancement are allocated to the offered certificates.

      The Mortgage Loans May Have Environmental  Risks, Which May Result in Increased Losses
with Respect to These Mortgage Loans.

      To the extent that  servicers  or the master  servicer  (in its  capacity as successor servicer)  for a  mortgage  loan  acquires  title to any  related  mortgaged  property  with contaminated  with or affected by hazardous wastes or hazardous  substances,  these mortgage loans may  incur  losses.  See  "Servicing  of  Mortgage  Loans-Realization  Upon or Sale of
Defaulted  Mortgage Loans" and "Legal Aspects of Mortgage  Loans-Environmental  Legislation"
in the prospectus.  To the extent these environmental risks result in losses on the mortgage loans,  the yield to  maturity  of the  offered  certificates,  to the extent not covered by credit enhancement, may be affected.

      Violation  of  Various  Federal,  State  and  Local  Laws May  Result in Losses on the
Mortgage Loans.

      Applicable state and local laws generally  regulate  interest rates and other charges, require specific  disclosure,  and require licensing of the originator.  In addition,  other state and local  laws,  public  policy and  general  principles  of equity  relating  to the protection of consumers,  unfair and deceptive  practices and debt collection  practices may apply to the  origination,  servicing  and  collection of the mortgage  loans.  The mortgage loans are also subject to various federal laws.

      Depending  on the  provisions  of the  applicable  law  and  the  specific  facts  and circumstances  involved,  violations of these federal or state laws, policies and principles may limit the  ability of the trust to collect all or part of the  principal  of or interest on the mortgage loans, may entitle the borrower to a refund of amounts  previously paid and, in addition, could subject the trust to damages and administrative  enforcement.  See "Legal
Aspects of  Mortgage Loans" in the prospectus.

      On the closing date,  the mortgage loan seller will  represent that each mortgage loan at the time it was made  complied in all  material  respects  with all  applicable  laws and regulations,  including, without limitation, usury, equal credit opportunity, disclosure and recording  laws and all predatory  lending laws; and each mortgage loan has been serviced in all material  respects in accordance  with all applicable laws and  regulations,  including, without limitation,  usury, equal credit opportunity,  disclosure and recording laws and all predatory  lending laws and the terms of the related  mortgage  note, the mortgage and other loan documents.  In the event of a breach of this  representation,  the mortgage loan seller will be obligated to cure the breach or repurchase or replace the affected  mortgage loan in the manner described in the prospectus.

      The Return on the  Offered  Certificates  Could be Reduced  by  Shortfalls  Due to The
Application of the Servicemembers' Civil Relief Act and Similar State Laws.

      The  Servicemembers'  Civil Relief Act,  formerly  known as the Soldiers' and Sailors'
Civil  Relief  Act of 1940,  or  Relief  Act,  and  similar  state  laws  provide  relief to mortgagors  who enter active  military  service and to mortgagors in reserve  status who are called to active  military  service  after the  origination  of their  mortgage  loans.  The military  operations by the United States in Iraq and  Afghanistan has caused an increase in the number of citizens in active  military  duty,  including  those  citizens  previously in reserve  status.  Under the Relief Act the interest  rate  applicable to a mortgage loan for which the related  mortgagor is called to active  military  service will be reduced from the percentage  stated in the related  mortgage note to 6.00%.  This interest rate reduction and any  reduction  provided  under  similar  state laws will  result in an  interest  shortfall because  neither the master  servicer nor the related  servicer  will be able to collect the amount of interest  which  otherwise  would be payable with respect to such mortgage loan if the Relief Act or similar state law was not applicable  thereto.  This shortfall will not be paid by the mortgagor on future due dates or advanced by the master  servicer or the related servicer  and,  therefore,  will  reduce  the  amount  available  to  pay  interest  to  the certificateholders on subsequent  distribution dates. We do not know how many mortgage loans in the mortgage  pool have been or may be affected by the  application  of the Relief Act or similar  state law. In addition,  the Relief Act imposes  limitations  that would impair the ability of the master  servicer or servicer to foreclose on an affected  single  family loan during the mortgagor's period of active duty status, and, under some  circumstances,  during an  additional  three month  period  thereafter.  Thus,  in the event that the Relief Act or similar  legislation  or  regulations  applies to any mortgage loan which goes into default, there may be delays in payment and losses on the certificates in connection  therewith.  Any other  interest  shortfalls,  deferrals or  forgiveness  of payments on the  mortgage  loans resulting  from  similar  legislation  or  regulations  may result in delays in  payments or losses to holders of the offered certificates.

                             DESCRIPTION OF THE MORTGAGE LOANS

      All of the  mortgage  loans will be acquired by the  Depositor on the date of issuance of the  certificates  from the Seller,  an affiliate of the Depositor  and the  Underwriter, pursuant to the Mortgage Loan Purchase  Agreement.  The Seller  acquired the mortgage  loans from various originators pursuant to various purchase agreements or similar agreements.

      The  mortgage  pool  will  consist  of  approximately  2,659  mortgage  loans  with an approximate  aggregate unpaid principal balance as of the Cut-off Date of $812,377,915.  The mortgage  loans have been  divided  into two groups,  Loan Group I and Loan Group II, each a
Loan Group,  designated as the Group I mortgage loans and the Group II mortgage  loans.  The mortgage  pool  consists of mortgage  loans which are first lien  adjustable-rate  mortgages secured  by one- to  four-family  residences  and  individual  condominium  units and having original  terms to  maturity of 30 years or less.  The  principal  balance of each  mortgage loan will not exceed the limits  established by Freddie Mac in connection with Freddie Mac's mortgage loan purchase program.

      The mortgage  loans are being serviced as described  below under "The Master  Servicer and the  Servicers."  The mortgage loans were  originated in accordance  with the guidelines described in "Mortgage Loan Origination" below.

      Unless  otherwise  indicated,  all percentages of the mortgage loans described in this prospectus supplement are approximate  percentages of the aggregate unpaid principal balance of the mortgage  loans as of the Cut-off Date.  The  paragraphs  and the tables set forth in
Schedule A set forth additional information with respect to the mortgage pool.(1)

      For any  distribution  date, the Due Date for a mortgage loan will be the date in each month on which its  monthly  payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following  month or such other date specified in the applicable Servicing Agreement.

      Any mortgage loan may be prepaid in full or in part at any time.  However,  certain of the mortgage loans  provided at origination  for the payment by the borrower of a prepayment charge on voluntary  prepayments  typically made up to the first five years from the date of execution of the related  mortgage  note. The holders of the Class XP  Certificates  will be entitled to the prepayment  charges  received on the mortgage loans.  No prepayment  charges will be available for  distribution  on the other classes of  Certificates.  There can be no assurance that the prepayment charges will have any effect on the prepayment  performance of the mortgage loans.

      After an initial  fixed-rate  period,  except with respect to approximately  5.61% and
5.49%  of the  Group I and  Group  II  mortgage  loans,  respectively,  which do not have an initial  fixed-rate  period,  the interest rate borne by the mortgage loans will be adjusted based on various  indices.  The mortgage  loans will be adjusted  monthly based on One-Month
LIBOR or semi-annually  based on Six-Month LIBOR, to equal the related index, or Index, plus
(or minus) a fixed  percentage  set forth in or  computed  in  accordance  with the  related mortgage  note,  or Gross  Margin,  generally  subject  to  rounding  and to  certain  other limitations  (including  generally a maximum  lifetime  mortgage rate and in certain cases a minimum lifetime mortgage rate and in certain cases a maximum upward or downward  adjustment on each adjustment date as specified in the related mortgage note.

      For  any  mortgage  loan,  the  Loan-to-Value   Ratio  is  the  principal  balance  at
origination  divided by the lesser of (i) the sales  price and (ii) the  original  appraised value of the related mortgaged  property,  except in the case of a refinanced mortgage loan, in which case the appraised  value is used.  The mortgage loans with  Loan-to-Value  Ratios, at origination  exceeding 80% are covered by Primary  Insurance  Policies (as defined in the prospectus),  except in the case of 0.68%  and  0.24% of the  Group I and Group II  mortgage loans,  respectively.  See "Description of Primary  Mortgage  Insurance,  Hazard  Insurance;
Claims Thereunder-Primary Mortgage Insurance Policies" in the prospectus.

--------
1  The  description  herein  and in  Schedule A hereof of the  Mortgage  Loans is based upon estimates of the  composition  thereof as of the Cut-off Date, as adjusted to reflect the
   Scheduled  Principal  Balances  as of the  Cut-off  Date.  Prior to the  issuance  of the
   Certificates,  Mortgage  Loans may be  removed as a result of (i)  principal  prepayments thereof  in full  prior to July 1,  2004,  (ii)  requirements  of Moody's or S&P or (iii)
   delinquencies  or otherwise.  In any such event,  other mortgage loans may be included in the Trust. SAMI II believes that the estimated  information set forth herein with respect to the Mortgage Loans as presently  constituted is representative of the  characteristics thereof at the time the Certificates are issued,  although certain characteristics of the
   Mortgage Loans may vary.

            Special Characteristics of the Mortgage Loans

      Interest Only Loans.  Approximately  0.46%,  26.11%,  23.36%,  1.28% and 28.88% of the
Group I mortgage loans will receive interest only for the first two, three,  five, seven and ten years,  respectively,  and  thereafter  will  receive  interest  and  principal to fully amortize the mortgage loan over the remaining term.  Approximately  2.40%,  48.22%,  22.50%,
0.13% and 8.37% of the Group II  mortgage  loans will  receive  interest  only for the first two, three,  five,  seven or ten years,  respectively,  and thereafter will receive interest and principal to fully amortize the mortgage loan over the remaining term.

      Assumable  Mortgage  Loans.  Approximately  10.19% and 56.14% of the Group I and Group
II mortgage loans,  respectively,  are assumable in accordance with the terms of the related mortgage note. See "Yield and Prepayment  Considerations" in this prospectus  supplement and
"Maturity and Prepayment Considerations" in the prospectus.

      Approximately  0.11% of the Group I  mortgage  loans  and none of the  other  mortgage loans are covered by a lender-paid  primary mortgage  insurance policy. The weighted average
Lender-Paid  PMI Rate for the Group I mortgage  loans  which are  covered  by a  lender-paid primary mortgage insurance policy is approximately 0.501%.

            Index on the Mortgage Loans

      Six-Month  LIBOR.  Approximately  57.99%  and  97.53%  of the  Group  I and  Group  II
mortgage  loans,  respectively,  and  approximately  67.15%  of the  mortgage  loans  in the aggregate,  will adjust  semi-annually  based on Six-Month LIBOR.  Six-Month LIBOR will be a per  annum  rate  equal to the  average  of  interbank  offered  rates  for  six-month  U.S.
dollar-denominated  deposits  in the London  market  based on  quotations  of major banks as published  in The  Wall  Street  Journal  and are  most  recently  available  as of the time specified in the related mortgage note.

      The  following  does not purport to be  representative  of future  levels of Six-Month
LIBOR . No assurance can be given as to the level of Six-Month  LIBOR on any adjustment date or during the life of any mortgage loan with an Index of Six-Month LIBOR.

                                          Six-Month LIBOR
Date                    1998     1999    2000     2001    2002    2003     2004
January 1..........     5.84%    5.07%   6.13%    6.20%   2.03%   1.38%    1.22%
February 1.........     5.63     4.97    6.29     5.26    2.08    1.35     1.21
March 1............     5.70     5.13    6.33     4.91    2.04    1.34     1.17
April 1............     5.75     5.06    6.53     4.71    2.36    1.23     1.16
May 1..............     5.81     5.04    6.73     4.30    2.12    1.29     1.38
June 1.............     5.75     5.25    7.11     3.98    2.08    1.21     1.60
July 1.............     5.78     5.65    7.00     3.91    1.95    1.12
August 1...........     5.75     5.71    6.89     3.69    1.87    1.21
September 1........     5.59     5.92    6.83     3.45    1.80    1.20
October 1..........     5.25     5.96    6.76     2.52    1.71    1.18
November 1.........     4.98     6.12    6.72     2.15    1.60    1.23
December 1.........     5.15     6.06    6.64     2.03    1.47    1.27

      One-Year  LIBOR.  Approximately  39.40% and 0.14% of the Group I and Group II mortgage loans,  respectively,  and approximately 30.30% of the mortgage loans in the aggregate, will adjust  annually based on One-Year  LIBOR.  One-Year LIBOR will be a per annum rate equal to the average of interbank offered rates for one-year U.S.  dollar-denominated deposits in the
London  market based on  quotations  of major banks as published in The Wall Street  Journal and are most recently available as of the time specified in the related mortgage note.

      The  following  does not  purport to be  representative  of future  levels of One-Year
LIBOR.  No assurance can be given as to the level of One-Year LIBOR on any  adjustment  date or during the life of any mortgage loan with an Index of One-Year LIBOR.

                                           One-Year LIBOR
Date                       1999     2000     2001     2002     2003      2004
January 1..............    5.06%    6.75%    5.17%    2.49%    1.45%     1.48%
February 1.............    5.40     6.76     4.88     2.43     1.38      1.37
March 1................    5.25     6.94     4.67     3.00     1.28      1.35
April 1................    5.23     7.10     4.44     2.63     1.36      1.81
May 1..................    5.56     7.50     4.24     2.59     1.21      2.08
June 1.................    5.84     7.18     4.18     2.28     1.19      2.11
July 1.................    5.89     7.08     3.82     2.09     1.16
August 1...............    6.06     6.97     3.56     1.90     1.44
September 1............    6.04     6.80     2.64     1.73     1.45
October 1..............    6.25     6.73     2.27     1.64     1.24
November 1.............    6.27     6.56     2.39     1.73     1.48
December 1.............    6.50     6.00     2.44     1.45     1.60

      One-Year U.S. Treasury.  With respect to approximately  0.50% and 0.91% of the Group I and Group II mortgage loans, respectively,  and approximately 0.60% of the mortgage loans in the  aggregate,  the  Index  will be  based on the  weekly  average  yield on U.S.  Treasury securities  adjusted to a constant  maturity  of one year,  or One-Year  U.S.  Treasury,  as reported by the Federal Reserve Board in statistical Release No. H.15(519),  or the Release, as most recently  available as of the date forty-five days,  thirty-five days or thirty days prior to the adjustment  date or on the adjustment  date as published in the place specified in the related  mortgage note and as made  available as of the date specified in the related mortgage  note.  In the  event  that the Index  specified  in a  mortgage  note is no longer available,  an index  reasonably  acceptable  to the  Trustee  that is  based on  comparable information  will be selected by the Master  Servicer,  to the extent that it is permissible under the terms of the related mortgage note and mortgage.

      One-Month  LIBOR.  Approximately  2.11% and 1.42% of the Group I and Group II mortgage loans,  respectively,  and approximately 1.95% of the mortgage loans in the aggregate,  will adjust monthly based on One-Month  LIBOR.  One-Month LIBOR will be a per annum rate equal to the average of interbank  offered rates for one-month  U.S.  dollar-denominated  deposits in the London  market  based on  quotations  of major  banks as  published  in The Wall  Street
Journal and are most  recently  available as of the time  specified in the related  mortgage note.

                     THE MASTER SERVICER AND THE SERVICERS

      General

      Wells Fargo Bank, National  Association,  or Wells Fargo or the Master Servicer,  will act as the Master  Servicer of the  mortgage  loans  pursuant  to the Pooling and  Servicing
Agreement,  dated as of July 1, 2004, or the Agreement, among the Depositor, EMC, the Master
Servicer, the Securities Administrator and the Trustee.

      Primary  servicing  of the  mortgage  loans will be provided  for in  accordance  with various sale and servicing agreements or similar agreements,  or Servicing Agreements,  each of which will be assigned to the Trust  pursuant to the  Agreement  and various  Assignment,
Assumption and Recognition  Agreements  among the related  Servicer,  EMC and the Trustee on behalf of the  Certificateholders;  provided,  however,  that EMC will  retain  the right to enforce  the  representations  and  warranties  made by the  Servicers  with  respect to the related  mortgage loans against them. The Servicers will be responsible for the servicing of the mortgage loans covered by the related Servicing Agreement,  and the Master Servicer will be  required to monitor  their  performance.  In the event of a default by a Servicer  under the  related  Servicing  Agreement,  the Master  Servicer  will be  required  to enforce any remedies  against the Servicer,  and shall either find a successor  Servicer or shall assume the  primary  servicing  obligations  for the  related  mortgage  loans  itself.  Under some circumstances,  expenses  incurred  by the Master  Servicer in  connection  with a servicing transfer may be reimbursed from the Trust.

      The information set forth in the following  paragraphs with respect to Wells Fargo and the Servicers has been provided by the respective party. None of the Depositor,  the Seller, the Securities  Administrator,  the  Underwriter,  the Trustee,  or any of their  respective affiliates have made or will make any  representation  as to the accuracy or completeness of such information, other than the Seller as to itself.

The Master Servicer

      Wells  Fargo is a national  banking  association,  with its master  servicing  offices located at 9062 Old Annapolis Road, Columbia,  Maryland 21045. Wells Fargo is engaged in the business of master servicing single family residential  mortgage loans secured by properties located in all 50 states and the District of Columbia.

The Servicers

      EMC, Countrywide Servicing,  GreenPoint,  Waterfield and four other servicers, none of which  will  service  more than 10% of the  mortgage  loans in the  aggregate,  collectively referred to as the Servicers,  will service the related  mortgage  loans in accordance  with the  related  Servicing  Agreements,  each of which  will be  assigned  to the  Trust on the
Closing Date.

      The following  table shows the  percentage of the mortgage  loans which are or will be serviced by the various Servicers.
                                 Percentage of
            Name of Servicer     Mortgage Loans
          EMC                        30.17%
          Countrywide                18.60%
          Servicing
          GreenPoint                 28.74%
          Waterfield                 15.23%
          Others                     7.26%

--------------------------------------------------------------------------------------------
      The  information  set forth below in this section  describes the Servicers  which will service more than 10% of the mortgage loans in the aggregate.

EMC

      The  information  set  forth in the  following  paragraphs  has been  provided  by EMC
Mortgage  Company,  or EMC. None of the Depositor,  the Trustee,  the Master  Servicer,  the
Securities  Administrator,  the Underwriter or any of their respective  affiliates have made or will make any representation as to the accuracy or completeness of such information.

      EMC, a wholly owned subsidiary of The Bear Stearns  Companies Inc., was established as a full line mortgage  banking company to facilitate the purchase and servicing of whole loan portfolios  containing  various levels of quality from "investment grade" to varying degrees of  "non  investment  grade"  up to and  including  mortgaged  properties  acquired  through foreclosure or deed in lieu of  foreclosure.  EMC was  incorporated in the State of Delaware on September 26, 1990 and commenced operation in Texas on October 9, 1990.

      The principal  business of EMC has been the resolution of non  performing  residential mortgage loan portfolios acquired from Resolution Trust Corporation,  from private investors and from the Department of Housing and Urban  Development  through its auctions of defaulted
Federal Housing Authority  mortgage loans.  EMC's servicing  portfolio consists primarily of two categories:

o     performing  investment  quality loans serviced for EMC's own account or the account of
            Fannie  Mae,   Freddie  Mac,   private   mortgage   conduits  and  various
            institutional investors; and

o     non investment  grade,  sub performing  loans, non performing loans and REO properties serviced  for  EMC's own  account  and for the  account  of  investors  in securitized performing and non performing collateral transactions.

      EMC's  operations  resemble  those of most  mortgage  banking  companies,  except that significant  emphasis is placed on the collection and due diligence areas, due to the nature of  the  mortgage  portfolios  purchased.  As  of  February  29,  2004,  EMC  was  servicing approximately $15.6 billion of mortgage loans and REO property.

Delinquency and Foreclosure Experience of EMC

      The following table sets forth the delinquency and foreclosure  experience of mortgage loans  serviced by EMC as of the dates  indicated.  EMC's  portfolio  of mortgage  loans may differ  significantly  from  the  mortgage  loans  backing  the  certificates  in  terms  of underwriting standards, interest rates, principal balances,  geographic distribution,  types of properties and other possibly relevant  characteristics.  There can be no assurance,  and no representation  is made, that the delinquency and foreclosure  experience with respect to the mortgage loans backing the  certificates  will be similar to that reflected in the table below, nor is any  representation  made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual  delinquency  experience on the mortgage loans will  depend,  among other  things,  upon the value of the real estate  securing  such mortgage loans and the ability of borrowers to make required payments.

                                 Delinquency and Foreclosure Experience2

                            As of November 30, 2001            As of November 30, 2002
                                                 % by                               % by
                        No. of      Principal    Principal  No. of      Principal     Principal
                        Loans        Balance2     Balance    Loans       Balance2      Balance
Current Loans........... 76,892  $4,291,550,897   58.30%   107,444   $6,863,380,896   62.44%
Period of
Delinquency4...........
  30-59 Days............ 14,425     795,817,499   10.81     17,455    1,044,663,778    9.50
  60-89 Days............  4,935     279,727,400    3.80      6,524      401,534,696    3.65
  90 Days or more....... 10,257     530,744,768    7.21     13,797      686,521,557    6.25
Foreclosure/bankruptcies 19,054   1,213,468,377   16.48     24,299    1,663,845,463   15.14
Real Estate Owned.......  4,234     249,853,497    3.39      5,014      331,882,863    3.02
Total Portfolio.........129,795  $7,361,162,438  100.00%   174,533  $10,991,829,253  100.00%

                            As of November 30, 2003            As of February 29, 2004
                                                 % by                               % by
                        No. of      Principal    Principal  No. of      Principal     Principal
                        Loans        Balance2     Balance    Loans       Balance2      Balance
Current Loans...........116,121  $8,638,124,015   68.08%   120,768  11,373,524,198    72.75%
Period of
Delinquency(3)..........
  30-59 Days............ 17,011   1,092,638,661    8.61     15,841    1,163,579,382    7.44
  60-89 Days............  6,194     405,096,220    3.19      5,975      436,200,210    2.79
  90 Days or more....... 15,417     760,682,618    5.99     15,471      811,382,765    5.19
Foreclosure/bankruptcies(4)
  ...................... 20,652   1,497,106,926   11.80     20,874    1,560,163,616    9.98
Real Estate Owned.......  3,553     295,106,372    2.33      3,331      288,536,679    1.85
Total Portfolio.........168,948 $12,688,754,812  100.00%   182,260  $15,633,386,850  100.00%

1  The table shows mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.
2  For the REO properties, the principal balance is at the time of foreclosure.
3  No mortgage loan is included in this table as delinquent until it is 30 days past due.
4  Exclusive of the number of loans and principal balance shown in the period of delinquency.

      Since the mortgage loans were  originated by various  originators at different  times, it is unlikely  that the  delinquency  and  foreclosure  experience  set forth above will be representative  of the actual  delinquency and foreclosure  experience on the mortgage loans in the trust  fund or even  representative  of the  mortgage  loans in the trust  fund being serviced by EMC.  There can be no assurance  that  factors  beyond  EMC's  control,  such as national or local  economic  conditions or downturn in the real estate  markets in which the mortgaged  properties are located,  will not result in increased rates of delinquencies  and foreclosure losses in the future.

Countrywide Servicing

      The  information  set  forth  in  the  following   paragraphs  has  been  provided  by
Countrywide Home Loans Servicing LP, or Countrywide  Servicing.  None of the Depositor,  the
Trustee, the Master Servicer, the Securities Administrator,  the Underwriter or any of their respective  affiliates  have  made or will make any  representation  as to the  accuracy  or completeness of such information.

      General

      Countrywide  Servicing  will act as  servicer.  The  principal  executive  offices  of
Countrywide  Servicing are located at 7105 Corporate Drive, Plano, Texas 75024.  Countrywide
Servicing  is a Texas  limited  partnership  directly  owned by  Countrywide  GP,  Inc.  and
Countrywide  LP, Inc.,  each a Nevada  corporation  and a direct wholly owned  subsidiary of
Countrywide  Home  Loans,  Inc.  or  Countrywide.  Countrywide  is  a  direct  wholly  owned subsidiary of  Countrywide  Financial  Corporation  (formerly  known as  Countrywide  Credit
Industries,  Inc.),  a Delaware  corporation.  Countrywide  GP, Inc. owns a 0.1% interest in
Countrywide  Servicing  and is the  general  partner.  Countrywide  LP,  Inc.  owns a  99.9%
interest in Countrywide Servicing and is a limited partner.

      Countrywide  established  Countrywide  Servicing in February 2000 to service  mortgage loans originated by Countrywide  that would otherwise have been serviced by Countrywide.  In
January and February,  2001,  Countrywide  transferred to  Countrywide  Servicing all of its rights and  obligations  relating  to mortgage  loans  serviced on behalf of Freddie Mac and
Fannie Mae, respectively.  In October 2001, Countrywide transferred to Countrywide Servicing all of its rights and  obligations to the bulk of its non-agency  loan servicing  portfolio, including  with respect to those  mortgage loans  formerly  serviced by  Countrywide.  While
Countrywide  expects to continue to directly service a portion of its loan portfolio,  it is expected that the servicing  rights for most newly  originated  Countrywide  product will be transferred to Countrywide  Servicing upon sale or  securitization  of the related  mortgage loans.  Countrywide  Servicing is engaged in the business of  servicing  mortgage  loans and will not  originate  or acquire  loans,  an activity  that will  continue to be performed by
Countrywide.  In addition to acquiring  mortgage  servicing rights from  Countrywide,  it is expected  that  Countrywide  Servicing  will  service  mortgage  loans  for  non-Countrywide affiliated parties as well as subservice mortgage loans on behalf of other servicers.

      In connection with the  establishment of Countrywide  Servicing,  certain employees of
Countrywide  became employees of Countrywide  Servicing.  Countrywide  Servicing has engaged
Countrywide as a subservicer to perform certain loan servicing activities on its behalf.

      Countrywide  Servicing is an approved  mortgage loan servicer for Fannie Mae,  Freddie
Mac, Ginnie Mae, HUD and VA and is licensed to service  mortgage loans in each state where a license is required.  Its loan servicing activities are guaranteed by Countrywide  Financial and/or Countrywide when required by the owner of the mortgage loans.

      References in the remainder of this  prospectus  supplement to  Countrywide  should be read to  include  Countrywide,  and its  consolidated  subsidiaries,  including  Countrywide
Servicing.  As of June 30,  2004,  Countrywide  Servicing  had a net worth of  approximately
$11.1  billion.  As of June 30,  2004,  Countrywide  provided  servicing  for  approximately
$726.227 billion  aggregate  principal amount of mortgage loans,  substantially all of which are being serviced for unaffiliated persons.

.......Delinquency Experience of Countrywide

      The following  table  summarizes the  delinquency,  foreclosure  and loss  experience, respectively,  on  the  dates  indicated,  of  mortgage  loans  originated  or  acquired  by
Countrywide  and  serviced or master  serviced by  Countrywide  and  securitized  by certain affiliates  of  Countrywide.  The  delinquency,  foreclosure  and  loss  percentages  may be affected  by the size  and  relative  lack of  seasoning  in the  servicing  portfolio.  The information  should not be considered as a basis for  assessing  the  likelihood,  amount or severity of  delinquency or losses on the mortgage loans and no assurances can be given that the  foreclosure,  delinquency and loss experience  presented in the following table will be indicative  of the actual  experience  on the mortgage  loans.  The columns in the following table may not total due to rounding.

                        At February 28 (29),                At December 31,             At June 30,
                        2000           2001         2001         2002         2003        2004
                       (Dollar Amounts in Thousands, Except Losses on Liquidated Mortgage Loans)
Volume of Loans(1)..  $17,759,361  $21,250,550  $25,658,250  $33,455,108   $48,747,872  $58,628,200
Delinquent
  Mortgage Loans
  and Pending
  Foreclosures at
  Period End
  30 - 59 days            1.36%        1.61%       1.89%        2.11%          2.77%         2.13%
  60 - 89 days            0.22         0.28        0.39         0.53           1.18          0.74
  90 days or more
  (excluding
  pending
  foreclosures)......     0.16         0.14        0.23         0.35           1.45          1.09
Total of
delinquencies........     1.75%        2.03%       2.50%        2.99%          5.41%         3.95%
Foreclosure pending       0.16%        0.27%       0.31%        0.31%          1.39%         0.42%
Total
  delinquencies
  and Foreclosures
  pending............     1.91%       2.30%        2.82%        3.31%          6.80%         4.38%
Losses on
liquidated loans(2)  $(3,076,240) $(2,988,604) $(5,677,141) $(10,788,657) $(16,159,208)  $(7,363,739)

(1)   "Volume of loans" reflects both performing and delinquent mortgage loans in the servicing portfolio on the dates indicated.
(2)   "Losses on liquidated loans" reflect the losses accumulated during (i) the years ended on February 29, 2000 and February 28, 2001, (ii) the 10-month period ending on
   December 31, 2001, (iii) the years ended on December 31, 2002 and December 31, 2003, and
   (iv) the 6-month period ending on June 30, 2004, respectively.

GreenPoint

      The  information  set  forth  in  the  following   paragraphs  has  been  provided  by
GreenPoint.  None of the  Depositor,  the  Trustee,  the  Master  Servicer,  the  Securities
Administrator,  the Underwriter or any of their respective affiliates have made or will make any representation as to the accuracy or completeness of such information.

      The principal  executive  offices of  GreenPoint  are located at 100 Wood Hollow
Drive, Novato,  California 94945. As of December 31, 2003,  GreenPoint's servicing portfolio consisted of approximately  212,711 loans.  GreenPoint may perform its duties through one or more  subservicers.  For a more detailed  description  of  GreenPoint,  please see "Mortgage
Loan Origination-The Originators-GreenPoint" in this prospectus supplement.

      On February 16, 2004,  GreenPoint Financial Corp. and North Fork Bancorporation,  Inc.
announced  that they had signed a definitive  agreement in which North Fork  Bancorporation,
Inc. will acquire  GreenPoint  Financial  Corp.  The  transaction is subject to all required regulatory  approvals,  approval by the  shareholders  of both companies and other customary conditions.  GreenPoint  expects that the transaction  will be completed during the third or fourth quarter of 2004.

      The  information  set forth in the  following  paragraphs  has been  provided by
GreenPoint.  None of the  Depositor,  the  Trustee,  the  Master  Servicer,  the  Securities
Administrator  the Underwriter or any of their respective  affiliates have made or will make any representation as to the accuracy or completeness of such information.

            Delinquency and Foreclosure Experience

       The following table summarizes the delinquency  experience for all the mortgage loans originated  and serviced by  GreenPoint.  The data  presented in the following  table is for illustrative  purposes only, and there is no assurance  that the  delinquency  experience of the mortgage loans included in the trust will be similar to that set forth below.

             Overall Mortgage Portfolio Delinquency and Foreclosure Experience
                                   (dollars in thousands)

                                             At December 31,                          At June 30,
                            2003                 2002              2001                  2004
                                Percent            Percent             Percent             Percent
                       Number     of       Number    of       Number      of      Number     of
                       of       Servicing  of     Servicing     of     Servicing   of     Servicing
                       Loans    Portfolio   Loans   Portfolio   Loans    Portfolio   Loans   Portfolio
Total Portfolio*....   212,711    6.20%    198,483    6.73%     195,786     6.71%   246,479      4.43%

Period of Delinquency
  30-59 days........     6,381    3.00%      7,026    3.54%       7,488     3.82%     5,509      2.24%
  60-89 days........     2,056    0.97%      2,101    1.06%       2,065     1.05%     1,383      0.56%
  90 days or more...     1,922    0.90%      1,910    0.96%       1,529     0.78%     1,617      0.66%

Total Delinquencies
  (excluding
  Foreclosures)**...    10,359    4.87%     11,037    5.56%      11,082     5.66%     8,509      3.45%

Foreclosures Pending     2,831    1.33%      2,319    1.17%       1,999     1.02%     2,415      0.98%

*  The total number of loans in the portfolio has been reduced by the number of loans for which a servicing released sale is pending or loans which have been foreclosed.
** Percentages may not total properly due to rounding.

Waterfield

      The  information  set forth in the  following  paragraphs  has been  provided by Union
Federal Bank of  Indianapolis,  or  Waterfield.  None of the  Depositor,  the  Trustee,  the
Master Servicer,  the Securities  Administrator,  the Underwriter or any of their respective affiliates have made or will make any  representation  as to the accuracy or completeness of such information.

      Waterfield  Mortgage  Company,  Inc. was founded in 1928 and is the holding company of the Waterfield Group, which is based in Fort Wayne,  Indiana.  Waterfield Financial Corp. is
a wholly owned  subsidiary  of Union Federal Bank of  Indianapolis,  which is a wholly owned subsidiary of Waterfield Mortgage Company, Inc.

      Waterfield   Financial  Corp.  is  a  one-to-four  family  residential  mortgage  loan origination  company with retail and  wholesale  operations  throughout  the United  States.
Waterfield  Financial Corp.'s retail operation comprises more than 30 branch offices and 225 loan officers located throughout Arizona,  California,  Colorado,  Indiana, Maine, Maryland,
Michigan,  Nevada,  New Hampshire,  New Jersey,  New York,  North  Carolina,  Ohio,  Oregon,
Pennsylvania, Texas and Virginia.

      Union Federal Wholesale is a division of Waterfield  Financial Corp. and is located in
Fort  Wayne,  Indiana.  Union  Federal  Wholesale  was  formed in 1996 to  participate  in a rapidly expanding  wholesale market,  specializing in Government  insured,  Conforming,  and
Alt-A mortgage products.

      All of Union Federal  Wholesale's and Waterfield  Financial Corp.'s loan production is funded in the name of Union Federal Bank.  Combined  retail and  wholesale  originations  in
2003 totaled $11.2 billion,  with the Union Federal Wholesale division accounting for 44% of that total, or $4.9 billion.

      Waterfield  Mortgage Company,  Inc. is a licensed  seller/servicer  approved by Fannie
Mae, Freddie Mac, and Ginnie Mae.  Waterfield  Mortgage Company,  Inc.'s servicing portfolio at the end of 2003 totaled  $19.3  billion,  ranking it among the top 50 mortgage  companies nationwide.

      Delinquency and Foreclosure Experience of Waterfield

      The following table sets forth the delinquency and foreclosure  experience of mortgage loans serviced by Waterfield as of the dates indicated.  Waterfield's  portfolio of mortgage loans may differ  significantly from the mortgage loans backing the certificates in terms of underwriting standards, interest rates, principal balances,  geographic distribution,  types of properties and other possibly relevant  characteristics.  There can be no assurance,  and no representation  is made, that the delinquency and foreclosure  experience with respect to the mortgage loans backing the  certificates  will be similar to that reflected in the table below, nor is any  representation  made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans. The actual  delinquency  experience on the mortgage loans will  depend,  among other  things,  upon the value of the real estate  securing  such mortgage loans and the ability of borrowers to make required payments.

                          Delinquency and Foreclosure Experience*

                            As of December 31, 2001              As of December 31, 2002

                                                   % by                               % by
                        No. of      Principal    Principal  No. of      Principal     Principal
                        Loans        Balance      Balance    Loans       Balance        Balance

Current Loans......    135,490  $12,495,301,063    94.07%  134,985    $13,891,312,962     93.42%
Period of Delinquency
  30 Days..........      6,331      493,244,772     3.71%    6,717        578,357,189      3.89%
  60 Days..........      1,714      130,415,392     0.98%    1,771        156,602,169      1.05%
  90 Days or more..      1,121       89,779,730     0.68%    1,413        126,807,446      0.85%
Foreclosure........        979       73,757,035     0.56%    1,269        111,999,561      0.75%
REO................         12        1,180,901     0.01%       36          4,011,951      0.03%
Total Portfolio....    145,647  $13,283,678,893   100.00%  146,191    $14,869,091,278    100.00%
**Bankruptcy             1,505                      1.03%    1,552                         1.06%

                              As of December 31, 2003               As of March 31, 2004

                                                     % by                                  % by
                        No. of      Principal      Principal  No. of       Principal      Principal
                        Loans         Balance       Balance    Loans        Balance         Balance

Current Loans......    152,682  $18,108,755,599.72   93.63%   154,478     $18,518,770,935    94.40%
Period of Delinquency
  30 Days..........      6,941      709,574,772.05     3.67%    5,891         571,298,349     2.91%
  60 Days..........      2,013      195,085,906.88     1.01%    1,622         153,633,193     0.78%
  90 Days or more..      1,671      165,127,701.06     0.85%    1,934         190,987,386     0.97%
Foreclosure........      1,667      160,302,286.29     0.83%    1,804         179,622,900     0.92%
REO................         36        2,284,505.00     0.01%       40        2,450,546.00     0.01%
Total Portfolio....    165,010  $19,341,130,771.00   100.00%  165,769  $19,616,763,309.00   100.00%
**Bankruptcy             1,761     $156,905,856.83     1.07%    1,766         162,205,882     0.83%

* Portfolio is comprised of FHA, VA, conforming conventional, Jumbo Conventional, and Alt-A product.
** The actual delinquent bucket reflects active bankruptcies payment status.

                                 MORTGAGE LOAN ORIGINATION

      The Originators

      Approximately  55.04% of the Group I mortgage  loans and  approximately  13.43% of the
Group II mortgage  loans (or,  collectively,  the EMC Loans) are being  acquired by EMC, who acquired them from various  sellers prior to the Closing Date.  Approximately  24.21% of the
Group I  mortgage  loans  (or  collectively,  the  Countrywide  Loans)  were  originated  by
Countrywide.  Approximately  12.79% of the Group I mortgage loans and  approximately  81.61%
of the Group II mortgage loans (or,  collectively,  the GreenPoint Loans) were originated by
GreenPoint.   The  remainder  of  the  mortgage   loans  were   originated  by  seven  other
originators,  none of which  originated  more than 10% of the mortgage loans. In addition to the following,  the originators also may use automated  underwriting  systems such as Fannie
Mae's Desktop  Underwriter or Freddie Mac's Loan Prospector and will have  documentation  as required by such systems.  These  mortgage loans are treated in this  prospectus  supplement as if they were originated with full or alternative documentation.

EMC

      Approximately  45.40% of the  mortgage  loans have been  acquired by EMC from  various sellers  and  were  originated  generally  in  accordance  with the  following  underwriting guidelines established by EMC.

EMC Underwriting Guidelines

      The following is a description of the underwriting  policies  customarily  employed by
EMC with respect to the residential  mortgage loans that EMC originated during the period of origination of the mortgage  loans.  EMC has  represented to the depositor that the mortgage loans were originated generally in accordance with such policies.

      The  mortgage  loans  originated  by EMC, or EMC  mortgage  loans,  are  "conventional non-conforming  mortgage  loans"  (i.e.,  loans that are not insured by the Federal  Housing
Authority,  or FHA, or partially  guaranteed by the Veterans  Administration or which do not qualify  for sale to Fannie Mae or  Freddie  Mac) and are  secured by first  liens on one-to four-family residential properties.  These loans typically differ from those underwritten to the  guidelines  established  by Fannie Mae and Freddie Mac  primarily  with  respect to the original principal balances,  loan-to-value ratios, borrower income, required documentation, interest  rates,  borrower  occupancy  of the  mortgaged  property,  property  types  and/or mortgage  loans  with  loan-to-value  ratios  over  80% that do not  have  primary  mortgage insurance.  The EMC mortgage  loans were  originated or purchased by EMC and were  generally underwritten in accordance with the standards described herein.

      Such underwriting  standards are applied to evaluate the prospective borrower's credit standing  and  repayment  ability and the value and  adequacy of the  mortgaged  property as collateral.  These standards are applied in accordance with the applicable federal and state laws  and  regulations.  Exceptions  to  the  underwriting  standards  are  permitted  where compensating factors are present.

      Generally,  each mortgagor will have been required to complete an application designed to provide  to the  lender  pertinent  credit  information  concerning  the  mortgagor.  The mortgagor  will have given  information  with  respect to its  assets,  liabilities,  income
(except as described below),  credit history,  employment history and personal  information, and will have  furnished  the lender  with  authorization  to obtain a credit  report  which summarizes the mortgagor's credit history. In the case of investment  properties and two- to four-unit  dwellings,  income derived from the mortgaged  property may have been  considered for  underwriting  purposes,  in addition to the income of the mortgagor from other sources.
With respect to second  homes or vacation  properties,  no income  derived from the property will have been considered for underwriting purposes.

      With respect to purchase money or rate/term  refinance  loans secured by single family residences,  loan-to-value  ratios at  origination  of up to 97% for EMC mortgage loans with original principal  balances of up to $400,000,  up to 95% for EMC mortgage loans secured by one-to-two  family,  primary  residences with original  principal balances of up to $400,000 and up to 90% for EMC mortgage loans secured by one-to-four family,  primary residences with original  principal  balances of up to $650,000 are generally  allowed.  EMC mortgage  loans with  principal  balances  up to  $1,000,000,  or super  jumbos,  are allowed if the loan is secured by the  borrower's  primary  residence.  The  loan-to-value  ratio for super  jumbos generally may not exceed 80%. For cash out refinance loans, the maximum  loan-to-value ratio generally  is 90% and the  maximum  "cash  out"  amount  permitted  is  based in part on the original amount of the related EMC mortgage loan.

      With respect to EMC mortgage  loans  secured by investment  properties,  loan-to-value ratios at origination of up to 95% for EMC mortgage loans with original  principal  balances up to $1,000,000  are  permitted.  EMC mortgage  loans secured by investment  properties may have  higher  original  principal  balances  if they  have  lower  loan-to-value  ratios  at origination - typically below 80%. For cash out refinance loans,  the maximum  loan-to-value ratio can be as high as 95% and the maximum "cash out" amount  permitted is based in part on the original amount of the related mortgage loan.

      Except  in the case of 0.88% of the Group I  mortgage  loans and 1.16% of the Group II mortgage loans, each EMC mortgage loan with an original  loan-to-value  ratio at origination exceeding 80%, has a primary mortgage  insurance policy insuring a portion of the balance of the EMC  Loan at  least  equal to the  product  of the  original  principal  balance  of the mortgage  loan  and a  fraction,  the  numerator  of  which is the  excess  of the  original principal  balance of such mortgage  loan over 75% of the lesser of the appraised  value and the selling  price of the related  mortgaged  property and the  denominator  of which is the original  principal  balance of the related mortgage loan, plus accrued interest thereon and related  foreclosure  expenses is generally  required.  No such primary  mortgage  insurance policy  will be  required  with  respect  to any such EMC Loan  after  the date on which the related  loan-to-value  ratio  decreases  to 80% or less or, based upon new  appraisal,  the principal  balance of such mortgage loan represents 80% or less of the new appraised  value.
All of the insurers that have issued  primary  mortgage  insurance  policies with respect to the EMC mortgage  loans meet Fannie Mae's or Freddie Mac's standard or are acceptable to the
Rating Agencies.

      In determining whether a prospective  borrower has sufficient monthly income available
(i) to meet the borrower's  monthly  obligation on their proposed  mortgage loan and (ii) to meet the monthly housing expenses and other financial  obligations on the proposed  mortgage loan,  each  lender  generally  considers,  when  required by the  applicable  documentation program,  the ratio of such amounts to the proposed  borrower's  acceptable  stable  monthly gross income.  Such ratios vary depending on a number of  underwriting  criteria,  including loan-to-value ratios, and are determined on a loan-by-loan basis.

      Each lender also examines a prospective  borrower's  credit  report.  Generally,  each credit report provides a credit score for the borrower.  Credit scores  generally range from
350 to 840 and are  available  from three  major  credit  bureaus:  Experian  (formerly  TRW
Information  Systems and  Services),  Equifax and Trans Union.  If three  credit  scores are obtained,  the originator applies the middle score of the primary wage earner. Credit scores are  empirically  derived  from  historical  credit  bureau  data and  represent a numerical weighing of a borrower's  credit  characteristics  over a two-year period. A credit score is generated through the statistical analysis of a number of credit-related  characteristics or variables.  Common characteristics include the number of credit lines (trade lines), payment history,  past  delinquencies,  severity of  delinquencies,  current levels of indebtedness, types of credit and length of credit  history.  Attributes  are the specific  values of each characteristic.  A scorecard (the model) is created with weights or points  assigned to each attribute.  An individual loan  applicant's  credit score is derived by summing together the attribute weights for that applicant.

Countrywide

      Approximately  18.60%  of  the  mortgage  loans  have  been  originated  generally  in accordance with the following underwriting guidelines established by Countrywide.

Countrywide Underwriting Guidelines

      The following is a description of the underwriting  policies  customarily  employed by
Countrywide  with respect to the  residential  mortgage  loans that  Countrywide  originated during the period of origination of the mortgage  loans.  Countrywide has represented to the depositor  that the  mortgage  loans  were  originated  generally  in  accordance  with such policies.

      The mortgage loans  originated or acquired by  Countrywide,  or  Countrywide  mortgage loans, are originated in accordance with  Countrywide's  credit,  appraisal and underwriting standards.  Countrywide's  underwriting  standards are applied in accordance with applicable federal and state laws and regulations.

      As part of its evaluation of potential  borrowers,  Countrywide  generally  requires a description  of income.  If required by its  underwriting  guidelines,  Countrywide  obtains employment  verification  providing  current  and  historical  income  information  and/or a telephonic employment  confirmation.  Such employment  verification may be obtained,  either through  analysis  of the  prospective  borrower's  recent pay stub and/or W-2 forms for the most recent two years,  relevant portions of the most recent two years' tax returns, or from the prospective  borrower's employer,  wherein the employer reports the length of employment and current salary with that organization.  Self-employed  prospective  borrowers  generally are  required  to submit  relevant  portions  of their  federal tax returns for the past two years.

      In  assessing a  prospective  borrower's  creditworthiness,  Countrywide  may use FICO
Credit  Scores.  "FICO Credit  Scores" are  statistical  credit scores  designed to assess a borrower's  creditworthiness  and  likelihood  to default on a  consumer  obligation  over a two-year period based on a borrower's credit history.  FICO Credit Scores were not developed to predict  the  likelihood  of  default on  mortgage  loans  and,  accordingly,  may not be indicative  of the ability of a mortgagor to repay its  mortgage  loan.  FICO Credit  Scores range from  approximately  250 to  approximately  900,  with  higher  scores  indicating  an individual  with a more  favorable  credit  history  compared to an individual  with a lower score. Under Countrywide's underwriting guidelines,  borrowers possessing higher FICO Credit
Scores,  which indicate a more favorable credit history,  and who give Countrywide the right to obtain  the tax  returns  they  filed for the  preceding  two years may be  eligible  for
Countrywide's  processing  program (the  "Preferred  Processing  Program").  Countrywide may
waive some  documentation  requirements for Countrywide  mortgage loans originated under the
Preferred Processing Program.

      Periodically  the data used by Countrywide to complete the  underwriting  analysis may be obtained by a third party,  particularly  for mortgage  loans  originated  through a loan correspondent  or mortgage  broker.  In those  instances,  the initial  determination  as to whether a mortgage loan complies with Countrywide's  underwriting  guidelines may be made by an independent company hired to perform underwriting services on behalf of Countrywide,  the loan  correspondent or mortgage broker. In addition,  Countrywide may acquire mortgage loans from approved  correspondent lenders under a program pursuant to which Countrywide delegates to the  correspondent  the  obligation to  underwrite  the mortgage  loans to  Countrywide's standards.  Under these  circumstances,  the underwriting of a Countrywide mortgage loan may not have been  reviewed by  Countrywide  before  acquisition  of the  mortgage  loan and the correspondent  represents  that  Countrywide's  underwriting  standards have been met. After purchasing mortgage loans under those circumstances,  Countrywide conducts a quality control review of a sample of the  mortgage  loans.  The  number of loans  reviewed  in the  quality control  process  varies  based on a  variety  of  factors,  including  Countrywide's  prior experience  with the  correspondent  lender and the  results of the quality  control  review process itself.

      Countrywide's  underwriting  standards are applied by or on behalf of  Countrywide  to evaluate the prospective  borrower's credit standing and repayment ability and the value and adequacy of the  mortgaged  property as  collateral.  Under those  standards,  a prospective borrower  must  generally  demonstrate  that the  ratio of the  borrower's  monthly  housing
expenses  (including   principal  and  interest  on  the  proposed  mortgage  loan  and,  as applicable,  the related monthly portion of property  taxes,  hazard  insurance and mortgage insurance)  to the  borrower's  monthly  gross income and the ratio of total monthly debt to the monthly gross income (the "debt-to-income"  ratios) are within acceptable limits. If the prospective  borrower has applied for a 3/1  mortgage  loan and the  loan-to-value  ratio is less  than or equal to 75%,  the  interest  component  of the  monthly  housing  expense  is calculated based on the initial loan interest rate; if the loan-to-value  ratio exceeds 75%, the interest  component of the monthly housing  expense  calculation is based on the initial loan  interest  rate plus 2%. If the  prospective  borrower  has applied for a 5/1  mortgage loan, a 7/1 mortgage loan or a 10/1  mortgage  loan,  the interest  component of the monthly housing  expense is calculated  based on the initial loan interest rate. If the  prospective borrower  has  applied for a negative  amortization  loan,  the  interest  component  of the monthly  housing  expense  calculation  is based on an  initial  loan  interest  rate of the greater of (1) 4.25% and (2) a fully indexed mortgage interest rate. The maximum  acceptable debt-to-income  ratio,  which is determined on a  loan-by-loan  basis varies  depending on a number of underwriting  criteria,  including the  loan-to-value  ratio,  loan purpose,  loan amount and credit history of the borrower.  In addition to meeting the debt-to-income  ratio guidelines,  each prospective  borrower is required to have sufficient cash resources to pay the down payment and closing costs. Exceptions to Countrywide's  underwriting guidelines may be made if compensating factors are demonstrated by a prospective borrower.

      Countrywide may provide secondary financing to a mortgagor  contemporaneously with the origination  of a  Countrywide  mortgage  loan,  subject to the following  limitations:  the loan-to-value  ratio of the senior  (i.e.,  first) lien may not exceed 80% and the  combined loan-to-value  ratio may not  exceed  100%.  Countrywide's  underwriting  guidelines  do not prohibit or otherwise restrict a mortgagor from obtaining  secondary  financing from lenders other  than  Countrywide,  whether  at  origination  of the  Countrywide  mortgage  loan  or thereafter.

      The nature of the information  that a borrower is required to disclose and whether the information  is  verified  depends,  in  part,  on the  documentation  program  used  in the origination  process.  In  general  under the Full  Documentation  Loan  Program  (the "Full
Documentation  Program"),  each prospective  borrower is required to complete an application which includes  information  with respect to the applicant's  assets,  liabilities,  income,
credit  history,   employment   history  and  other  personal   information.   Self-employed
individuals  are  generally  required  to submit  their two most recent  federal  income tax returns.  Under the Full  Documentation  Program,  the underwriter  verifies the information contained in the application relating to employment, income, assets or mortgages.

      A  prospective  borrower  may be eligible for a loan  approval  process that limits or
eliminates   Countrywide's  standard  disclosure  or  verification   requirements  or  both.
Countrywide  offers  the  following  documentation  programs  as  alternatives  to its  Full
Documentation   Program:  an  Alternative   Documentation  Loan  Program  (the  "Alternative
Documentation  Program"),  a Reduced Documentation Loan Program (the "Reduced  Documentation
Program"),   a  CLUES  Plus  Documentation  Loan  Program  (the  "CLUES  Plus  Documentation
Program"),  a No  Income/No  Asset  Documentation  Loan  Program  (the "No  Income/No  Asset
Documentation  Program"),  a Stated  Income/Stated  Asset  Documentation  Loan  Program (the
"Stated  Income/Stated  Asset Documentation  Program") and a Streamlined  Documentation Loan
Program (the "Streamlined Documentation Program").

      For all Countrywide  mortgage loans,  Countrywide  obtains a credit report relating to the  applicant  from a credit  reporting  company.  The  credit  report  typically  contains information  relating to such matters as credit  history  with local and national  merchants
and  lenders,   installment   debt   payments  and  any  record  of  defaults,   bankruptcy,
dispossession,  suits or judgments. All adverse information in the credit report is required to be explained by the prospective borrower to the satisfaction of the lending officer.

      Except  with  respect  to  mortgage  loans  originated  pursuant  to  its  Streamlined
Documentation  Program,  Countrywide  obtains  appraisals  from  independent  appraisers  or appraisal  services for properties that are to secure mortgage loans. The appraisers inspect and appraise the proposed  mortgaged  property and verify that the property is in acceptable condition.  Following  each  appraisal,  the  appraiser  prepares a report which  includes a market data analysis based on recent sales of comparable  homes in the area and, when deemed appropriate,  a  replacement  cost  analysis  based on the current  cost of  constructing  a similar home.  All appraisals are required to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

      Countrywide  requires  title  insurance on all of its mortgage  loans secured by first liens on real property.  Countrywide also requires that fire and extended  coverage casualty insurance  be  maintained  on the  mortgaged  property  in an amount  at least  equal to the principal balance of the related single-family  mortgage loan or the replacement cost of the mortgaged property, whichever is less.

      In  addition  to  Countrywide's   standard  underwriting   guidelines  (the  "Standard
Underwriting  Guidelines"),  which  are  consistent  in many  respects  with the  guidelines applied  to  mortgage  loans  purchased  by Fannie Mae and  Freddie  Mac,  Countrywide  uses
underwriting   guidelines   featuring   expanded   criteria  (the   "Expanded   Underwriting
Guidelines").  The Standard Underwriting Guidelines and the Expanded Underwriting Guidelines
are described further under the next two headings.

      Standard Underwriting Guidelines

      Countrywide's Standard Underwriting  Guidelines for mortgage loans with non-conforming original  principal balances  generally allow  loan-to-value  ratios at origination of up to
95% for purchase  money or rate and term refinance  mortgage  loans with original  principal balances of up to $400,000,  up to 90% for mortgage loans with original  principal  balances of up to $650,000,  up to 75% for mortgage loans with original  principal  balances of up to
$1,000,000,  up to  65%  for  mortgage  loans  with  original  principal  balances  of up to
$1,500,000,  and up to 60% for  mortgage  loans with  original  principal  balances of up to
$2,000,000.

      For cash-out refinance mortgage loans,  Countrywide's Standard Underwriting Guidelines
for  mortgage  loans  with  non-conforming   original  principal  balances  generally  allow
loan-to-value  ratios at origination of up to 75% and original principal balances ranging up to $650,000.  The maximum  "cash-out"  amount  permitted is $200,000 and is based in part on the original  loan-to-value ratio of the related mortgage loan. A refinance mortgage loan is classified as a cash-out  refinance  mortgage loan by Countrywide if the borrower retains an amount  greater  than  the  lesser  of 2% of the  entire  amount  of the  proceeds  from the refinancing of the existing loan or $2,000.

      Countrywide's  Standard Underwriting  Guidelines for conforming balance mortgage loans generally allow  loan-to-value  ratios at origination on owner occupied  properties of up to
95% on 1 unit  properties  with  principal  balances up to $333,700  ($500,550 in Alaska and
Hawaii) and 2 unit  properties  with principal  balances up to $427,150  ($640,725 in Alaska and Hawaii) and up to 80% on 3 unit  properties  with  principal  balances of up to $516,300
($774,450  in Alaska and  Hawaii) and 4 unit  properties  with  principal  balances of up to
$641,650  ($962,475  in  Alaska  and  Hawaii).  On  second  homes,   Countrywide's  Standard
Underwriting  Guidelines for conforming balance mortgage loans generally allow loan-to-value ratios at  origination  of up to 95% on 1 unit  properties  with  principal  balances  up to
$333,700 ($500,550 in Alaska and Hawaii).  Countrywide's  Standard  Underwriting  Guidelines
for conforming  balance mortgage loans generally allow  loan-to-value  ratios at origination on investment  properties of up to 90% on 1 unit  properties  with principal  balances up to
$333,700  ($500,550 in Alaska and Hawaii) and 2 unit properties  with principal  balances up to  $427,150  ($640,725  in  Alaska  and  Hawaii)  and up to 75% on 3 unit  properties  with principal  balances of up to $516,300  ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

      Under  its  Standard   Underwriting   Guidelines,   Countrywide  generally  permits  a
debt-to-income  ratio based on the borrower's  monthly  housing  expenses of up to 33% and a debt-to-income ratio based on the borrower's total monthly debt of up to 38%.

      In connection with the Standard  Underwriting  Guidelines,  Countrywide  originates or acquires mortgage loans under the Full Documentation Program, the Alternative  Documentation
Program,  the Reduced  Documentation  Program,  the CLUES Plus Documentation  Program or the
Streamlined Documentation Program.

      The Alternative  Documentation Program permits a borrower to provide W-2 forms instead of tax  returns  covering  the most recent two years,  permits  bank  statements  in lieu of verification of deposits and permits alternative methods of employment verification.

      Under the Reduced Documentation  Program, some underwriting  documentation  concerning income, employment and asset verification is waived.  Countrywide obtains from a prospective borrower  either a  verification  of deposit or bank  statements  for the  two-month  period immediately  before the date of the mortgage  loan  application  or verbal  verification  of employment.  Since information relating to a prospective borrower's income and employment is not verified,  the borrower's  debt-to-income ratios are calculated based on the information provided by the borrower in the mortgage loan application.  The maximum loan-to-value ratio, including secondary financing, ranges up to 75%.

      The CLUES Plus  Documentation  Program  permits  the  verification  of  employment  by alternative  means, if necessary,  including verbal  verification of employment or reviewing paycheck  stubs covering the pay period  immediately  prior to the date of the mortgage loan application.  To verify the borrower's  assets and the  sufficiency of the borrower's  funds for closing,  Countrywide  obtains deposit or bank account  statements from each prospective borrower  for the month  immediately  prior to the date of the  mortgage  loan  application.
Under the CLUES Plus  Documentation  Program,  the  maximum  loan-to-value  ratio is 75% and
property  values  may  be  based  on  appraisals   comprising  only  interior  and  exterior
inspections.  Cash-out  refinances and investor properties are not permitted under the CLUES
Plus Documentation Program.

      The Streamlined  Documentation  Program is available for borrowers who are refinancing an existing  mortgage loan that was  originated or acquired by  Countrywide  provided  that, among other things,  the mortgage loan has not been more than 30 days  delinquent in payment during the  previous  twelve-month  period.  Under the  Streamlined  Documentation  Program, appraisals  are  obtained  only if the  loan  amount  of the  loan  being  refinanced  had a loan-to-value  ratio at the time of  origination  in excess of 80% or if the loan  amount of the new loan being originated is greater than $650,000.  In addition,  under the Streamlined
Documentation  Program,  a credit  report is obtained  but only a limited  credit  review is conducted,  no income or asset  verification  is required,  and telephonic  verification  of
employment   is  permitted.   The  maximum   loan-to-value   ratio  under  the   Streamlined
Documentation Program ranges up to 95%.

      Expanded Underwriting Guidelines

      Countrywide   mortgage   loans  that  are   underwritten   pursuant  to  the  Expanded
Underwriting  Guidelines  may have higher  loan-to-value  ratios,  higher  loan  amounts and different  documentation  requirements than those associated with the Standard  Underwriting
Guidelines.  The Expanded  Underwriting  Guidelines also permit higher debt-to-income ratios than mortgage loans underwritten pursuant to the Standard Underwriting Guidelines.

      Countrywide's Expanded Underwriting  Guidelines for mortgage loans with non-conforming original  principal balances  generally allow  loan-to-value  ratios at origination of up to
95% for purchase  money or rate and term refinance  mortgage  loans with original  principal balances of up to $400,000,  up to 90% for mortgage loans with original  principal  balances of up to $650,000,  up to 80% for mortgage loans with original  principal  balances of up to
$1,000,000,  up to  75%  for  mortgage  loans  with  original  principal  balances  of up to
$1,500,000  and up to 70% for  mortgage  loans with  original  principal  balances  of up to
$3,000,000.  Under  certain  circumstances,  however,  Countrywide's  Expanded  Underwriting
Guidelines  allow for  loan-to-value  ratios of up to 100% for purchase money mortgage loans with original principal balances of up to $375,000.

      For cash-out refinance mortgage loans,  Countrywide's Expanded Underwriting Guidelines
for  mortgage  loans  with  non-conforming   original  principal  balances  generally  allow
loan-to-value  ratios at origination of up to 90% and original principal balances ranging up to $1,500,000.  The maximum  "cash-out" amount permitted is $400,000 and is based in part on the original loan-to-value ratio of the related mortgage loan.

      Countrywide's  Expanded Underwriting  Guidelines for conforming balance mortgage loans generally allow  loan-to-value  ratios at origination on owner occupied  properties of up to
100% on 1 unit  properties  with principal  balances up to $333,700  ($500,550 in Alaska and
Hawaii) and 2 unit  properties  with principal  balances up to $427,150  ($640,725 in Alaska and Hawaii) and up to 85% on 3 unit  properties  with  principal  balances of up to $516,300
($774,450  in Alaska and  Hawaii) and 4 unit  properties  with  principal  balances of up to
$641,650  ($962,475  in  Alaska  and  Hawaii).  On  second  homes,   Countrywide's  Expanded
Underwriting  Guidelines for conforming balance mortgage loans generally allow loan-to-value ratios at  origination  of up to 95% on 1 unit  properties  with  principal  balances  up to
$333,700 ($500,550 in Alaska and Hawaii).  Countrywide's  Expanded  Underwriting  Guidelines
for conforming  balance mortgage loans generally allow  loan-to-value  ratios at origination on investment  properties of up to 90% on 1 unit  properties  with principal  balances up to
$333,700  ($500,550 in Alaska and Hawaii) and 2 unit properties  with principal  balances up to  $427,150  ($640,725  in  Alaska  and  Hawaii)  and up to 85% on 3 unit  properties  with principal  balances of up to $516,300  ($774,450 in Alaska and Hawaii) and 4 unit properties with principal balances of up to $641,650 ($962,475 in Alaska and Hawaii).

      Under  its  Expanded   Underwriting   Guidelines,   Countrywide  generally  permits  a
debt-to-income  ratio based on the borrower's  monthly  housing  expenses of up to 36% and a debt-to-income  ratio based on the  borrower's  total  monthly debt of up to 40%;  provided, however,  that if the loan-to-value ratio exceeds 80%, the maximum permitted  debt-to-income ratios are 33% and 38%, respectively.

      In connection with the Expanded  Underwriting  Guidelines,  Countrywide  originates or acquires mortgage loans under the Full Documentation Program, the Alternative  Documentation
Program,  the Reduced  Documentation  Loan  Program,  the No Income/No  Asset  Documentation
Program and the Stated Income/Stated Asset Documentation  Program.  Neither the No Income/No
Asset Documentation  Program nor the Stated  Income/Stated  Asset  Documentation  Program is
available under the Standard Underwriting Guidelines.

      The same  documentation and verification  requirements  apply to Countrywide  mortgage loans documented under the Alternative  Documentation Program regardless of whether the loan
has  been  underwritten  under  the  Expanded   Underwriting   Guidelines  or  the  Standard
Underwriting Guidelines.  However, under the Alternative Documentation Program,  Countrywide mortgage loans that have been underwritten pursuant to the Expanded Underwriting  Guidelines may have higher loan  balances  and  loan-to-value  ratios  than those  permitted  under the
Standard Underwriting Guidelines.

      Similarly,  the same documentation and verification  requirements apply to Countrywide mortgage loans documented under the Reduced  Documentation Program regardless of whether the loan has been  underwritten  under the  Expanded  Underwriting  Guidelines  or the  Standard
Underwriting  Guidelines.  However,  under the Reduced  Documentation  Program,  higher loan balances and loan-to-value ratios are permitted for mortgage loans underwritten  pursuant to the Expanded  Underwriting  Guidelines than those permitted under the Standard  Underwriting
Guidelines.  The maximum  loan-to-value ratio,  including secondary financing,  ranges up to
90%.  The  borrower is not required to disclose  any income  information  for some  mortgage loans originated under the Reduced  Documentation  Program,  and accordingly  debt-to-income
ratios  are  not  calculated  or  included  in  the  underwriting   analysis.   The  maximum
loan-to-value ratio,  including secondary  financing,  for those mortgage loans ranges up to
85%.

      Under the No Income/No Asset  Documentation  Program,  no documentation  relating to a
prospective   borrower's   income,   employment   or  assets  is  required   and   therefore
debt-to-income  ratios are not calculated or included in the  underwriting  analysis,  or if the  documentation  or calculations are included in a mortgage loan file, they are not taken into  account  for  purposes  of the  underwriting  analysis.  This  program  is  limited to borrowers  with  excellent  credit  histories.  Under the No Income/No  Asset  Documentation
Program, the maximum loan-to-value ratio,  including secondary financing,  ranges up to 95%.
Countrywide  mortgage loans  originated under the No Income/No Asset  Documentation  Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      Under the Stated  Income/Stated Asset Documentation  Program, the Countrywide mortgage loan  application  is reviewed to determine  that the stated  income is  reasonable  for the borrower's  employment and that the stated assets are consistent with the borrower's income.
The Stated  Income/Stated Asset Documentation  Program permits maximum  loan-to-value ratios up to 90%.  Countrywide  mortgage  loans  originated  under the Stated  Income/Stated  Asset
Documentation Program are generally eligible for sale to Fannie Mae or Freddie Mac.

      Under the Expanded  Underwriting  Guidelines,  Countrywide  may also provide  mortgage loans  to  borrowers  who are not  U.S.  citizens,  including  permanent  and  non-permanent residents.  The  borrower  is  required  to have a valid U.S.  social  security  number or a certificate  of foreign  status  (IRS form W-8).  The  borrower's  income and assets must be verified under the Full Documentation Program or the Alternative  Documentation Program. The
maximum loan-to-value ratio, including secondary financing, is 80%.

GreenPoint

      Approximately  28.74%  of  the  mortgage  loans  have  been  originated  generally  in accordance with the following underwriting guidelines established by GreenPoint.

      The following is a description of the underwriting  policies  customarily  employed by
GreenPoint with respect to the residential mortgage loans that GreenPoint  originated during the  period  of  origination  of the  mortgage  loans.  GreenPoint  has  represented  to the depositor  that the  mortgage  loans  were  originated  generally  in  accordance  with such policies.

      GreenPoint,  a New  York  corporation,  is a wholly  owned  subsidiary  of  GreenPoint
Financial  Corp., a national  specialty  housing finance  company.  GreenPoint is engaged in the mortgage  banking  business,  which consists of the origination,  acquisition,  sale and servicing of  residential  mortgage  loans  secured  primarily  by one- to four-unit  family residences,  and the purchase and sale of mortgage servicing rights.  GreenPoint  originates loans through a nationwide network of production  branches.  Loans are originated  primarily through  GreenPoint's  wholesale  division,  through a network of independent  mortgage loan
brokers  approved  by  GreenPoint,   and  also  through  its  retail  lending  division  and
correspondent lending division.

      GreenPoint's   present  business  operations  were  formed  through  the  transfer  to
GreenPoint  effective  October 1,  1999, of the assets and liabilities of Headlands Mortgage
Company.  Simultaneously  with the  transfer,  GreenPoint  Mortgage  Corp.,  a subsidiary of
GreenPoint  Financial Corp.  specializing in  non-conforming,  no  documentation  loans, was merged into  GreenPoint.  All of the mortgage  operations of GreenPoint  Financial Corp. are now conducted through GreenPoint.

      GreenPoint is headquartered  in northern  California,  and has production  branches in
California,  Washington,  Oregon, New Mexico,  Virginia,  Pennsylvania,  Idaho, Florida, New
Jersey and Arizona.  Loans are originated  primarily on a wholesale basis, through a network of  independent  mortgage  loan  brokers  approved  by  GreenPoint.  GreenPoint's  executive offices are located at 100 Wood Hollow Drive, Novato, California, 94945.

      On February 16, 2004,  GreenPoint Financial Corp. and North Fork Bancorporation,  Inc.
announced  that they had signed a definitive  agreement in which North Fork  Bancorporation,
Inc. will acquire  GreenPoint  Financial  Corp.  The  transaction is subject to all required regulatory  approvals,  approval by the  shareholders  of both companies and other customary conditions.  GreenPoint  expects that the transaction  will be completed during the third or fourth quarter of 2004.

GreenPoint Underwriting Guidelines

      The  GreenPoint  underwriting  guidelines are generally not as strict as Fannie Mae or
Freddie Mac guidelines.  Generally,  the GreenPoint  underwriting  guidelines are applied to evaluate the prospective  borrower's credit standing and repayment ability and the value and adequacy  of the  mortgaged  property  as  collateral.  Based on these  and  other  factors,
GreenPoint  will  determine  the level of  documentation  to be provided by the  prospective
borrower.   Exceptions  to  the  GreenPoint  underwriting  guidelines  are  permitted  where compensating factors are present.

      In determining whether a prospective  borrower has sufficient monthly income available to meet the borrower's  monthly obligation on the proposed mortgage loan and monthly housing expenses and other financial obligations,  GreenPoint generally considers,  when required by the applicable  documentation program, the ratio of those amounts to the proposed borrower's monthly  gross income.  These ratios vary  depending on a number of  underwriting  criteria, including loan-to-value ratios and are determined on a loan-by-loan basis.

      GreenPoint  acquires or originates  many mortgage loans under "limited  documentation"
or "no documentation"  programs.  Under the limited documentation programs, more emphasis is placed on the value and adequacy of the mortgaged  property as  collateral,  credit  history and other assets of the borrower,  than on verified  income of the borrower.  Mortgage loans underwritten  under this type of program  are  generally  limited to  borrowers  with credit histories  that  demonstrate  an  established  ability  to  repay  indebtedness  in a timely
fashion,  and  certain  credit  underwriting   documentation  concerning  income  or  income
verification  and/or  employment  verification  is waived.  Mortgage  loans  originated  and acquired with limited documentation  programs include cash-out refinance loans,  super-jumbo mortgage loans and mortgage loans secured by  investor-owned  properties.  Permitted maximum loan-to-value ratios (including secondary  financing) under limited  documentation  programs are generally more  restrictive  than mortgage loans  originated with full  documentation or alternative documentation  requirements.  Under no documentation programs, income ratios for the prospective  borrower are not  calculated.  Emphasis is placed on the value and adequacy of the mortgaged property as collateral and the credit history of the prospective  borrower, rather than on verified income and assets of the borrower.  Documentation concerning income, employment  verification  and  asset  verification  is  waived  and  income  ratios  are not calculated.  Mortgage  loans  underwritten  under no  documentation  programs are  generally limited to borrowers with  favorable  credit  histories and who satisfy other  standards for limited documentation programs.

                        DESCRIPTION OF THE CERTIFICATES

      The following  summaries  describing  certain  provisions of the  certificates  do not purport to be complete and are subject to, and are qualified in their  entirety by reference to, the prospectus and the provisions of the Agreement relating to the certificates  offered hereby.

General

      The Bear Stearns ALT-A Trust Mortgage  Pass-Through  Certificates,  Series 2004-8,  or
the  Certificates,  will  consist of the classes of  Certificates  offered  hereby and other classes  of  certificates,  or Other  Certificates,  which are not being  offered  hereby as described under "Summary of Terms-Offered Certificates."

      The  Certificates  will  evidence in the  aggregate  the entire  beneficial  ownership interest in the Trust.  The Trust will consist of (i) the mortgage  loans;  (ii) such assets as from time to time are  identified  as deposited  in respect of the mortgage  loans in the
Protected  Accounts  (as  defined  in the  prospectus)  established  for the  collection  of payments on the mortgage  loans  serviced by the related  Servicer,  in the Master  Servicer
Collection Account and in the Distribution  Account (each as defined below) and belonging to the Trust;  (iii) property acquired by foreclosure of such mortgage loans or by deed in lieu of foreclosure;  (iv) any standard hazard  insurance  policies;  (v) the Cap Contracts;  and
(vi) all proceeds of the foregoing.

      Each class of Book-Entry  Certificates  will  initially be  represented by one or more
Global  Securities  registered  in the name of a  nominee  of DTC.  The  Depositor  has been informed by DTC that DTC's nominee will be Cede & Co.  Beneficial  interests will be held by investors through the book-entry  facilities of DTC in minimum  denominations of $25,000 and increments of $1,000 in excess thereof.  One Certificate of each such class may be issued in a different  principal  amount to accommodate the remainder of the initial  principal amount of the Certificates of such Class.

      No person  acquiring an interest in any class of the Book-Entry  Certificates  will be entitled to receive a certificate  representing such person's interest,  except as set forth below under "-Definitive Certificates".  Unless and until definitive certificates are issued under the limited circumstances  described in this prospectus supplement,  all references to actions by  certificateholders  with respect to the Book-Entry  Certificates  shall refer to actions taken by DTC upon  instructions  from its  participants  and all  references in this
prospectus   supplement   to   distributions,    notices,    reports   and   statements   to
certificateholders   with   respect  to  the   Book-Entry   Certificates   shall   refer  to
distributions,  notices,  reports and  statements  to DTC or Cede & Co.,  as the  registered holder of the Book-Entry Certificates,  for distribution to Certificate Owners in accordance with DTC procedures.  See "-Book-Entry  Registration" and "-Definitive Certificates" in this prospectus supplement.

      The Residual  Certificates  may not be purchased  by or  transferred  to a Plan except upon  delivery of a  certification  of facts or an opinion of  counsel,  as provided in this prospectus supplement.  See "ERISA  Considerations" in this prospectus supplement.  Transfer of the Residual Certificates will be subject to additional  restrictions and transfer of the
Residual  Certificates to any non-United  States person will be prohibited,  in each case as described under "Federal Income Tax  Consequences-REMICS-Tax  and  Restrictions On Transfers
of REMIC Residual  Certificates to Certain  Organizations" and "-Taxation of Owners of REMIC
Residual  Certificates-Noneconomic  REMIC  Residual  Certificates"  in  the  prospectus.  No service  charge  will be imposed for any  registration  of  transfer  or  exchange,  but the
Trustee  may  require  payment of a sum  sufficient  to cover any tax or other  governmental charge imposed in connection therewith.

      All  distributions  to  holders  of the  offered  certificates,  other  than the final distribution on any class of offered  certificates,  will be made on each  distribution date by or on behalf of the Trustee to the persons in whose  names the offered  certificates  are registered at the close of business on the related Record Date.  Distributions  will be made either (a) by check  mailed to the  address of each  certificateholder  as it appears in the certificate  register or (b) upon written request to the Trustee at least five business days prior to the relevant Record Date by any holder of Offered Certificate,  by wire transfer in immediately  available  funds to the  account  of the  certificateholders  specified  in the request.  The final  distribution on any class of offered  certificates will be made in like manner,  but only upon  presentment and surrender of the class at the corporate trust office of the Trustee or any other location  specified in the notice to  certificateholders  of the final distribution.

      The  Certificates  will not be  listed  on any  securities  exchange  or quoted in the automated quotation system of any registered securities association.  As a result, investors in the  Certificates  may  experience  limited  liquidity.  See  "Risk  Factors-The  Offered
Certificates  Will Have Limited  Liquidity,  So You May Be Unable to Sell Your Securities or
May Be Forced to Sell Them at a Discount from Their Fair Market  Value." in this  prospectus supplement.
Book-Entry Registration

DTC is a limited-purpose  trust company organized under the laws of the State of New York, a member of the Federal Reserve  System,  a "clearing  corporation"  within the meaning of the
New York  Uniform  Commercial  Code,  and a  "clearing  agency"  registered  pursuant to the provisions  of Section 17A of the Exchange Act. DTC was created to hold  securities  for its participants  and to  facilitate  the clearance  and  settlement of securities  transactions between  participants  through  electronic  book entries,  thereby  eliminating the need for physical movement of certificates.

      Certificate  Owners that are not  participants or indirect  participants but desire to purchase,  sell or otherwise  transfer  ownership of, or other  interests in, the Book-Entry
Certificates  may do so only through  participants and indirect  participants.  In addition,
Certificate  Owners will  receive all  distributions  of  principal  of and  interest on the
Book-Entry  Certificates  from the  Trustee  through DTC and DTC  participants.  The Trustee will  forward  payments  to DTC  in  same  day  funds  and  DTC  will  forward  payments  to participants  in  next  day  funds  settled  through  the  New  York  Clearing  House.  Each participant  will be responsible  for disbursing the payments.  Unless and until  definitive certificates  are  issued,  it is  anticipated  that  the  only  certificateholders  of  the
Book-Entry  Certificates will be Cede & Co., as nominee of DTC.  Certificate Owners will not be  recognized by the Trustee as  certificateholders,  as such term is used in the Agreement and Certificate Owners will be permitted to exercise the rights of  certificateholders  only indirectly through DTC and its participants.

      Under  the  Rules,  DTC  is  required  to  make  book-entry  transfers  of  Book-Entry
Certificates among  participants and to receive and transmit  distributions of principal of, and interest on, the Book-Entry  Certificates.  Participants and indirect  participants with which  Certificate  Owners  have  accounts  with  respect  to  the  Book-Entry  Certificates similarly are required to make book-entry  transfers and receive and transmit these payments on behalf of their respective Certificate Owners.  Accordingly,  although Certificate Owners
will  not  possess  definitive  certificates,   the  Rules  provide  a  mechanism  by  which
Certificate  Owners  through  their  participants  and  indirect  participants  will receive payments and will be able to transfer their interest.

      Because  DTC can only act on  behalf  of  participants,  who in turn act on  behalf of indirect  participants and on behalf of certain banks, the ability of a Certificate Owner to pledge  Book-Entry  Certificates  to persons or entities that do not  participate in the DTC system, or to otherwise act with respect to Book-Entry  Certificates,  may be limited due to the absence of physical certificates for the Book-Entry  Certificates.  In addition, under a book-entry  format,  Certificate  Owners may experience  delays in their receipt of payments since distribution will be made by the Trustee to Cede & Co., as nominee for DTC.

      Under the Rules,  DTC will take action  permitted to be taken by a  certificateholders under the Agreement only at the direction of one or more  participants  to whose DTC account the  Book-Entry  Certificates  are credited.  Additionally,  under the Rules,  DTC will take actions with respect to specified  voting  rights only at the  direction of and on behalf of participants  whose  holdings of Book-Entry  Certificates  evidence these  specified  voting rights.  DTC may take conflicting  actions with respect to voting rights, to the extent that participants  whose holdings of Book-Entry  Certificates  evidence voting rights,  authorize divergent action.

      The Depositor,  the Master Servicer, the Securities  Administrator,  the Servicers and
the Trustee  will have no  liability  for any aspect of the records  relating to or payments made on account of beneficial  ownership  interests in the Book-Entry  Certificates  held by
Cede & Co., as nominee for DTC, or for  maintaining,  supervising  or reviewing  any records relating to beneficial ownership interests.

Definitive Certificates

      Definitive  certificates  will be issued  to  Certificate  Owners  or their  nominees, respectively,  rather  than to DTC or its  nominee,  only if (1) the  Depositor  advises the
Trustee  in  writing  that  DTC is no  longer  willing  or able to  properly  discharge  its responsibilities  as clearing  agency with respect to the  Book-Entry  Certificates  and the
Depositor is unable to locate a qualified successor within 30 days or (2) the Depositor,  at its option, elects to terminate the book-entry system through DTC.  Additionally,  after the occurrence of an event of default under the Agreement,  any Certificate Owner materially and adversely  affected  thereby may, at its option,  request and, subject to the procedures set forth in the  Agreement,  receive  a  definitive  certificate  evidencing  such  Certificate
Owner's fractional undivided interest in the related class of Certificates.

      Upon  its  receipt  of  notice  of  the  occurrence  of  any  event  described  in the immediately  preceding  paragraph,  the Trustee is  required to request  that DTC notify all
Certificate Owners through its participants of the availability of definitive  certificates.
Upon  surrender  by  DTC  of  the  definitive   certificates   representing  the  Book-Entry
Certificates and receipt of instructions for  re-registration,  the Trustee will reissue the
Book-Entry  Certificates  as  definitive  certificates  issued in the  respective  principal amounts owned by individual  Certificate  Owners,  and thereafter the Trustee will recognize the holders of definitive certificates as certificateholders under the Agreement.

Distributions on the Certificates

      On each distribution  date, the Trustee will withdraw the available funds with respect to the  related  Loan Group from the  Distribution  Account for such  distribution  date and apply such amounts as follows:

      First,  to pay any accrued and unpaid  interest  on the  offered  certificates  in the following order of priority:

1.    From Interest Funds in respect of:

            (a)   Loan Group I, to the Class I-A  certificates,  the  Current  Interest  and then any Interest Carry Forward Amount for such class;

            (b)   Loan Group II, to the Class II-A  certificates,  the Current  Interest and then any Interest Carry Forward Amount for such class;

2.    From remaining Interest Funds in respect of:

            (a)   Loan Group I, to the Class II-A  certificates,  the Current  Interest  and any  Interest  Carry  Forward  Amount  for such class to the extent not paid in clause
      1(b) above;

            (b)   Loan Group II, to the Class I-A  certificates,  the Current  Interest  and any  Interest  Carry  Forward  Amount  for such class to the extent not paid in clause
      1(a) above;

      3.    From remaining  Interest Funds in respect of both Loan Groups, to the Class M-1,
      Class M-2,  Class B-1 and Class B-2  certificates,  sequentially,  in that order,  the
      Current Interest for each such class;

      4.    Any   Excess   Spread   to  the   extent   necessary   to   meet  a   level   of
      overcollateralization  equal to the  Overcollateralization  Target  Amount will be the
      Extra  Principal  Distribution  Amount and will be included  as part of the  Principal
      Distribution Amount and distributed in accordance with second (A) and (B) below; and

      5.    Any  Remaining  Excess  Spread  will be applied as Excess  Cashflow  pursuant to clauses Third through Eleventh below.

      On any distribution date, any shortfalls  resulting from the application of the Relief
Act and any  Prepayment  Interest  Shortfalls  to the  extent not  covered  by  Compensating
Interest Payments will be allocated,  first, in reduction of amounts otherwise distributable to the Class B-IO  Certificates and Residual  Certificates,  and thereafter,  to the Current
Interest  payable to the offered  certificates,  on a pro rata basis,  on such  distribution date,  based on the respective  amounts of interest  accrued on such  Certificates  for such distribution  date.  The  holders  of the  offered  certificates  will  not be  entitled  to reimbursement for any such interest shortfalls.

      Second,  to pay as  principal  on the  offered  certificates  entitled  to payments of principal, in the following order of priority:

(A)   For each  distribution  date (i) prior to the Stepdown Date or (ii) on which a Trigger
      Event is in effect,  from Principal Funds and the Extra Principal  Distribution Amount
      for such distribution date:

1.    (a) To  the  Class  I-A  certificates,  an  amount  equal  to the  Group  I  Principal
      Distribution  Amount  will be  distributed  until the  Certificate  Principal  Balance thereof is reduced to zero; and

               (b)      To the Class  II-A  certificates,  an  amount  equal to the Group II
      Principal  Distribution  Amount will be distributed  until the  Certificate  Principal
      Balance thereof is reduced to zero;

2.    To the Class M-1 certificates,  any remaining Principal  Distribution Amount until the
      Certificate Principal Balance thereof is reduced to zero;

3.    To the Class M-2 certificates,  any remaining Principal  Distribution Amount until the
      Certificate Principal Balance thereof is reduced to zero;

4.    To the Class B-1 certificates,  any remaining Principal  Distribution Amount until the
      Certificate Principal Balance thereof is reduced to zero; and

5.    To the Class B-2 certificates,  any remaining Principal  Distribution Amount until the
      Certificate Principal Balance thereof is reduced to zero;

(B)   For each  distribution  date on or after the Stepdown Date, so long as a Trigger Event is not in effect,  from Principal  Funds and the Extra Principal  Distribution  Amount
      for such distribution date:

1.    (a)      To the Class I-A  certificates,  an amount  equal to the Class I-A  Principal
      Distribution  Amount,  until the Certificate  Principal  Balance thereof is reduced to zero; and

               (b)      To the Class II-A  certificates,  an amount  equal to the Class II-A
      Principal  Distribution  Amount,  until the Certificate  Principal  Balance thereof is reduced to zero;

2.    To the Class M-1 certificates,  from any remaining Principal  Distribution Amount, the
      Class M-1 Principal  Distribution  Amount,  until the  Certificate  Principal  Balance thereof is reduced to zero;

3.    To the Class M-2 certificates,  from any remaining Principal  Distribution Amount, the
      Class M-2 Principal  Distribution  Amount,  until the  Certificate  Principal  Balance thereof is reduced to zero;

4.    To the Class B-1 certificates,  from any remaining Principal  Distribution Amount, the
      Class B-1 Principal  Distribution  Amount,  until the  Certificate  Principal  Balance thereof is reduced to zero; and

5.    To the Class B-2 certificates,  from any remaining Principal  Distribution Amount, the
      Class B-2 Principal  Distribution  Amount,  until the  Certificate  Principal  Balance thereof is reduced to zero;

(C)   Notwithstanding  the  provisions  of  clauses  Second  (A)  and (B)  above,  if on any distribution date the certificates in a Certificate  Group are no longer  outstanding, the portion of the  Principal  Distribution  Amount or the  related  Class A Principal
      Distribution  Amount,  as applicable,  otherwise  allocable to such Certificate  Group will be distributed to the other  Certificate  Group until the  Certificate  Principal
      Balance of each such class is reduced to zero.

      Third,  from any Excess Cashflow,  to the Class I-A and Class II-A  certificates,  pro rata in accordance  with the  respective  amounts owed to each such class,  (i) any Interest
Carry  Forward  Amount for such  Classes to the extent not fully paid  pursuant to subclause
First 1 and 2 above and (ii) any Unpaid  Realized  Loss  Amount for each such class for such distribution date;

      Fourth, from any remaining Excess Cashflow,  to the Class M-1 certificates,  an amount equal to (a) any  Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized  Loss
Amount for such class for such distribution date;

      Fifth, from any remaining Excess Cashflow,  to the Class M-2  certificates,  an amount equal to (a) any  Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized  Loss
Amount for such class for such distribution date;

      Sixth, from any remaining Excess Cashflow,  to the Class B-1  certificates,  an amount equal to (a) any  Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized  Loss
Amount for such class for such distribution date;

      Seventh, from any remaining Excess Cashflow, to the Class B-2 certificates,  an amount equal to (a) any  Interest  Carry  Forward  Amount,  and then (b) any Unpaid  Realized  Loss
Amount for such class for such distribution date;

      Eighth,  from any remaining Excess  Cashflow,  to each class of Class I-A certificates and Class II-A  certificates,  any Basis Risk Shortfall and any Basis Risk  Shortfall  Carry
Forward Amount for each such class for such  distribution  date, pro rata based on the Basis
Risk Shortfall and Basis Risk Shortfall Carry Forward Amount owed to such class;

      Ninth, from any remaining Excess Cashflow,  to the Class M-1, Class M-2, Class B-1 and
Class  B-2  certificates,  in that  order,  any Basis  Risk  Shortfall  and any  Basis  Risk
Shortfall Carry Forward Amount, in each case for such class for such distribution date;

      Tenth,  from any remaining Excess Cashflow,  to the Class B-IO  certificates an amount specified in the Agreement; and

      Eleventh, any remaining amounts to the Residual Certificates.

      On each distribution date, all amounts  representing  prepayment charges in respect of the Group I and Group II mortgage loans received during the related  Prepayment  Period will be withdrawn from the  Distribution  Account and shall not be available for  distribution to the holders of the offered  certificates.  Prepayment  charges  with  respect to the Group I and Group II mortgage loans will be distributed  to the Class XP  Certificates  as set forth in the Agreement.  The payment of such  prepayment  charges shall not reduce the Certificate
Principal Balance of the Class XP Certificates.

      When a borrower  prepays all or a portion of a mortgage  loan  between due dates,  the borrower pays interest on the amount  prepaid only to the date of  prepayment.  Accordingly, an interest  shortfall  will result equal to the  difference  between the amount of interest collected  and the amount of interest  that would have been due absent such  prepayment.  We refer  to this  interest  shortfall  as a  Prepayment  Interest  Shortfall.  Any  Prepayment
Interest  Shortfalls  resulting from a prepayment in full or in part are required to be paid by the  applicable  Servicer,  but only to the extent  that such  amount does not exceed the aggregate of the  Servicing  Fees on the mortgage  loans  serviced by it for the  applicable distribution date. Any Prepayment  Interest  Shortfalls required to be funded but not funded by the applicable  Servicer are required to be paid by the Master Servicer,  but only to the extent that such amount does not exceed the aggregate Master Servicing  Compensation for the related  mortgage loans for the applicable  distribution  date. None of the Servicers or the
Master Servicer are obligated to fund interest shortfalls  resulting from the application of the Relief Act. The amount of the Master  Servicing  Compensation and Servicing Fees used to offset such Prepayment  Interest  Shortfalls is referred to herein as Compensating  Interest
Payments.

Allocation of Realized Losses

      Subordination  provides the holders of Certificates  having a higher payment  priority with  protection  against  Realized  Losses on the  mortgage  loans.  In general,  this loss protection is accomplished  by allocating any Realized Losses in excess of available  excess spread and any current  overcollateralization among the Subordinate Certificates,  beginning with the  Subordinate  Certificates  with the lowest payment  priority until the certificate principal balance of that subordinate class has been reduced to zero.

      The Applied  Realized  Loss Amount  shall be allocated  first to the Class B-2,  Class
B-1,  Class M-2 and  Class  M-1  certificates,  in that  order (so long as their  respective
Certificate  Principal  Balances  have not been  reduced  to zero) and  thereafter  Realized
Losses  with  respect  to the Group I mortgage  loans  shall be  allocated  to the Class I-A certificates  until the Certificate  Principal  Balance thereof has been reduced to zero and realized  losses with respect to the Group II mortgage loans shall be allocated to the Class
II-A  certificates  until the  Certificate  Principal  Balance  thereof has been  reduced to zero.  Such  subordination  will increase the likelihood of timely receipt by the holders of the  Certificates  with higher relative payment priority of the maximum amount to which they are entitled on any  distribution  date and will provide  such  holders  protection  against losses  resulting from defaults on mortgage loans to the extent described in this prospectus supplement.  The depositor  will allocate a loss to a Certificate  by reducing its principal amount by the amount of the loss.

      In the event that the  related  Servicer,  the  Master  Servicer  or any  sub-servicer recovers  any  amount in  respect  of a  liquidated  mortgage  loan with  respect to which a
Realized Loss has been incurred  after  liquidation  and  disposition of such mortgage loan, any  such  amount,  which is  referred  to in this  prospectus  supplement  as a  Subsequent
Recovery,  will be distributed as part of available  funds in accordance with the priorities described under "Description of the  Certificates-Distributions on the Certificates" in this prospectus  supplement.  Additionally,  the certificate  principal  balance of each class of
Subordinate  Certificates that has been reduced by the allocation of a Realized Loss to such
Certificate  will be  increased,  in order of  seniority,  by the amount of such  Subsequent
Recovery,  but not in excess of the amount of any Realized  Losses  previously  allocated to such class of Certificates and not previously  offset by Subsequent  Recoveries.  Holders of such  Certificates will not be entitled to any payment in respect of Current Interest on the amount of such increases for an Interest Accrual Period  preceding the distribution  date on which such increase occurs.

            Excess Spread and Overcollateralization Provisions

      Excess  Spread  will be  required  to be  applied as an Extra  Principal  Distribution
Amount with respect to the offered certificates  whenever the  Overcollateralization  Amount is less than the  Overcollateralization  Target Amount.  If on any distribution  date, after giving effect to allocations of Principal  Distribution  Amounts, the aggregate  Certificate
Principal  Balance of the  offered  certificates  exceeds  the  aggregate  Stated  Principal
Balance  of the  mortgage  loans  for such  distribution  date,  the  Certificate  Principal
Balances of the  Subordinate  Certificates  will be reduced,  in inverse  order of seniority
(beginning  with the Class B-2  certificates)  by an amount equal to such  excess.  Any such reduction is an Applied Realized Loss Amount.

            Pass-Through Rates

      The  pass-through  rate per annum for the  offered  certificates  will be equal to the least of:

3.    the London interbank  offered rate for one month United States dollar deposits,  which
            we  refer  to  as  One-Month   LIBOR,   calculated  as  described   below  under
            "-Calculation of One-Month LIBOR" plus the related Margin,

4.    11.50% per annum, and

5.    the applicable Net Rate Cap.

            Calculation of One-Month LIBOR

      On the second LIBOR business day preceding the  commencement of each Interest  Accrual
Period for the offered  certificates,  which date we refer to as an  interest  determination date, the securities  administrator will determine One-Month LIBOR for such Interest Accrual
Period on the basis of such rate as it appears on  Telerate  Screen  Page 3750,  as of 11:00
a.m. London time on such interest  determination  date. If such rate does not appear on such page, or such other page as may replace that page on that service,  or if such service is no longer  offered,  such other  service for  displaying  LIBOR or  comparable  rates as may be reasonably  selected by the  securities  administrator,  One-Month  LIBOR for the applicable
Interest  Accrual  Period will be the  Reference  Bank Rate.  If no such  quotations  can be obtained and no Reference  Bank Rate is  available,  One-Month  LIBOR will be the  One-Month
LIBOR applicable to the preceding Interest Accrual Period.

      The  Reference  Bank Rate with  respect  to any  Interest  Accrual  Period,  means the arithmetic mean, rounded upwards,  if necessary,  to the nearest whole multiple of 0.03125%, of the offered rates for United States dollar  deposits for one month that are quoted by the
Reference  Banks,  as described  below, as of 11:00 a.m., New York City time, on the related interest  determination  date to prime banks in the London  interbank market for a period of one month in amounts  approximately equal to the aggregate  Certificate Principal Balance of all Classes of offered  certificates  for such  Interest  Accrual  Period,  provided that at least two such  Reference  Banks  provide such rate. If fewer than two offered rates appear, the Reference Bank Rate will be the arithmetic mean, rounded upwards,  if necessary,  to the nearest  whole  multiple of 0.03125%,  of the rates quoted by one or more major banks in New
York City, selected by the securities  administrator,  as of 11:00 a.m., New York City time, on such date for loans in U.S.  dollars to leading  European banks for a period of one month in  amounts  approximately  equal to the  aggregate  Certificate  Principal  Balance  of all
Classes of offered certificates.  As used in this section, LIBOR business day means a day on which banks are open for  dealing in foreign  currency  and  exchange in London and New York
City; and Reference Banks means leading banks selected by the securities  administrator  and engaged in transactions in Eurodollar deposits in the international Eurocurrency market:

1.    with an established place of business in London,

2.    which have been designated as such by the Trustee, and

3.    which  are  not  controlling,  controlled  by,  or  under  common  control  with,  the
            Depositor, the Seller or the Master Servicer.

      The  establishment  of  One-Month  LIBOR on each  interest  determination  date by the securities  administrator  and the  securities  administrator's  calculation  of the rate of interest  applicable  to the  Classes  of  offered  certificates  for the  related  Interest
Accrual Period shall, in the absence of manifest error, be final and binding.

            Optional Purchase of Defaulted Loans

      Subject  to the  conditions  set  forth  in the  Agreement,  EMC may,  at its  option, purchase  from the Trust any  mortgage  loan which has become  delinquent  at least 90 days.
That purchase shall be at a purchase price equal to the Repurchase Price.

                                           THE CAP CONTRACTS

      The Trustee,  on behalf of the Trust,  will enter into one or more cap contracts  that provide for payments with respect to the Class I-A, Class II-A,  Class M-1, Class M-2, Class
B-1 and Class B-2  certificates,  or Cap  Contracts,  with Bear Stearns  Financial  Products
Inc.,  or the  Counterparty,  for the benefit of the  holders of the Class I-A,  Class II-A,
Class M-1,  Class M-2,  Class B-1 and Class B-2  certificates.  Each of the Class I-A, Class
II-A,  Class M-1, Class M-2, Class B-1 and Class B-2  certificates  will receive the benefit of payments from the related Cap Contract,  except that the Class M-1,  Class M-2, Class B-1 and Class B-2 certificates  also may receive payments from the Cap Contracts  related to the
Class I-A and Class II-A  certificates.  The Cap Contracts  are intended to provide  partial protection  to the Class I-A,  Class  II-A,  Class M-1,  Class M-2,  Class B-1 and Class B-2
certificates  in the  event  that  the  pass-through  rate  applicable  to such  Classes  of
Certificates  is  limited  by the  related  Net  Rate  Cap  and to  cover  certain  interest shortfalls.

      The  Counterparty  is a bankruptcy  remote  derivatives  product  company based in New
York, New York that has been  established  as a wholly owned  subsidiary of the Bear Stearns
Companies,  Inc. The Counterparty  maintains a ratings classification of "AAA" from Standard
Poor's and "Aaa" from Moody's.  The Counterparty will provide upon request,  without charge, to each person to whom this  prospectus  supplement is delivered,  a copy of (i) the ratings analysis from each of Standard & Poor's and Moody's  evidencing those respective  ratings or
(ii) the most recent audited annual financial  statements of the Counterparty.  Requests for such information  should be directed to the DPC Manager of Bear Stearns  Financial  Products
Inc. at (212) 272-4009 or in writing at 383 Madison  Avenue,  New York, New York 10179.  The
Counterparty is an affiliate of Bear, Stearns & Co. Inc., the Depositor and the Seller.

      On each  distribution  date through and including the  distribution  date set forth in the related Cap  Contract,  payments  under the  related  Cap  Contract  will be made to the
Trustee for the benefit of the holders of the  related  Certificates.  The Class M-1,  Class
M-2, Class B-1 and Class B-2 certificates  also may receive payments under the Cap Contracts for the Class I-A  certificates and the Class II-A  certificates.  The payment to be made by the  Counterparty  under each Cap Contract will be equal to the interest  accrued during the
Interest  Accrual  Period on the related  notional  balance at a rate equal to the excess of
(i) One-Month  LIBOR,  over (ii) the strike rate set forth in Annex I. The notional  balance will be equal to the  lesser  of (i) the  Certificate  Principal  Balance  of such  class of
Certificates for the related  distribution  date and (ii) the related  certificate  notional amount set forth in Annex I.

      On each  distribution  date,  amounts received under each Cap Contract with respect to such distribution date will be allocated in the following order of priority:

      first, to the holders of the related class of  Certificates,  the payment of any Basis
Risk Shortfall  Carry Forward Amount for such  distribution  date, to the extent not covered by Excess Cashflow for such distribution date;

      second,  from  any  remaining  amounts,  to  the  holders  of  the  related  class  of
Certificates,  the payment of any Current  Interest and Interest  Carry  Forward  Amount for
such  class to the  extent  not  covered  by  Interest  Funds  or  Excess  Cashflow  on such distribution date;

      third, from any excess amounts available from the Cap Contracts  relating to the Class
I-A and II-A certificates,  to the Class M-1, the Class M-2, the Class B-1 and the Class B-2
certificates,  in that order,  to the extent not paid  pursuant  to clauses  first or second above; and

      fourth, from any remaining amounts, to the Class B-IO certificates.

The Cap Contracts terminate after the distribution date occurring in June 2009.

                                  YIELD AND PREPAYMENT CONSIDERATIONS

      General

      The yield to maturity and weighted average life of each class of Certificates  will be affected by the amount and timing of principal  payments on the related  mortgage loans, the allocation of available  funds to such class of  Certificates,  the applicable  Pass-Through
Rate for such class of Certificates,  the purchase price paid for such  Certificates and the amount of Excess  Spread.  In  addition,  the yields on the  Certificates  will be adversely affected by Realized  Losses and  interest  shortfalls.  The  interaction  of the  foregoing factors may have  different  effects on the various  Classes of  Certificates,  and may have varying  effects  with  respect  to any one class of  Certificates  during  the life of such
Class. No  representation  is made as to the anticipated rate of prepayments on the mortgage loans,  the  amount  and  timing of  Realized  Losses or  interest  shortfalls  or as to the anticipated yield to maturity of any class of Certificates.  Prospective investors are urged to consider  their own estimates as to the  anticipated  rate of future  prepayments  on the mortgage  loans and the  suitability of the  Certificates  to their  investment  objectives.
Investors  should  carefully  consider the associated  risks  discussed  below and under the heading "Legal Investment" herein and under the headings "Yield  Considerations,"  "Maturity and Prepayment Considerations" and "Legal Investment Matters" in the prospectus.

      Mortgage Loan  Payments.  If prevailing  mortgage rates fall  significantly  below the mortgage rates on the mortgage loans,  the mortgage loans are likely to be subject to higher prepayment  rates than if  prevailing  rates  remain at or above the  mortgage  rates on the mortgage  loans.  Other factors  affecting  prepayments of mortgage loans include changes in mortgagors'  housing  needs,  job  transfers,  unemployment,  net  equity  in the  Mortgaged
Properties and servicing  decisions.  Amounts received by virtue of liquidations of mortgage loans,  repurchases  of mortgage  loans upon breach of  representations  or  warranties  and optional  termination  of the Trust also affect the  receipt of  principal  on the  mortgage loans. In addition,  the rates of prepayments will be affected by the rate and timing of the sale of Mortgaged  Properties  to the extent that the  mortgage  loans  contain  due-on sale clauses.  These  factors may affect the mortgage  loans in one Loan Group  differently  than those in the other  Loan  Group.  Approximately  25.34% of the  Group I  mortgage  loans and approximately  21.46% of the Group II mortgage loans at origination provided for the payment by the borrower of a prepayment charge on voluntary  prepayments typically made within up to five years from the date of the execution of the related mortgage note. These penalties,  if still  applicable  and if  enforced  by the  related  Servicer  would  typically  discourage prepayments  on the  Group I and  Group II  mortgage  loans.  The  holders  of the  Class XP
Certificates  will be entitled to all prepayment  charges  received on the Group I and Group
II mortgage loans.

      Approximately  10.19% of the Group I mortgage  loans and  approximately  56.14% of the
Group II mortgage loans are assumable under some  circumstances  if, in the sole judgment of the master servicer or subservicer,  the  prospective  purchaser of a mortgaged  property is creditworthy  and the security for the mortgage loan is not impaired by the assumption.  The remainder  of the  mortgage  loans are  subject to  customary  due-on-sale  provisions.  The servicers shall enforce any due-on-sale  clause  contained in any mortgage note or mortgage, to  the  extent  permitted  under  the  related  Servicing  Agreement,  applicable  law  and governmental  regulations.  However,  if the servicer  determines  that  enforcement  of the due-on-sale  clause would impair or threaten to impair  recovery  under the related  primary mortgage  insurance  policy,  if any,  the  servicer  shall not be  required  to enforce the due-on-sale  clause.  The  extent  to  which  some of the  mortgage  loans  are  assumed  by purchasers  of the  mortgaged  properties  rather than prepaid by the related  mortgagors in connection  with the sales of the  mortgaged  properties  will affect the  weighted  average lives of the offered certificates and may result in a prepayment  experience on the mortgage loans that differs from that on other mortgage loans.

      Timing of Payments and  Distributions.  Unlike certain corporate bonds, the timing and amount of principal  payments on the  Certificates  are not fixed because they are generally determined  by the timing and amount of principal  payments on the related  mortgage  loans.
The timing of payments on the mortgage loans may  significantly  affect an investor's yield.
In general,  the earlier a prepayment of principal on the mortgage  loans,  the greater will be the effect on an investor's yield to maturity.  As a result,  the effect on an investor's yield of  principal  prepayments  that occur at a rate  which is higher (or lower)  than the rate  anticipated by the investor  during the period  immediately  following the issuance of the  Certificates  will not be offset by a subsequent  like  reduction  (or increase) in the rate of  principal  prepayments.  Furthermore,  to the  extent the  interest  portion of any
Realized Loss is allocated to a class of  Certificates  the yield to investors in such class will be reduced.

      Discounts and Premiums.  In the case of any  Certificates  purchased at a discount,  a slower than  assumed  rate of  principal  payments on the  applicable  mortgage  loans could result  in an  actual  yield  that is  lower  than  the  assumed  yield.  In the case of any
Certificates  purchased at a premium,  a faster than  assumed rate of principal  payments on the  applicable  mortgage  loans  could  result in an actual  yield  that is lower  than the anticipated  yield.  A discount or premium  would be  determined in relation to the price at which a Certificate  will yield its  Pass-Through  Rate,  after giving effect to any payment delay.

      Reinvestment  Risk.  Because the mortgage  loans in a Loan Group may be prepaid at any time,  it is not  possible  to  predict  the  rate at  which  distributions  on the  related
Certificates will be received.  Since prevailing  interest rates are subject to fluctuation, there can be no assurance  that investors in the  Certificates  will be able to reinvest the distributions  thereon at yields  equaling  or  exceeding  the  yields on the  Certificates.
Yields on any such  reinvestments  may be lower, and may even be significantly  lower,  than yields on the Certificates.  Generally, when prevailing interest rates increase,  prepayment rates on  mortgage  loans  tend to  decrease,  resulting  in a  reduced  rate of  return  of principal to investors at a time when  reinvestment at such higher prevailing rates would be desirable.  Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to  increase,  resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

      Excess  Spread.  The  weighted  average  life and yield to  maturity  of each class of offered  certificates  will also be influenced  by the amount of Excess Spread  generated by the related  mortgage loans and applied in reduction of the Certificate  Principal  Balances of the related  Certificates.  The level of Excess Spread available on any distribution date
to  be  applied  in  reduction  of  the  Certificate   Principal  Balances  of  the  offered
certificates and will be influenced by, among other factors,

o     the  overcollateralization  level of the  assets in the  mortgage  pool at such  time,
            i.e., the extent to which interest on the related  mortgage loans is accruing on a higher  stated  principal  balance than the  aggregate  Certificate  Principal
            Balance of the offered certificates;

o     the delinquency and default experience of the related mortgage loans,

o     the level of One-Month LIBOR; and

o     the  provisions of the Agreement that permit  principal  collections to be distributed to the Class B-IO  Certificates  and the Residual  Certificates  in each case as provided in the Agreement when required  overcollateralization  levels have been met.

      To the extent that greater  amounts of Excess Spread are  distributed  in reduction of the Certificate Principal Balance of a class of offered  certificates,  the weighted average life  thereof  can be expected to shorten.  No  assurance,  however,  can be given as to the amount of Excess Spread to be distributed at any time or in the aggregate.

      The yields to maturity of the offered  certificates and, in particular the Subordinate
Certificates,  in the order of payment priority, will be progressively more sensitive to the rate,  timing and severity of Realized Losses on the mortgage loans. If an Applied  Realized
Loss Amount is  allocated  to a class of offered  certificates,  that class will  thereafter accrue interest on a reduced  Certificate  Principal Balance.  Although the Applied Realized
Loss Amount so allocated may be recovered on future  distribution dates to the extent Excess
Cashflow is available  for that purpose,  there can be no assurance  that those amounts will be available or sufficient.

      To the extent that the  pass-through  rate on the offered  certificates  is limited by the applicable Net Rate Cap, the difference  between (x) the interest amount payable to such class at the  applicable  pass-through  rate without regard to the related Net Rate Cap, and
(y) the  Current  Interest  payable to such class on an  applicable  distribution  date will create a shortfall.  Such  shortfall  will be payable to the extent of Excess  Cashflow and, with respect to the Class I-A,  Class II-A,  Class M-1,  Class M-2,  Class B-1 and Class B-2
certificates,  to the extent of  payments  made under the Cap  Contracts  on the  applicable distribution  date.  Payments  under  the Cap  Contracts  are  based  on the  lesser  of the
Certificate  Principal  Balance  of the  related  class of  Certificates  and the  principal balance of such class based on certain  prepayment  assumptions.  If the  mortgage  loans do not prepay  according to those  assumptions,  it may result in the Cap  Contracts  providing insufficient  funds to cover such shortfalls.  In addition,  each Cap Contract  provides for payment of the excess of  One-Month  LIBOR over a specified  per annum rate,  which also may not provide  sufficient  funds to cover such shortfalls.  The Cap Contracts  terminate after the distribution date occurring in June 2009.

            Assumed Final Distribution Date

      The  Assumed  Final  Distribution  Date  for  distributions  on  the  Certificates  is
September 2034. The Assumed Final  Distribution  Date in each case is the distribution  date in the  month  following  the  month of the  latest  scheduled  maturity  date of any of the mortgage  loans.  Since the rate of payment  (including  prepayments)  of  principal  on the mortgage  loans can be expected to exceed the scheduled  rate of payments,  and could exceed the scheduled rate by a substantial  amount,  the disposition of the last remaining mortgage
loan  may  be  earlier,  and  could  be  substantially   earlier,  than  the  Assumed  Final
Distribution  Date.  Furthermore,  the actual final  distribution  date with respect to each class of offered  certificates  could occur  significantly  earlier  than the Assumed  Final
Distribution  Date  because  Excess  Spread to the  extent  available  will be applied as an accelerated  payment of principal  on the offered  certificates  to the extent  described in this  prospectus  supplement.  In  addition,  EMC  or  its  designee  may,  at  its  option, repurchase all the mortgage loans from the Trust on or after any distribution  date on which the  aggregate  unpaid  principal  balances of the  mortgage  loans are less than 20% of the aggregate  Stated  Principal  Balance of the mortgage loans as of the Cut-off Date. See "The
Pooling and Servicing Agreement-Termination" herein.

            Weighted Average Lives

      The  weighted  average  life of a security  refers to the average  amount of time that will elapse from the date of its issuance  until each dollar of  principal of such  security will  be  distributed  to the  investor.  The  weighted  average  life of a  Certificate  is determined by (a) multiplying the amount of the reduction,  if any, of the principal  amount of such Certificate from one distribution  date to the next  distribution date by the number of years from the date of  issuance to the second such  distribution  date,  (b) summing the results and (c) dividing the sum by the aggregate  amount of the reductions in the principal amount of such  Certificate  referred to in clause (a).  The weighted  average  lives of the
Certificates  will be influenced  by, among other  factors,  the rate at which  principal is paid on the related mortgage loans.  Principal payments of mortgage loans may be in the form of scheduled amortization,  prepayments, liquidations as a result of foreclosure proceedings or  otherwise,  or by virtue of the  purchase  of a  mortgage  loan in advance of its stated
maturity as required or permitted by the  Agreement.  The actual  weighted  average life and term to maturity of each class of Certificates,  in general,  will be shortened if the level of such prepayments of principal on the related mortgage loans increases.

            Prepayment Model

      Prepayments on mortgage loans are commonly measured relative to a prepayment  standard or model.  The  prepayment  model used in this  prospectus  supplement  with  respect to the mortgage loans represents a constant rate of prepayment each month, or CPR,  relative to the then outstanding  principal  balance of a pool of mortgage loans. To assume a 25% CPR or any other CPR is to assume that the stated  percentage of the outstanding  principal  balance of the related  mortgage pool is prepaid over the course of a year. No  representation  is made that the mortgage loans will prepay at these or any other rates.

            Pricing Assumptions

      The Certificates were structured assuming,  among other things, a 25% CPR with respect to the  Group I and  Group II  mortgage  loans.  The  prepayment  assumption  to be used for pricing purposes for the respective  Classes may vary as determined at the time of sale. The actual  rate of  prepayment  may vary  considerably  from the rate  used for any  prepayment assumption.

            Decrement Tables

      The  following  tables  entitled  "Percent of Initial  Principal  Amount  Outstanding"
indicate  the  percentages  of the  initial  principal  amount  of  each  class  of  offered certificates  that  would be  outstanding  after  each  distribution  date  shown at various percentages of CPR and the  corresponding  weighted average lives of such Classes of offered certificates.

      The  following  tables  have been  prepared  based on the  assumptions  that:  (i) the mortgage  loans have the  characteristics  set forth in Appendix A, (ii) the mortgage  loans prepay  at the  specified  percentages  of the CPR,  (iii) no  defaults  in the  payment  by mortgagors  of  principal  of and  interest  on the  mortgage  loans are  experienced,  (iv)
scheduled  payments  on the  mortgage  loans are  received  on the  first day of each  month commencing in August 2004 and are computed  prior to giving effect to  prepayments  received on the last day of the prior month,  (v) there are no interest  shortfalls  and  prepayments represent  prepayments in full of individual mortgage loans and are received on the last day of each month,  commencing in July 2004,  (vi) scheduled  Monthly  Payments of principal and interest on the mortgage loans are calculated on their respective  principal balances (prior to giving effect to  prepayments  received  thereon  during the preceding  calendar  month), mortgage  rate and  remaining  terms to stated  maturity  such that the mortgage  loans will fully  amortize by their stated  maturities,  (vii) the level of One-Month  LIBOR,  One-Year
U.S.  Treasury,  One-Year LIBOR and Six-Month LIBOR remains constant at 1.47%,  2.19%, 2.43%
and 1.96%, respectively,  (viii) the mortgage rate on each mortgage loan will be adjusted on each Interest  Adjustment  Date (as necessary) to a rate equal to the  applicable  Index (as described  above),  plus the applicable Gross Margin,  subject to Maximum Lifetime  Mortgage
Rates,  Minimum Lifetime Mortgage Rates and Periodic Caps (as applicable),  (ix) the Minimum
Lifetime  Mortgage Rates are equal to the Gross Margin,  (x) scheduled  Monthly  Payments of principal  and interest on each  mortgage  loan will be adjusted on each payment  adjustment date (as necessary) for such mortgage loan to equal the fully amortizing  payment  described in (vi) above,  (xi) the initial  principal  amounts of the Certificates are as set forth on
the  cover  page  hereof  and  under   "Summary  of   Terms-Offered   Certificates,"   (xii)
distributions  in respect of the  Certificates  are received in cash on the 25th day of each month,  commencing in August 2004, (xiii) the offered certificates are purchased on July 30,
2004 and (xiv)  except as  indicated  in the  caption  under the tables  entitled  "Weighted
Average Life to Call  (years)," EMC does not exercise the option to repurchase  the mortgage loans described under the caption "The Pooling and Servicing  Agreement-Termination."  While
it is assumed that each of the mortgage loans prepays at the related  specified  percentages of CPR, this is not likely to be the case.

      Discrepancies  will exist between the  characteristics  of the actual  mortgage  loans which will be delivered to the Trustee and  characteristics of the mortgage loans assumed in preparing  the tables.  To the extent that the  mortgage  loans have  characteristics  which differ from those assumed in preparing the tables,  the  Certificates  may mature earlier or later than indicated by the tables.

      Based on the foregoing  assumptions,  the tables below  indicate the weighted  average life of each class of offered  certificates  and set forth the  percentages  of the  initial
Certificate  Principal  Balance  of each such  class  that  would be  outstanding  after the distribution  date in July of each of the years indicated,  assuming that the mortgage loans prepay at the percentage of CPR indicated therein.  None of percentages of CPR, or any other prepayment  model or  assumption  purports to be an  historical  description  of  prepayment experience  or a prediction  of the  anticipated  rate of prepayment of any pool of mortgage loans, including the mortgage loans.  Variations in the actual prepayment experience and the balance of the  mortgage  loans that  prepay may  increase  or decrease  the  percentage  of initial  Certificate  Principal  Balance (and weighted  average life) shown in the following tables.  Such  variations  may occur even if the average  prepayment  experience of all such mortgage loans equals any of the specified percentages of the CPR.

                      Percent of Initial Principal Amount Outstanding

                 Class I-A certificates            Class II-A certificates
Distribution         CPR Percentage                    CPR Percentage
Date
                0%   10%    25%   40%    50%       0%   10%    25%   40%    50%
Initial
Percentage.    100   100    100   100    100      100   100    100   100    100
July  2005.    100    89     73    57     47      100    89     73    57     47
July  2006.     99    79     53    32     20       99    79     53    32     20
July  2007.     99    70     38    16      7       99    70     38    16      7
July  2008.     98    62     29    12      5       98    62     29    12      5
July  2009.     97    55     21     7      2       96    54     21     7      2
July  2010.     96    48     16     4      1       94    47     16     4      1
July  2011.     94    42     11     2      *       92    41     11     2      *
July  2012.     92    37      8     1      0       90    36      8     1      0
July  2013.     90    33      6     *      0       88    32      6     *      0
July  2014.     88    29      4     *      0       85    28      4     *      0
July  2015.     85    25      3     0      0       82    24      3     0      0
July  2016.     82    22      2     0      0       79    21      2     0      0
July  2017.     79    19      1     0      0       76    18      1     0      0
July  2018.     75    16      1     0      0       73    16      1     0      0
July  2019.     72    14      1     0      0       70    13      1     0      0
July  2020.     68    12      *     0      0       66    11      *     0      0
July  2021.     64    10      *     0      0       62    10      *     0      0
July  2022.     60     8      0     0      0       58     8      0     0      0
July  2023.     56     7      0     0      0       54     7      0     0      0
July  2024.     51     6      0     0      0       50     6      0     0      0
July  2025.     46     5      0     0      0       45     5      0     0      0
July  2026.     42     4      0     0      0       41     4      0     0      0
July  2027.     37     3      0     0      0       37     3      0     0      0
July  2028.     33     2      0     0      0       32     2      0     0      0
July  2029.     28     2      0     0      0       27     2      0     0      0
July  2030.     22     1      0     0      0       22     1      0     0      0
July  2031.     17     1      0     0      0       17     1      0     0      0
July  2032.     11     *      0     0      0       11     *      0     0      0
July  2033.      5     0      0     0      0        5     0      0     0      0
July  2034.      0     0      0     0      0        0     0      0     0      0
Weighted
Average
Life to
Maturity
(years)**..  19.39  7.53   3.20  1.81   1.30    19.01  7.42   3.19  1.81   1.30
Weighted
Average
Life to
Call
(years)***.  19.10  6.54   2.64  1.48   1.10    18.72  6.47   2.64  1.48   1.10

*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
***   To optional termination date.

                      Percent of Initial Principal Amount Outstanding

                     Class M-1 certificates                Class M-2 certificates
Distribution             CPR Percentage                         CPR Percentage
Date
                0%    10%    25%    40%     50%        0%    10%     25%    40%     50%
Initial
Percentage.   100     100    100    100    100        100     100    100     100    100
July  2005.   100     100    100    100    100        100     100    100     100    100
July  2006.   100     100    100    100    100        100     100    100     100    100
July  2007.   100     100    100    100    100        100     100    100     100    100
July  2008.   100     100     62     25     12        100     100     62      25     12
July  2009.   100     100     46     15      6        100     100     46      15      6
July  2010.   100     100     34      9      3        100     100     34       9      3
July  2011.   100      90     25      5      1        100      90     25       5      1
July  2012.   100      79     18      3      0        100      79     18       3      0
July  2013.   100      70     14      2      0        100      70     14       2      0
July  2014.   100      62     10      1      0        100      62     10       1      0
July  2015.   100      54      7      0      0        100      54      7       0      0
July  2016.   100      47      5      0      0        100      47      5       0      0
July  2017.   100      40      4      0      0        100      40      4       0      0
July  2018.   100      35      3      0      0        100      35      3       0      0
July  2019.   100      30      2      0      0        100      30      2       0      0
July  2020.   100      26      1      0      0        100      26      1       0      0
July  2021.   100      22      1      0      0        100      22      1       0      0
July  2022.   100      19      0      0      0        100      19      0       0      0
July  2023.   100      16      0      0      0        100      16      0       0      0
July  2024.   100      13      0      0      0        100      13      0       0      0
July  2025.    99      11      0      0      0         99      11      0       0      0
July  2026.    89       9      0      0      0         89       9      0       0      0
July  2027.    80       7      0      0      0         80       7      0       0      0
July  2028.    70       6      0      0      0         70       6      0       0      0
July  2029.    59       4      0      0      0         59       4      0       0      0
July  2030.    48       3      0      0      0         48       3      0       0      0
July  2031.    37       2      0      0      0         37       2      0       0      0
July  2032.    24       1      0      0      0         24       1      0       0      0
July  2033.    12       0      0      0      0         12       0      0       0      0
July  2034.     0       0      0      0      0          0       0      0       0      0
Weighted
Average
Life to
Maturity
(years)**.. 25.70   12.97   5.76   4.00   3.78      25.70   12.97   5.76    3.92   3.56
Weighted
Average
Life to
Call
(years)***. 25.05   10.76   4.49   3.15   2.32      25.05   10.76   4.49    3.15   2.32

*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
***   To optional termination date.

                      Percent of Initial Principal Amount Outstanding

                     Class B-1 certificates                  Class B-2 certificates
Distribution              CPR Percentage                        CPR Percentage
Date
                0%    10%    25%    40%     50%        0%    10%     25%    40%     50%
Initial
Percentage.   100     100    100    100    100        100     100    100     100    100
July  2005.   100     100    100    100    100        100     100    100     100    100
July  2006.   100     100    100    100    100        100     100    100     100    100
July  2007.   100     100    100    100    100        100     100    100     100    100
July  2008.   100     100     62     25     12        100     100     62      25     12
July  2009.   100     100     46     15      6        100     100     46      15      6
July  2010.   100     100     34      9      3        100     100     34       9      3
July  2011.   100      90     25      5      1        100      90     25       5      1
July  2012.   100      79     18      3      1        100      79     18       3      1
July  2013.   100      70     14      2      0        100      70     14       2      0
July  2014.   100      62     10      1      0        100      62     10       1      0
July  2015.   100      54      7      0      0        100      54      7       0      0
July  2016.   100      47      5      0      0        100      47      5       0      0
July  2017.   100      40      4      0      0        100      40      4       0      0
July  2018.   100      35      3      0      0        100      35      3       0      0
July  2019.   100      30      2      0      0        100      30      2       0      0
July  2020.   100      26      1      0      0        100      26      1       0      0
July  2021.   100      22      1      0      0        100      22      1       0      0
July  2022.   100      19      0      0      0        100      19      0       0      0
July  2023.   100      16      0      0      0        100      16      0       0      0
July  2024.   100      13      0      0      0        100      13      0       0      0
July  2025.    99      11      0      0      0         99      11      0       0      0
July  2026.    89       9      0      0      0         89       9      0       0      0
July  2027.    80       7      0      0      0         80       7      0       0      0
July  2028.    70       6      0      0      0         70       6      0       0      0
July  2029.    59       4      0      0      0         59       4      0       0      0
July  2030.    48       3      0      0      0         48       3      0       0      0
July  2031.    37       2      0      0      0         37       2      0       0      0
July  2032.    24       1      0      0      0         24       1      0       0      0
July  2033.    12       0      0      0      0         12       0      0       0      0
July  2034.     0       0      0      0      0          0       0      0       0      0
Weighted
Average
Life to
Maturity
(years)**.. 25.70   12.97   5.76   3.86   3.46      25.70   12.97   5.76    3.86   3.40
Weighted
Average
Life to
Call
(years)***. 25.05   10.76   4.49   3.11   2.32      25.05   10.76   4.49    3.10   2.32

*  Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of a Certificate is determined by (a) multiplying the amount of the reduction, if any, of the principal amount of such Certificate from one distribution date to the next distribution date by the number of years from the date of issuance to the second such distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal amount of such
   Certificate.
***   To optional termination date.

                            THE POOLING AND SERVICING AGREEMENT

      General

      The  Certificates  will be issued  pursuant to the pooling  and  servicing  agreement, dated as of July 1, 2004, or the Agreement,  among EMC, the Depositor,  the Master  Servicer and  Securities  Administrator  and the  Trustee.  Reference is made to the  prospectus  for important  information  additional  to  that  set  forth  herein  regarding  the  terms  and conditions  of  the  Agreement  and  the  Certificates.  The  Depositor  will  provide  to a prospective  or actual  Certificateholder  without  charge,  upon  written  request,  a copy
(without  exhibits) of the  Agreement.  Requests  should be addressed  to  Structured  Asset
Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Voting Rights

      Voting  rights  of the  Trust in  general  will be  allocated  among  the  Classes  of
Certificates  based upon their  respective  Certificate  Principal  Balances;  provided that voting rights equal to 0.25% will be allocated to each class of Residual Certificates.

Assignment of Mortgage Loans

      At the time of issuance of the  Certificates,  the  Depositor  will cause the mortgage loans,  together  with all  principal  and interest due on or with respect to such  mortgage loans after the  Cut-off  Date,  to be sold to the Trust.  The  mortgage  loans in each Loan
Group will be identified in a schedule  appearing as an exhibit to the Agreement,  with each
Loan  Group  identified  separately.  Such  schedule  will  include  information  as to  the principal  balance of each  mortgage  loan as of the Cut-off  Date,  as well as  information including,  among other things,  the mortgage rate, the Net Rate, the Monthly  Payment,  the maturity date of each mortgage note and the Loan-to-Value Ratio.

      In addition, the Depositor will deposit with the custodian,  as agent for the Trustee, with respect to each mortgage  loan the  following:  the original  mortgage  note,  endorsed without  recourse to the order of the Trustee  and  showing to the extent  available  to the
Depositor an unbroken  chain of  endorsements  from the original payee thereof to the person endorsing it to the Trustee;  the original  Mortgage  which shall have been  recorded,  with evidence of such  recording  indicated  thereon;  as to the  mortgage  loans with  Mortgaged
Properties  located in the States of  Florida,  Maryland,  Mississippi,  South  Carolina  or
Tennessee,  the  assignment  (which  may be in the  form  of a  blanket  assignment)  of the
Mortgage,  with evidence of recording thereon; a duly executed assignment of the Mortgage to
"JPMorgan Chase Bank, as trustee for  certificateholders of Bear Stearns ALT-A Trust 2004-8,
Mortgage Pass-Through Certificates,  Series 2004-8, without recourse" in recordable form or, for each mortgage loan subject to the Mortgage  Electronic  Registration  Systems,  Inc., or
MERS®  System,  evidence  that the  Mortgage  is held for the  Trustee as  described  in the
Agreement;  all  intervening  assignments  of the Mortgage to the  Depositor,  if any,  with evidence  of  recording  thereon;  the  original or a copy of the policy or  certificate  of primary mortgage guaranty insurance,  if provided in accordance with the applicable purchase agreement;  originals of all assumption and  modification  agreements.  Notwithstanding  the foregoing,  the  Depositor  will not be required  to deliver  assignments  of Mortgage  with evidence of recording  thereon if the Mortgaged  Properties  relating thereto are located in jurisdiction  in which,  based on an opinion of counsel  delivered  by the  Depositor to the
Trustee and acceptable to the Rating Agencies,  such recordation is not necessary to protect the  interests  of the  certificateholders  in the related  mortgage  loans.  The  documents delivered to the custodian  with respect to each mortgage loan are referred to  collectively as the "Mortgage  File." The Depositor will cause the Mortgage and intervening  assignments, if any, and the assignment of the Mortgage,  if recorded,  to be recorded not later than 180 days after the Closing Date.

      With respect to each  mortgage loan subject to the MERS®  System,  in accordance  with the rules of membership of Merscorp,  Inc. and/or Mortgage Electronic  Registration Systems,
Inc., or MERS,  the  assignment of the mortgage  related to each such mortgage loan shall be registered  electronically  through the MERS®  System and MERS shall serve as  mortgagee  of record  solely as nominee in an  administrative  capacity on behalf of the Trustee and shall not have any interest in such mortgage loans.

      The  custodian  will  review each item of the  Mortgage  File on behalf of the Trustee within 90 days of the Closing Date (and will review each document  permitted to be delivered to the Trustee  after the Closing  Date,  if  received  by the  custodian  after the initial
90-day  period,  promptly  after  its  delivery  to the  custodian).  If, as a result of its review,  the custodian  determines that any document is missing,  does not appear regular on its face, or appears to be unrelated to the mortgage  loans  identified in the mortgage loan schedules,  each a Material Defect, the custodian, as agent of the Trustee, shall notify the
Seller of such Material  Defect.  The Seller shall correct or cure any such Material  Defect within 90 days from the date of notice of the  Material  Defect,  and if the Seller does not correct or cure such  Material  Defect  within such period and such  defect  materially  and adversely affects the interests of the  Certificateholders in the related mortgage loan, the
Seller  will,  within 90 days of the date of notice,  provide the Trustee  with a substitute mortgage  loan (if within two years of the Closing  Date) or purchase  the related  mortgage loan at the applicable Repurchase Price.

      The custodian  also will review the Mortgage Files on behalf of the Trustee within 180 days of the Closing Date. If the custodian  discovers a Material Defect,  the custodian,  on behalf of the Trustee,  shall notify the Seller of such  Material  Defect.  The Seller shall correct  or cure any such  Material  Defect  within  90 days  from the date of notice of the
Material  Defect,  and if the Seller does not correct or cure such  Material  Defect  within such  period  and  such  defect  materially  and  adversely  affects  the  interests  of the
Certificateholders  in the related  mortgage  loan,  the Seller will,  within 90 days of the date of notice,  provide the Trustee with a substitute mortgage loan (if within two years of the  Closing  Date) or purchase  the  related  mortgage  loan at the  applicable  Repurchase
Price.  The Seller will have a longer  period of time to deliver the original  Mortgage,  if the Mortgage has not been returned by the applicable recording office.

      As of any time of  determination,  the "Outstanding  Principal  Balance" of a mortgage loan is the principal  balance of such  mortgage loan  remaining to be paid by the Mortgagor or, in the case of an REO  Property,  the  principal  balance of the related  mortgage  loan remaining to be paid by the  Mortgagor at the time such  property was acquired by the Trust, less any Net Liquidation Proceeds that have been applied as principal.

            Representations and Warranties

      In the Mortgage Loan  Purchase  Agreement,  pursuant to which the Depositor  purchased the  mortgage  loans  from EMC,  EMC made  certain  representations  and  warranties  to the
Depositor  concerning the mortgage loans. The Trustee will be assigned all right,  title and
interest  in  the  Mortgage  Loan  Purchase   Agreement  insofar  as  they  relate  to  such
representations  and  warranties  other  than  the  remedies  provided  for  breach  of such representations and warranties.

      The  representations  and warranties of EMC with respect to the mortgage loans include the following, among others:

(a)   The  information  set forth in the  mortgage  loan  schedule  was true,  complete  and correct in all material respects as of the date such representation was made;

(b)   Immediately  prior to the sale of the mortgage  loans  pursuant to the  Mortgage  Loan
Purchase  Agreement,  EMC was the sole owner of record and holder of the mortgage  loans. As of the Closing Date or as of another  specified  date,  the mortgage loans were not assigned or pledged,  and EMC had good and marketable  title thereto,  and had full right to transfer
and  sell  the  mortgage  loans  therein  free  and  clear  of  any   encumbrance,   equity,
participation  interest,  lien, pledge,  charge,  claim or security  interest,  and had full right and  authority  subject to no interest or  participation  of, or agreement  with,  any other party,  to sell and assign each  mortgage  loan pursuant to the Mortgage Loan Purchase
Agreement; and

(c)   As of the Cut-off Date,  none of the mortgage loans are 31 to 60 days  delinquent.  As of such date,  there was no material  event  which,  with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default,  breach or event of acceleration;  and neither EMC nor any of its respective  affiliates has taken any action to waive any default,  breach or event of acceleration;  no foreclosure action is threatened or has been commenced with respect to the mortgage loan.

      In the case of a breach  of any  representation  or  warranty  set forth  above  which materially  and adversely  affects the value of the interests of  Certificateholders  or the
Trustee in any of the  mortgage  loans,  within 90 days from the date of discovery or notice from the Trustee,  the  Depositor,  the Securities  Administrator  or EMC, EMC will (i) cure such breach in all material  respects,  (ii) provide the Trustee with a substitute  mortgage loan (if within two years of the Closing Date) or (iii)  purchase the related  mortgage loan at the applicable  Repurchase Price. If EMC fails to cure any such breach in accordance with the  foregoing,  within 90 days from the date of discovery  or notice from the Trustee,  EMC will remedy such breach in accordance with the previous sentence.  The obligations of EMC to cure,  purchase or  substitute  shall  constitute  the Trustee's  sole and exclusive  remedy respecting a breach of such representations and warranties.

            Collection and Other Servicing Procedures

      The  applicable  Servicers  will use  their  reasonable  efforts  to  ensure  that all payments  required under the terms and  provisions of the mortgage loans are collected,  and shall  follow  collection  procedures  comparable  to the  collection  procedures  that  the
Servicer  employs when  servicing  mortgage  loans for its own  account,  to the extent such
procedures  shall  be  consistent  with  the  Servicing  Agreements.   Consistent  with  the
foregoing,  the Servicers may in their  discretion  waive,  modify,  or vary or permit to be waived,  modified or varied,  any term of any mortgage loan.  However,  unless the Servicers have the  consent of the Master  Servicer,  the  Servicers  shall not enter into any payment plan or  agreement  to modify  payments  with a Mortgagor  or permit any  modification  with respect to any mortgage loan that would change the interest  rates or forgive the payment of any  principal  or interest,  change the  outstanding  principal  amount or extend the final maturity date.

      If a Mortgaged  Property has been or is about to be conveyed by the  Mortgagor and the
Servicers  have  knowledge  thereof,  the  Servicers  will  accelerate  the  maturity of the mortgage loan, to the extent  permitted by the terms of the related mortgage note, the terms of any primary mortgage insurance policy and applicable law. If it reasonably  believes that the  due-on-sale  clause cannot be enforced under  applicable law, a Servicer may enter into
(i) an  assumption  agreement  with the person to whom such property has been or is about to be conveyed,  pursuant to which such person  becomes  liable under the mortgage note and the
Mortgagor,  to the extent  permitted by applicable  law,  remains  liable  thereon or (ii) a substitution  of liability  agreement  pursuant to which the original  Mortgagor is released from  liability and the purchaser of the Mortgaged  Property is substituted as the Mortgagor and becomes  liable under the mortgage  note, in accordance  with the terms of the Servicing
Agreements.  The  Servicers  will retain any fee  collected  for entering into an assumption agreement  as  additional  servicing  compensation  to the extent  provided  in the  related
Servicing  Agreement.  In regard to  circumstances  in which the  Servicers may be unable to enforce due-on-sale clauses, see "Legal Aspects of Mortgage  Loans-Enforceability of Certain
Provisions" in the  prospectus.  In connection with any such  assumption,  the mortgage rate borne by the related mortgage note may not be changed.

      The  Servicers  will  establish and  maintain,  in addition to the  Protected  Account described  under "-The  Protected  Accounts,"  one or more  accounts  which  comply with the requirements of the Servicing Agreements.  The Servicers will deposit and retain therein all collections from the mortgagors for the payment of taxes,  assessments,  insurance premiums, or comparable  items as agent of the  mortgagors  as provided in the  Servicing  Agreements.
Each of these  accounts  and the  investment  of  deposits  therein  shall  comply  with the requirements  of the  Servicing  Agreements  and shall meet the  requirements  of the Rating
Agencies.  Withdrawals  of amounts from the Protected  Accounts may be made to effect timely payment of taxes,  assessments,  insurance  premiums,  or comparable items, to reimburse the
Servicer for any advances made with respect to such items,  for  application  to restoration or  repair  of the  Mortgaged  Property,  to  refund  to any  mortgagors  any sums as may be determined  to be  overages,  to pay to the related  Servicer,  or to the  Mortgagor  to the extent required by law,  interest paid on the funds on deposit in such accounts to clear and terminate,  such  accounts  at or at  any  time  after  the  termination  of  the  Servicing
Agreements, and to make such other withdrawals as provided in the Servicing Agreements.

      The Servicers  will  maintain  errors and  omissions  insurance and fidelity  bonds in certain specified amounts.

            Hazard Insurance

      The  Servicers  will  maintain  and keep,  or cause to be  maintained  and kept,  with respect to each mortgage loan, other than a mortgage loan secured by a condominium  unit, in full force and effect for each  Mortgaged  Property a hazard  insurance  policy  equal to at least the lesser of (i) the Outstanding  Principal  Balance of the mortgage loan or (ii) the maximum  insurable value of the  improvements  securing such mortgage loan, or equal to such other  amount as  calculated  pursuant to a similar  formulation  as provided in the related
Servicing  Agreement,  and  containing  a  standard  or union  mortgagee  clause;  provided, however,  that the amount of the hazard  insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance  provision of the related policy.
Any amounts  collected by the Servicers under any such hazard  insurance  policy (other than amounts to be applied to the  restoration  or repair of the  Mortgaged  Property  or amounts released  to the  Mortgagor  in  accordance  with  normal  servicing  procedures)  shall  be deposited  in a  Protected  Account.  Any cost  incurred  in  maintaining  any  such  hazard insurance  policy  shall not be added to the amount  owing under the  mortgage  loan for the purpose  of  calculating  monthly  distributions  by the  Servicer  to the  Master  Servicer notwithstanding  that  the  terms  of the  mortgage  loan so  permit.  Such  costs  shall be recoverable by the related  Servicer out of related late payments by the Mortgagor or out of
Insurance  Proceeds or  Liquidation  Proceeds or any other amounts in the related  Protected
Account.  The right of the Servicer to  reimbursement  for such costs incurred will be prior to the right of Master  Servicer to receive any related  Insurance  Proceeds or  Liquidation
Proceeds or any other amounts in the related Protected Account.

      In general,  the standard form of fire and extended  coverage  policy covers  physical damage to or destruction of the improvements on the property by fire, lightning,  explosion, smoke,  windstorm and hail, riot, strike and civil commotion,  subject to the conditions and exclusions  particularized  in each policy.  Although the policies  relating to the mortgage loans will be  underwritten by different  insurers and therefore will not contain  identical terms and  conditions,  the basic terms  thereof are  dictated by state law.  Such  policies typically do not cover any physical damage  resulting from the following:  war,  revolution, governmental  actions,  floods and other  water-related  causes,  earth movement  (including earthquakes,  landslides and mud flows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals,  theft and, in certain cases, vandalism and malicious mischief.
The  foregoing  list is merely  indicative  of certain  kinds of uninsured  risks and is not intended to be all-inclusive.

      Since the amount of hazard  insurance to be  maintained on the  improvements  securing the mortgage loans may decline as the principal  balances owing thereon decrease,  and since residential  properties  have  historically  appreciated in value over time, in the event of partial loss,  hazard  insurance  proceeds may be  insufficient to restore fully the damaged property.

      Where the property securing a mortgage loan is located at the time of origination,  or at such  other  time  as set  forth  in the  related  Servicing  Agreement,  in a  federally designated  flood area,  the  Servicers  will cause with respect to such mortgage loan flood insurance  to  the  extent  available  and  in  accordance  with  industry  practices  to be maintained.  Such  flood  insurance  will be in an  amount  equal to the  lesser  of (i) the
Outstanding  Principal  Balance of the related  mortgage  loan and (ii) the  minimum  amount required  under the terms of coverage to compensate  for any damage or loss on a replacement cost basis,  or equal to such other amount as calculated  pursuant to a similar  formulation as provided  in the related  Servicing  Agreement,  but not more than the maximum  amount of such  insurance  available for the related  Mortgaged  Property  under either the regular or emergency  programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program).

      The Servicers,  on behalf of the Trustee and  Certificateholders,  will present claims to the insurer under any applicable  hazard  insurance  policy.  If any Servicer obtains and maintains  a blanket  hazard  insurance  policy,  such  Servicer is required to deposit in a
Protected  Account  the amount  not  otherwise  payable  due to such  deductible  under such blanket hazard insurance policy.

            Realization Upon Defaulted Mortgage Loans

      The  Servicers  will take such  action as they deem to be in the best  interest of the
Trust with respect to Defaulted  Mortgage Loans and foreclose  upon or otherwise  comparably convert  the  ownership  of  properties  securing  Defaulted  Mortgage  Loans as to which no satisfactory  collection  arrangements can be made. To the extent set forth in the Servicing
Agreements,  the  Servicers  will  service  the  property  acquired  by  the  Trust  through foreclosure or  deed-in-lieu of foreclosure in accordance with procedures that each Servicer employs and exercises in servicing and administering  mortgage loans for its own account and which are in accordance with accepted mortgage servicing practices.

      Since  Insurance  Proceeds  cannot  exceed  deficiency  claims  and  certain  expenses
incurred  by  the   Servicers,   no  insurance   payments  will  result  in  a  recovery  to
Certificateholders  which  exceeds the  principal  balance of the  Defaulted  Mortgage  Loan together with accrued interest thereon at its Net Rate.

            Servicing Compensation and Payment of Expenses

      The Master  Servicer will be entitled to  compensation  for its  activities  under the
Agreement  which  shall be equal  to  investment  income  on  funds in the  Master  Servicer
Collection  Account  and the  Distribution  Account,  hereafter  referred  to as the  Master
Servicer  Compensation.  Each of the  Servicers  will be entitled to receive a Servicing Fee as compensation  for its activities under the related  Servicing  Agreement equal to 1/12 of the Servicing Fee Rate multiplied by the Stated  Principal  Balance of each mortgage loan as of the Due Date in the month  preceding  the month in which such  distribution  date occurs.
However,  Prepayment Interest Shortfalls on the mortgage loans resulting from prepayments in full or in part  will be  offset  by the  related  Servicer  up to an  amount  equal  to its aggregate  Servicing  Fee due in such month or,  upon a  Servicer's  default in the  payment thereof,  by the Master Servicer on the distribution date in the following calendar month to the extent of Compensating Interest Payments as described herein.

      In addition to the primary  compensation  described above, the applicable Servicer may be entitled to retain,  if any,  assumption fees, tax service fees and late payment charges, all to the extent  collected  from  mortgagors  and as  provided  in the  related  Servicing
Agreement.

      The applicable  Servicer will pay all related expenses incurred in connection with its servicing  responsibilities  (subject to limited  reimbursement  as described in the related
Servicing Agreement).

            The Protected Accounts

      The  Servicers  will  establish  and maintain one or more  accounts,  or the Protected
Accounts,  into which they will deposit daily all  collections  of principal and interest on any mortgage loans, including but not limited to principal prepayments,  Insurance Proceeds,
Net  Liquidation  Proceeds,  the Repurchase  Price for any mortgage loans  repurchased,  and advances  made  from the  Servicer's  own funds  (less the  Servicing  Fee).  All  Protected
Accounts and amounts at any time credited  thereto shall comply with the requirements of the
Servicing Agreements.

      On the date specified in the related Servicing  Agreement,  or the Servicer Remittance
Date,  the related  Servicer  will  withdraw or cause to be  withdrawn  from the  applicable
Protected  Accounts and any other  permitted  accounts and will remit to the Master Servicer for  deposit  in the  Master  Servicer  Collection  Account  the  available  funds  for such distribution date.

            The Master Servicer Collection Account

      The Master Servicer shall  establish and maintain in the name of the Trustee,  for the benefit of the Certificateholders,  an account (hereafter referred to as the Master Servicer
Collection  Account)  into which it will deposit  amounts  received  from each  Servicer and advances  (to the extent  required to make  advances)  made from the Master  Servicer's  own funds  (less  amounts  to be paid or  reimbursed  to the  Master  Servicer,  the  Securities
Administrator  or  the  Custodian,  as  provided  in the  Agreement).  The  Master  Servicer
Collection  Account  and  amounts  at any  time  credited  thereto  shall  comply  with  the requirements of the Agreement and shall meet the  requirements of the Rating  Agencies.  The
Master Servicer will deposit in the Master Servicer  Collection  Account,  as received,  the following amounts:

(i)   Any amounts withdrawn from a Protected Account or other permitted account;

(ii)  Any Monthly Advance and Compensating Interest Payments;

(iii) Any Insurance  Proceeds or Net  Liquidation  Proceeds  received by the Master Servicer which were not deposited in a Protected Account or other permitted account;

(iv)  The Repurchase  Price with respect to any mortgage loans  repurchased and all proceeds
      of  any  mortgage  loans  or  property   acquired  in  connection  with  the  optional
      termination of the Trust;

(v)   Any amounts required to be deposited with respect to losses on Permitted  Investments;
      and

(vi)  Any other amounts  received by the Master Servicer and required to be deposited in the
      Master Servicer Collection Account pursuant to the Agreement.

                  The Distribution Account

      The Trustee shall  establish and maintain in the name of the Trustee,  for the benefit of the  Certificateholders,  an account (hereafter referred to as the Distribution Account), into which on the Business Day prior to each  distribution  date, all available funds in the
Master Servicer  Collection  Account for such  distribution  date will be transferred by the
Master  Servicer.  All amounts  deposited to the  Distribution  Account shall be held in the name of the Trustee in trust for the benefit of the  Certificateholders  in accordance  with the  terms  and  provisions  of the  Agreement.  The  amount  at any  time  credited  to the
Distribution  Account and the Master  Servicer  Collection  Account  shall be in general (i)
fully insured by the FDIC to the maximum  coverage  provided thereby or (ii) invested in the name of the  Trustee,  in such  Permitted  Investments  selected  by the Master  Servicer or deposited in demand  deposits with such  depository  institutions  as selected by the Master
Servicer,  provided that time deposits of such depository  institutions would be a Permitted
Investment.  The Master  Servicer will be entitled to any amounts  earned and will be liable for any losses on Permitted Investments in the Distribution Account.

      On each distribution date, the Trustee shall pay the  Certificateholders in accordance with the provisions set forth under  "Description of the  Certificates-Distributions  on the
Certificates" in this prospectus supplement.

            Certain Matters Regarding the Master Servicer

      The Agreement will generally  provide that the Master Servicer may not resign from its obligations and duties  thereunder,  except upon  determination,  evidenced by an opinion of counsel to such effect,  that the performance of such duties is no longer  permissible under applicable law. No such  resignation  will become effective until the Trustee or a successor has assumed the  obligations  and duties of the Master Servicer to the extent required under the Agreement. The Master Servicer,  however, has the right, with the written consent of the
Trustee (which consent will not be unreasonably  withheld),  to assign, sell or transfer its rights and  delegate  its duties and  obligations  under the  Agreement;  provided  that the purchaser  or  transferee  accepting  such  assignment,  sale,  transfer  or  delegation  is qualified  to service  mortgage  loans for Fannie Mae or Freddie  Mac and shall  satisfy the other  requirements  listed in the  Agreement  with  respect to the  qualifications  of such purchaser or transferee.

      The Agreement will generally  provide that neither the Master  Servicer nor any of its directors,  officers,  employees  and agents shall be under any liability to the Trustee for taking any action or for  refraining  from  taking any action in good faith  pursuant to the
Agreement,  or for errors in judgment made in good faith;  provided,  however,  that neither the Master  Servicer nor any such person will be protected  against any breach of warranties or  representations  made in the Agreement or any liability which would otherwise be imposed by reason of willful  misfeasance,  bad faith or gross  negligence in the performance of the
Master  Servicer's  duties or by reason  of  reckless  disregard  of the  Master  Servicer's obligations and duties thereunder.  In addition,  the Agreement will provide that the Master
Servicer is under no obligation to appear in,  prosecute or defend any legal action which is not  incidental  to its duties and which in its  opinion  may  involve it in any  expense or liability. The Master Servicer may, however, with the consent of the Trustee,  undertake any such action which it may deem necessary or desirable in respect of the

Agreement  and the  rights and  duties of the  parties  thereto.  In such  event,  the legal expenses and costs of such action and any liability  resulting  therefrom  will be expenses, costs and liabilities of the accounts  thereunder,  and the Master Servicer will be entitled to be reimbursed therefor from the related accounts.

      Any corporation into which the Master Servicer may be merged or  consolidated,  or any corporation  resulting  from any merger,  conversion  or  consolidation  to which the Master
Servicer is a party,  or any  corporation  succeeding to the business of the Master Servicer will be the successor of the Master  Servicer  under the  Agreement,  provided that any such successor to the Master  Servicer shall be qualified to service  mortgage loans on behalf of
Fannie Mae or Freddie Mac.

      EMC will have certain  rights with  respect to the  Agreement in respect of the Master
Servicer,  including  the  selection  of a new Master  Servicer in the event of a default by
Wells Fargo.  EMC may also terminate the Master  Servicer  without cause,  upon payment of a termination fee, provided that a successor master servicer has been appointed.

            Events of Default

      Events of Default  under the Agreement  consist of (i) failure by the Master  Servicer to remit to the  Trustee  for  deposit  in the  Distribution  Account  amounts  received  or collected  by the Master  Servicer  with  respect to the  mortgage  loans and required to be remitted by it pursuant to the  Agreement  (other than Monthly  Advances),  and such failure continues  unremedied  for three  Business Days after the date upon which written  notice of such  failure,  requiring  the same to be  remedied,  shall  have been  given to the  Master
Servicer,  (ii) failure by the Master Servicer to observe or perform in any material respect any other  material  covenants and  agreements set forth in the Agreement to be performed by it,  and such  failure  continues  unremedied  for 60 days  after the date on which  written notice of such  failure  has been given to the Master  Servicer  by the  Trustee,  (iii) the entry against the Master  Servicer of a decree or order by a court or agency or  supervisory authority  having  jurisdiction  in the  premises  for  the  appointment  of a  conservator, receiver or liquidator in any  insolvency,  readjustment  of debt,  marshaling of assets and liabilities  or similar  proceedings,  or for the winding up or  liquidation of its affairs, and the  continuance  of any such decree or order  unstayed and in effect for a period of 60 consecutive  days,  (iv) consent by the Master  Servicer to the appointment of a conservator or receiver or liquidator in any insolvency,  readjustment of debt, marshaling of assets and liabilities or similar  proceedings of or relating to the Master  Servicer or  substantially all of its  property,  (v)  admission by the Master  Servicer in writing of its inability to pay its debts  generally as they become due,  filing of a petition to take  advantage of any applicable  insolvency or  reorganization  statute,  any  assignment  for the benefit of its creditors,  or voluntary  suspension of payment of its  obligations,  (vi) the assignment or delegation by the Master Servicer of its rights or duties in  contradiction of the Agreement or (vii) failure of the Master Servicer to remit any Monthly  Advance,  other than a Monthly
Advance which the Master  Servicer has determined to be  non-recoverable  in accordance with the terms of the Agreement,  to the  Distribution  Account by the date and time specified in the Agreement.

      In each and every such case,  so long as such  Event of  Default  with  respect to the
Master  Servicer  shall not have been remedied,  the Trustee or the holders of  Certificates aggregating  ownership  of not less  than 51% of the  Trust  may in each  case by  notice in writing to the Master  Servicer  (and to the  Trustee if given by such  Certificateholders), with a copy to the Rating  Agencies,  terminate all of the rights and  obligations  (but not the liabilities  accruing prior to the date of termination) of the Master Servicer under the
Agreement and in and to the mortgage loans serviced by the Master  Servicer and the proceeds thereof.

      Upon the receipt by the Master  Servicer of such written  notice,  all  authority  and power of the Master Servicer under the Agreement,  whether with respect to the Certificates, the mortgage loans or under any other related  agreements  (but only to the extent that such other  agreements  relate to the mortgage  loans)  shall,  subject to the  provisions of the
Agreement and to bankruptcy,  insolvency or similar laws, if applicable,  automatically  and without further action pass to and be vested in the Trustee.  Upon the receipt by the Master
Servicer of a notice of  termination  or an opinion of counsel to the effect that the Master
Servicer  is legally  unable to act or to delegate  its duties to a person  which is legally able to act, the Trustee  shall  automatically  become the  successor in all respects to the
Master  Servicer in its  capacity  under the  Agreement  and the  transactions  set forth or provided for therein and shall  thereafter be subject to all the  responsibilities,  duties, liabilities  and limitations on liabilities  relating  thereto placed on the Master Servicer by the terms and provisions thereof; provided,  however, that the Trustee (i) shall be under no obligation to repurchase any mortgage loan; and (ii) shall have no obligation  whatsoever with  respect to any  liability  incurred by the Master  Servicer at or prior to the time of receipt  by  the  Master  Servicer  of  such  notice  or of  such  opinion  of  counsel.  As compensation  therefor,  the Trustee shall be entitled to all compensation  which the Master
Servicer  would have been entitled to retain if the Master  Servicer had continued to act as such,  except for those  amounts  due the Master  Servicer  as  reimbursement  for  advances previously made or expenses  previously  incurred.  Notwithstanding  the above,  the Trustee may,  if it shall be  unwilling  so to act,  or shall,  if it is  legally  unable so to act, appoint, or petition a court of competent  jurisdiction to appoint,  any established housing and home finance  institution  which is a Fannie Mae or Freddie Mac approved servicer as the successor to the Master  Servicer  under the Agreement in the  assumption of all or any part of the  responsibilities,  duties or liabilities of the Master Servicer under the Agreement.
Pending  appointment of a successor to the Master Servicer under the Agreement,  the Trustee shall  act in such  capacity  as  provided  under the  Agreement.  In  connection  with such appointment and assumption,  the Trustee may make such  arrangements for the compensation of such  successor  out of payments on mortgage  loans as it and such  successor  shall  agree;
provided,  however,  that no such  compensation  shall be in  excess of that  permitted  the
Master  Servicer as provided  above,  and that such successor shall undertake and assume the obligations  of the Master  Servicer to pay  compensation  to any third person  acting as an agent or  independent  contractor in the  performance of master  servicing  responsibilities under the Agreement.  Notwithstanding  the foregoing,  in the case of such  appointment  and assumption,  the  Trustee  will be  entitled  to  reimbursement  for any costs and  expenses incurred in connection with the appointment of such successor master servicer.

            Monthly Advances

      If the  scheduled  payment on a mortgage  loan which was due on a related  Due Date is delinquent other than as a result of application of the Relief Act, the applicable  Servicer will remit to the Master  Servicer on the Servicer  Remittance  Date an amount equal to such delinquency,  net of the Servicing Fee except to the extent the Servicer determines any such advance to be nonrecoverable  from Liquidation  Proceeds,  Insurance Proceeds or from future payments on the  mortgage  loan for which such advance was made.  Subject to the  foregoing, such  advances  will  be  made  by the  Servicers  or  related  subservicers  through  final disposition  or  liquidation  of the  related  Mortgaged  Property,  or until  such  time as specified in the related Servicing  Agreement.  Failure by the applicable  Servicer to remit any required  advance,  which failure goes  unremedied for the days specified in the related
Servicing  Agreement (or applicable  subservicing  agreement),  would constitute an event of default under such Servicing Agreement (or applicable  subservicing  agreement).  Such event of  default  shall  then  obligate  the  Master  Servicer  to  advance  such  amounts to the
Distribution  Account to the extent  provided  in the  Agreement.  Any failure of the Master
Servicer to make such  advances  would  constitute  an Event of Default as  discussed  under
"-Events of Default" above. The Trustee,  as successor master servicer,  will be required to make an  advance  which the  Master  Servicer  is  required  to make but fails to do so. Any advances made by the Servicer or the Master  Servicer will be  reimbursable  to the Servicer or Master  Servicer  out of proceeds  from the related  mortgage  loan or out of proceeds of other mortgage loans prior to distributions of those amounts to the Certificateholders.

            Reports to Certificateholders

      On each distribution  date, the Securities  Administrator will make available a report setting  forth  certain  information  with respect to the  composition  of the payment being made, the Certificate  Principal Balance of an individual  Certificate following the payment and certain other  information  relating to the Certificates and the mortgage loans (and, at its option, any additional files containing the same information in an alternative  format), to be provided to each holder of  Certificates  and the Rating  Agencies via the  Securities
Administrator's   internet  website,  which  can  be  obtained  by  calling  the  Securities
Administrator's   customer   service  desk  at  (301)   815-6600  and  shall   initially  be
www.ctslink.com.  Parties that are unable to use the above distribution  option are entitled to have a paper  copy  mailed  to them  via  first  class  mail by  calling  the  Securities
Administrator's  customer  service desk and indicating  such.  The Securities  Administrator will have the right to change the way such  reports  are  distributed  in order to make such distribution  more  convenient  and/or  more  accessible  to  the  above  parties,  and  the
Securities  Administrator will provide timely and adequate notification to all above parties regarding any such changes.

      To the extent such reports are timely received from the Securities Administrator,  the
Trustee  will  also  make  available  each  month to  Certificateholders  via the  Trustee's internet  website,  which can be obtained by calling the Trustee's  customer service desk at
(877) 722-1095 and shall initially be www.jpmorgan.com/sfr.

            Termination

      The obligations of the Trustee,  the Master Servicer and the Securities  Administrator
created  by the  Agreement  will  terminate  upon (i) the  later of the  making of the final payment or other  liquidation,  or any advance with respect  thereto,  of the last  mortgage loan  subject  thereto or the  disposition  of all property  acquired  upon  foreclosure  or acceptance of a deed in lieu of  foreclosure of any such mortgage loans and (ii) the payment to Certificateholders of all amounts required to be paid to them pursuant to such Agreement.

      On any  distribution  date on which the  aggregate  Stated  Principal  Balance  of the mortgage loans is less than 20% of the aggregate Stated Principal  Balance as of the Cut-off
Date of the mortgage  loans,  EMC or its designee may repurchase from the Trust all mortgage loans remaining  outstanding and any REO Property remaining in the Trust at a purchase price equal to (a) the unpaid principal  balance of such mortgage loans (other than mortgage loans related to REO Property),  net of the principal portion of any unreimbursed Monthly Advances made by the purchaser,  plus accrued but unpaid interest thereon at the applicable  mortgage rate  to,  but not  including,  the  first  day of the  month  of  repurchase,  plus (b) the appraised value of any REO Property,  less the good faith estimate of the Master Servicer of liquidation  expenses to be incurred in connection  with its disposal  thereof (but not more than the unpaid principal  balance of the related  mortgage loan,  together with accrued but unpaid  interest on that balance at the  applicable  mortgage  rate,  but not  including the first day of the month of repurchase).  Any such repurchase will result in the retirement of all or a portion of the Certificates.  The Trust may also be terminated and the Certificates retired  on any  distribution  date upon  EMC's  determination,  based  upon an  opinion  of counsel,  that the status of the Trust  Fund as a REMIC has been lost or that a  substantial risk exists that such status will be lost for the then current taxable year.

            The Trustee

      The fee of the  Trustee  will be payable  by the  Master  Servicer.  The  Trustee  may resign at any time,  in which event the  Depositor  will be obligated to appoint a successor
Trustee.  The Depositor may also remove the Trustee if the Trustee  ceases to be eligible to continue as such under the Agreement, if the Trustee becomes incapable of acting,  bankrupt, insolvent or if a receiver or public  officer  takes charge of the Trustee or its  property, or if the credit rating of the Trustee falls below certain levels.  Upon such resignation or removal of the Trustee,  the Depositor will be entitled to appoint a successor Trustee.  The
Trustee may also be removed at any time by the holders of Certificates  evidencing ownership of not less than 51% of the  Trust.  In the event  that the  Certificateholders  remove  the
Trustee,  the compensation of any successor Trustee shall be paid by the  Certificateholders to the extent that such  compensation  exceeds the amount  agreed to by the Master  Servicer and the Trustee.  Any  resignation or removal of the Trustee and  appointment of a successor
Trustee will not become  effective  until  acceptance  of the  appointment  by the successor
Trustee.

            The Securities Administrator

      The fee of the Securities  Administrator  will be payable by the Master Servicer.  The
Securities  Administrator  may  resign  at any time,  in which  event  the  Trustee  will be obligated to appoint a successor Securities  Administrator.  The Trustee may also remove the
Securities  Administrator if the Securities  Administrator ceases to be eligible to continue as such under the Agreement or if the Securities  Administrator becomes incapable of acting, bankrupt,  insolvent  or if a receiver  or public  officer  takes  charge of the  Securities
Administrator  or  its  property.  Upon  such  resignation  or  removal  of  the  Securities
Administrator,   the  Trustee   will  be   entitled   to  appoint  a  successor   Securities
Administrator.  The Securities  Administrator may also be removed at any time by the holders of  Certificates  evidencing  ownership of not less than 51% of the Trust. In the event that the  Certificateholders  remove  the  Securities  Administrator,  the  compensation  of  any successor  Securities  Administrator shall be paid by the  Certificateholders  to the extent that such  compensation  exceeds  the amount  agreed to by the  Trustee  and the  Securities
Administrator.  Any resignation or removal of the Securities  Administrator  and appointment of a successor  Securities  Administrator  will not become effective until acceptance of the appointment by the successor Securities Administrator.

                             FEDERAL INCOME TAX CONSIDERATIONS

      Upon the issuance of the offered  certificates,  Orrick,  Herrington & Sutcliffe  LLP, counsel to the Depositor,  will deliver its opinion  generally to the effect that,  assuming compliance  with all  provisions of the  Agreement,  for federal  income tax purposes,  each
REMIC  election  made by the Trust Fund will qualify as a REMIC under the  Internal  Revenue
Code of 1986, or the Code. The Certificates  (other than the Residual  Certificates) will be designated  as  regular  interests  in a REMIC and are herein  referred  to as the " Regular
Certificates"  or the  "REMIC  Regular  Certificates."  Each  Class  R  Certificate  will be designated as the residual  interest in the related REMIC and are herein  referred to as the
"Residual  Certificates" or the "REMIC Residual  Certificates".  All  Certificateholders are
advised to see "Federal Income Tax  Consequences"  in the prospectus for a discussion of the anticipated  federal income tax  consequences of the purchase,  ownership and disposition of the REMIC Regular Certificates and the REMIC Residual Certificates.

      Because the Regular  Certificates  will be  considered  regular  interests in a REMIC, they  generally  will be taxable as debt  obligations  under the Code,  and interest paid or accrued on the Regular  Certificates,  including original issue discount with respect to any
Regular   Certificates   issued  with   original   issue   discount,   will  be  taxable  to
Certificateholders in accordance with the accrual method of accounting,  regardless of their usual method of accounting.  It is anticipated  that, for federal income tax purposes,  some of the offered certificates may be issued with original issue discount.  See "Federal Income
Tax  Consequences-REMICS-Taxation  of Owners of REMIC  Regular  Certificates-Original  Issue
Discount"  in the  prospectus.  The  Internal  Revenue  Service,  or the IRS, has issued OID regulations  under Sections 1271 to 1275 of the Code  generally  addressing the treatment of debt  instruments  issued with original  issue  discount  (hereafter  referred to as the OID
Regulations).  All purchasers of REMIC Regular  Certificates  are urged to consult their tax advisors for advice regarding the effect, in any, of the original issue discount  provisions and regulations on the purchase of the Regular Certificates.  The prepayment assumption that will be used in  determining  the rate of accrual of original issue discount with respect to the  Certificates  is 25% CPR with respect to the Group I and Group II mortgage  loans.  The prepayment  assumption  represents a rate of payment of  unscheduled  principal on a pool of mortgage loans,  expressed as an annualized  percentage of the outstanding principal balance of such  mortgage  loans  at the  beginning  of  each  period.  See  "Yield  and  Prepayment
Considerations-Prepayment  Model"  herein for a  description  of the  prepayment  assumption model used herein.  However,  no  representation is made as to the rate at which prepayments actually will occur.

      In certain  circumstances  the OID Regulations  permit the holder of a debt instrument to  recognize  original  issue  discount  under a method that  differs from that used by the issuer.  Accordingly, it is possible that the holder of a Regular Certificate may be able to select a method for  recognizing  original issue discount that differs from that used by the
Trustee in preparing reports to the Certificateholders and the IRS.

      Certain  Classes of the offered  certificates  may be treated  for federal  income tax purposes  as  having  been  issued  at a  premium.  Whether  any  holder  of such a class of
Certificates  will be treated as holding a certificate  with  amortizable  bond premium will depend on such  Certificateholder's  purchase  price and the  distributions  remaining to be made on such Certificate at the time of its acquisition by such  Certificateholder.  Holders of such Classes of Certificates  should consult their tax advisors regarding the possibility
of  making   an   election   to   amortize   such   premium.   See   "Federal   Income   Tax
Consequences-REMICS-Taxation  of  Owners  of  REMIC  Regular  Certificates-  Original  Issue
Discount" and "-Premium" in the prospectus.

            Characterization of the Offered Certificates

      All  holders  of the  offered  certificates  will be  entitled  (subject  to  specific priorities  and to the extent of related  Basis Risk  Shortfall  Carry  Forward  Amounts) to amounts  deposited into the reserve fund from excess cash flow. In addition,  all holders of the offered  certificates will be entitled (subject to specific priorities and to the extent of related  Basis Risk  Shortfall  Carry Forward  Amounts and Current  Interest and Interest
Carry  Forward  Amounts) to amounts  deposited  into the  reserve  fund from the related Cap
Contracts.  Accordingly,  holders of the  offered  certificates  will be treated for federal income tax  purposes  as owning a regular  interest  in a REMIC and a  beneficial  ownership interest in the right to receive  payments from the reserve  fund,  which is not included in any REMIC. The treatment of amounts received by the  Certificateholder  with respect to such
Certificateholder's  right to receive Basis Risk Shortfall Carry Forward Amounts as a result
of  the   application   of  the  Net  Rate  Cap,  will  depend  upon  the  portion  of  such
Certificateholder's  purchase price allocable  thereto.  Under the REMIC  regulations,  each
Certificateholder  of an  offered  certificate  must  allocate  its  purchase  price for its
Certificate  between its undivided  interest in the related  REMIC regular  interest and its interest  in the right to receive  payments  from the  reserve  fund in respect of any Basis
Risk Shortfall  Carry Forward  Amounts in accordance with the relative fair market values of each property right.  Holders of the offered certificates may also have to allocate basis to the reserve fund on account of the right to receive  Current  Interest  and  Interest  Carry
Forward  Amounts,  although the Trustee intends to treat such payments as advances (in which event it is likely that no basis  should be  allocated  to such  rights).  Such  allocations will be used for,  among other things,  purposes of computing any original  issue  discount, market  discount or premium,  as well as for  determining  gain or loss on  disposition.  No representation  is  or  will  be  made  as to  the  relative  fair  market  values  thereof.
Generally,  payments made to  Certificates  with respect to any Basis Risk  Shortfall  Carry
Forward  Amounts will be included in income based on, and the  purchase  price  allocated to the reserve fund may be amortized in accordance  with, the regulations  relating to notional principal  contracts.  In the case of non-corporate  holders of the offered certificates the amortization  of the purchase price may be subject to limitations as an itemized  deduction, and may not be useable at all, if the  taxpayer is subject to the  alternative  minimum tax.
However,  regulations  have  recently  been  proposed  that modify the  taxation of notional principal  contracts that contain  contingent  nonperiodic  payments.  As the application of such  regulations  (i.e.,  whether they apply, and if so, how they apply) are, at this time, unclear,  holders of the offered  certificates  should  consult  with their own tax advisors with respect to the proper treatment of their interest in the reserve fund.

      We make no  representation  on whether  the  offered  certificates  (or what,  if any, portion  thereof)  will  constitute  "real  estate  assets" or whether the  interest (or any portion)  thereon will be considered  "interest on obligations  secured by mortgages on real property",  in each case for real estate investment  trusts, or REITs. In addition,  we make no  representation  on whether the offered  certificates  (or what, if any, portion thereof)
will constitute a "regular  interest in a REMIC" under section  7701(a)(19)(C)  for purposes of domestic building and loan associations.

                                          ERISA CONSIDERATIONS

      Fiduciaries  of employee  benefit plans subject to Title I of the Employee  Retirement
Income  Security Act of 1974,  as amended,  or ERISA,  should  consider the ERISA  fiduciary investment  standards  before  authorizing an investment by a plan in the  Certificates.  In addition,  fiduciaries  of employee  benefit plans  subject to Title I of ERISA,  as well as certain  plans or  other  retirement  arrangements  that are not  subject  to ERISA  but are subject to Section 4975 of the Code (such as individual  retirement accounts and Keogh plans covering only a sole proprietor or partners),  or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity,  including an insurance company  general account  (hereafter  collectively  referred to as Plan(s)),  should consult with their legal counsel to determine  whether an investment in the Certificates  will cause the assets of the Trust, or Trust Assets,  to be considered plan assets pursuant to the plan asset  regulations  set forth at 29 C.F.R.  §  2510.3-101  (or the Plan Asset  Regulations),
thereby  subjecting the Plan to the prohibited  transaction  rules with respect to the Trust
Assets and the Trustee,  the Master  Servicer or the Servicers to the fiduciary  investments standards of ERISA,  or cause the excise tax provisions of Section 4975 of the Code to apply to the Trust Assets,  unless an exemption  granted by the Department of Labor applies to the purchase, sale, transfer or holding of the Certificates.

      The Department of Labor has issued Prohibited  Transaction Exemption 90-30 (as amended
by  Prohibited   Transaction   Exemption  97-34,  2000-58  and  2002-41)  (or  Underwriter's
Exemption) to the Underwriter  which may apply to the Class A-1 Certificates.  However,  the
Underwriter's  Exemption contains a number of conditions which must be met for the exemption to apply,  including the  requirements  that (i) the investing  Plan must be an  "accredited investor"  as defined in Rule  501(a)(1)  of  Regulation  D of the  Securities  and Exchange
Commission  under the  Securities  Act and (ii) the offered  certificates  be rated at least
"BBB-" (or its equivalent) by Fitch, S&P or Moody's Investors Service,  Inc., or Moody's, at
the time of the Plan's  purchase,  provided  that no  mortgage  loan has an LTV in excess of
100% on the Closing Date. See "ERISA  Considerations"  in the prospectus.  The Department of
Labor amended the Underwriter's  Exemption,  as well as the essentially identical exemptions issued to  certain  other  financial  institutions,  in PTE  2002-41  (67 Fed.  Reg.  54487,
September 22, 2002) to allow the trustee to be affiliated  with the  underwriter in spite of the restriction in PTE 2000-58 to the contrary.

      The  Underwriter's  Exemption is expected to apply to the Subordinate  Certificates if the  conditions  described  above  are  satisfied.  Therefore,  each  beneficial  owner of a
Subordinate  Certificate  or any interest  therein shall be deemed to have  represented,  by virtue of its acquisition or holding of that  Certificate or interest  therein,  that either
(i)  that  Certificate  was  rated at  least  "BBB-"  at the  time of  purchase,  (ii)  such beneficial  owner is not a benefit plan investor,  or (iii) (1) it is an insurance  company,
(2) the source of funds used to acquire or hold the  certificate  or interest  therein is an
"insurance  company  general  account,"  as such term is defined in PTCE 95-60,  and (3) the conditions in Sections I and III of PTCE 95-60 have been satisfied.

      If any  Subordinate  Certificate  or any  interest  therein  is  acquired  or  held in violation  of the  conditions  described  in the  preceding  paragraph,  the next  preceding permitted  beneficial  owner  will be treated as the  beneficial  owner of that  Subordinate
Certificate,  retroactive  to the date of transfer to the purported  beneficial  owner.  Any purported  beneficial  owner whose  acquisition  or holding of that  Certificate or interest therein was effected in violation of the  conditions  described in the  preceding  paragraph shall indemnify and hold harmless the seller,  the trustee,  the servicer,  any subservicer, and the trust from and against any and all liabilities,  claims,  costs or expenses incurred by those parties as a result of that acquisition or holding.

      Before purchasing an Offered Certificate,  a fiduciary of a Plan should itself confirm that the Certificate  constitutes  "securities" for purposes of the Underwriter's  Exemption and that the specific and general  conditions of the  Underwriter's  Exemption and the other requirements  set  forth  in the  Underwriter's  Exemption  would  be  satisfied.  Any  Plan fiduciary  that proposes to cause a Plan to purchase a Certificate  should  consult with its counsel with respect to the  potential  applicability  to such  investment  of the fiduciary responsibility and prohibited  transaction  provisions of ERISA and the Code to the proposed investment.  For further information  regarding the ERISA considerations of investing in the
Certificates, see "ERISA Considerations" in the prospectus.

      A governmental  plan, as defined in Section 3(32) of ERISA, is not subject to ERISA or
Section 4975 of the Code. However,  such governmental plan may be subject to Federal,  state and local  law,  which is, to a  material  extent,  similar  to the  provisions  of ERISA or
Section 4975 of the Code,  or Similar Law. A fiduciary  of a  governmental  plan should make its own  determination as to the propriety of such investment under applicable  fiduciary or other  investment  standards,  and the need for and the availability of any exemptive relief under any Similar Law.

      The  sale of any  Certificates  to a Plan is in no  respect  a  representation  by the
Underwriter  that such an investment meets all relevant legal  requirements  with respect to investments  by  Plans  generally  or any  particular  Plan or that  such an  investment  is appropriate for Plans generally or any particular Plan.

                                            LEGAL INVESTMENT

      The  Class  I-A,  the  Class  II-A and the  Class  M-1  certificates  will  constitute
"mortgage related  securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (or SMMEA) so long as they are rated in one of the two highest rating  categories by a  nationally  recognized  statistical  rating  organization  and,  as  such,  will be legal investments  for  certain  entities to the extent  provided in SMMEA,  subject to state laws overriding SMMEA.  Certain states have enacted  legislation  overriding the legal investment provisions  of  SMMEA.  It is not  anticipated  that the Class  M-2,  Class B-1 or Class B-2 certificates  will be rated in one of the two highest  rating  categories and therefore will not  constitute  "mortgage  related  securities"  for  purposes of SMMEA,  or the  Non-SMMEA
Certificates.  The appropriate  characterization of the Non-SMMEA Certificates under various legal  investment  restrictions,  and  thus  the  ability  of  investors  subject  to  these
restrictions   to  purchase   Non-SMMEA   Certificates,   may  be  subject  to   significant
interpretative uncertainties.

      The  Office of Thrift  Supervision,  or the OTS,  has  issued  Thrift  Bulletins  73a, entitled  "Investing in Complex  Securities,"  or TB 73a,  which is effective as of December
18,  2001 and  applies to  savings  associations  regulated  by the OTS,  and 13a,  entitled
"Management of Interest Rate Risk, Investment  Securities,  and Derivatives  Activities," or
TB 13a,  which is  effective  as of  December 1, 1998,  and  applies to thrift  institutions regulated by the OTS.

      One of the primary  purposes of TB 73a is to require  savings  associations,  prior to taking any investment  position,  to determine that the investment position meets applicable regulatory  and  policy  requirements  (including  those set forth TB 13a (see  below))  and internal  guidelines,  is  suitable  for the  institution,  and is safe and  sound.  The OTS
recommends,  with  respect  to  purchases  of  specific  securities,   additional  analysis,
including, among others, analysis of repayment terms, legal structure,  expected performance of the  issuer  and any  underlying  assets as well as  analysis  of the  effects of payment priority,  with respect to a security  which is divided into separate  tranches with unequal payments,  and  collateral  investment  parameters,  with  respect  to a  security  that  is prefunded  or  involves  a  revolving  period.  TB 73a  reiterates  the OTS's due  diligence requirements for investing in all securities and warns that if a savings  association  makes an  investment  that  does not meet the  applicable  regulatory  requirements,  the  savings association's  investment  practices  will be subject to criticism,  and the OTS may require divestiture of such securities.  The OTS also  recommends,  with respect to an investment in any "complex  securities,"  that savings  associations  should take into account quality and suitability,  interest rate risk, and  classification  factors.  For the purposes of each of
TB 73a and TB 13a,  "complex  security"  includes  among  other  things  any  collateralized mortgage  obligation or real estate mortgage  investment  conduit  security,  other than any
"plain  vanilla"  mortgage  pass-through  security (that is,  securities  that are part of a single class of  securities  in the related pool that are  non-callable  and do not have any special  features).  Accordingly,  all Classes of the offered  certificates  would likely be viewed as "complex  securities."  With respect to quality and  suitability  factors,  TB 73a warns (i) that a savings  association's  sole  reliance  on  outside  ratings  for  material purchases  of complex  securities  is an unsafe and  unsound  practice,  (ii) that a savings association should only use ratings and analyses from nationally  recognized rating agencies in conjunction  with, and in validation of, its own underwriting  processes,  and (iii) that it should not use ratings as a substitute for its own thorough underwriting  analyses.  With respect the interest rate risk factor,  TB 73a recommends that savings  associations  should follow the guidance set forth in TB 13a.

      One of the primary  purposes  of TB 13a is to require  thrift  institutions,  prior to taking  any  investment  position,  to (i)  conduct  a  pre-purchase  portfolio  sensitivity analysis for any "significant  transaction"  involving securities or financial  derivatives, and (ii) conduct a  pre-purchase  price  sensitivity  analysis of any "complex  security" or financial  derivative.  The OTS recommends  that while a thrift  institution  should conduct its own  in-house  pre-acquisition  analysis,  it may rely on an  analysis  conducted  by an independent  third-party  as  long  as  management  understands  the  analysis  and  its key assumptions.  Further, TB 13a recommends that the use of "complex securities with high price sensitivity"  be limited to transactions  and strategies  that lower a thrift  institution's portfolio  interest rate risk. TB 13a warns that investment in complex  securities by thrift institutions that do not have adequate risk measurement,  monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

      All investors  whose  investment  activities are subject to legal  investment laws and regulations or to review by certain  regulatory  authorities  may be subject to restrictions on  investment  in the  Certificates.  Any such  institution  should  consult  its own legal advisors in determining  whether and to what extent there may be restrictions on its ability to invest in the Certificates. See "Legal Investment Matters" in the prospectus.

                                         METHOD OF DISTRIBUTION

      Subject  to the terms and  conditions  set forth in the  Underwriting  Agreement,  the offered  certificates,  are being  purchased  from the  Depositor  by the  Underwriter  upon
issuance.   The  Underwriter  is  an  affiliate  of  the  Depositor  and  EMC.  The  offered certificates  will be offered by the Underwriter (only as and if issued and delivered to and accepted by the  Underwriter)  from time to time in negotiated  transactions or otherwise at varying prices to be determined at the time of sale.  Proceeds to the Depositor are expected to be approximately  99.65% of the aggregate principal balance of the offered  certificates, as of  the  Cut-off  Date,  but  before  deducting  expenses  payable  by the  Depositor  in connection with the offered  certificates which are estimated to be approximately  $515,488.
In connection  with the purchase and sale of the offered  certificates,  the Underwriter may be deemed to have received  compensation  from the Depositor in the form of an  underwriting discount.

      The  Depositor  will  indemnify the  Underwriter  against  certain civil  liabilities, including  liabilities  under the Securities Act of 1933, as amended,  or will contribute to payments the Underwriter may be required to make in respect thereof.

      The   Underwriter  may  effect  these   transactions   by  selling  the   underwritten
certificates to or through dealers,  and those dealers may receive  compensation in the form of  underwriting  discounts,  concessions or commissions  from the underwriter for whom they
act  as  agent.  In  connection  with  the  sale  of  the  underwritten  certificates,   the
Underwriter  may be deemed to have received  compensation  from the Depositor in the form of underwriting  compensation.  The  Underwriter  and any  dealers  that  participate  with the underwriters in the distribution of the related  underwritten  certificates may be deemed to be underwriters and any profit on the resale of the underwritten  certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act.

      There is currently no secondary  market for the  Certificates  and no  assurances  are made that such a market will develop.  The Underwriter  intends to establish a market in the offered  certificates,  but is not obligated to do so. Any such market, even if established, may or may not continue.

                                             LEGAL MATTERS

      Certain  legal  matters  relating  to the  Certificates  will be  passed  upon for the
Depositor and the Underwriter by Orrick, Herrington & Sutcliffe LLP, New York, New York.

                                                RATINGS

      It is a  condition  to the  issuance  of each  class of offered  certificates  that it receives at least the ratings set forth below from Moody's and S&P.

                                       Ratings
          Class               Moody's                S&P
          Class I-A             Aaa                  AAA
          Class II-A            Aaa                  AAA
          Class M-1             Aa2                  AA
          Class M-2              A2                   A
          Class B-1             Baa2                 BBB+
          Class B-2             Baa3                 BBB

      The ratings assigned by Moody's and S&P to mortgage pass-through  certificates address the  likelihood  of the receipt of all  distributions  on the mortgage  loans by the related certificateholders  under the agreements  pursuant to which such  certificates  were issued.
Moody's  and S&P's  ratings  take into  consideration  the  credit  quality  of the  related mortgage  pool,  structural and legal aspects  associated  with such  certificates,  and the extent to which the  payment  stream  in the  mortgage  pool is  adequate  to make  payments required under such  certificates.  Moody's and S&P's ratings on such  certificates  do not, however, constitute a statement regarding frequency of prepayments on the mortgages.

      The ratings of the Rating  Agencies do not address the  possibility  that, as a result of  principal  prepayments  or  recoveries  Certificateholders  might  suffer  a lower  than anticipated yield.

      The  ratings of the  Rating  Agencies  do not  address  the  payment of the Basis Risk
Shortfall Carry Forward Amount.

      The ratings  assigned to the offered  certificates  should be evaluated  independently from similar ratings on other types of securities.  A rating is not a recommendation to buy, sell or hold  securities  and may be subject to  revision or  withdrawal  at any time by the
Rating Agencies.

      The  Depositor has not  requested a rating of the offered  certificates  by any rating agency other than the Rating Agencies.  However, there can be no assurance as to whether any other rating agency will rate the offered  certificates or, in such event, what rating would be assigned to the offered  certificates by such other rating agency.  The ratings  assigned by such other  rating  agency to the  offered  certificates  may be lower  than the  ratings assigned by the Rating Agencies.

                                          GLOSSARY

      Below are  abbreviated  definitions  of  significant  capitalized  terms  used in this prospectus  supplement.  Capitalized  terms  used  in  this  prospectus  supplement  but not defined in this  prospectus  supplement  shall  have the  meanings  assigned  to them in the accompanying  prospectus.  The  Agreement  and Mortgage  Loan  Purchase  Agreement  may each contain  more  complete  definitions  of the terms used in this  prospectus  supplement  and reference  should be made to those  agreements  for a more complete  understanding  of these terms.

Agreement  - The  Pooling  and  Servicing  Agreement,  dated as of July 1,  2004,  among the
Depositor,  EMC Mortgage Corporation,  the Master Servicer, the Securities Administrator and
the Trustee.

Applied  Realized Loss Amount - With respect to any class of offered  certificates and as to any  distribution  date, the sum of the Realized Losses with respect to the related mortgage loans,  which have been applied in reduction of the  Certificate  Principal  Balance of such
Class,  in an amount equal to the amount,  if any, by which,  (i) the aggregate  Certificate
Principal  Balance of all of the Certificates  (after all distributions of principal on such distribution  date)  exceeds (ii) the  aggregate  Stated  Principal  Balance of the mortgage loans for such distribution date.

Assumed Final Distribution Date - For distributions on the Certificates, September 2034.

Basis Risk  Shortfall  Carry Forward  Amount - As of any  distribution  date for the offered certificates,  the sum of the Basis Risk Shortfall for such  distribution date and the Basis
Risk  Shortfall  for all previous  distribution  dates not  previously  paid,  together with interest thereon at a rate equal to the applicable  pass-through  rate for such distribution date.

Basis Risk  Shortfall - If on the  distribution  date the  pass-through  rate for a class of offered certificates is based upon the applicable Net Rate Cap, the excess, if any of:

               1. The amount of Current  Interest  that such class would have been  entitled to receive on such  distribution  date had the  applicable  pass-though  rate been  calculated  at a per annum rate  equal to the  lesser of (i)  One-Month
               LIBOR plus the related Margin and (ii) 11.50%, over

               2. The  amount  of  Current   Interest  on  such  class  calculated  using  a
               pass-though  rate equal to the applicable Net Rate Cap for such  distribution date.

Book-Entry Certificates - All Certificates other than the physical certificates.

Business Day - Generally  any day other than a Saturday,  a Sunday or a day on which the New
York Stock  Exchange or Federal  Reserve is closed or on which banking  institutions  in New
York City or in the  jurisdiction in which the Trustee,  the Securities  Administrator,  the
Master  Servicer,  Custodian  or any  Servicer is located are  obligated by law or executive order to be closed.

Cap Contracts - The interest rate cap  contracts  that the Trustee,  on behalf of the Trust, entered into with respect to the Class I-A, Class II-A,  Class M-1, Class M-2, Class B-1 and
Class B-2  certificates  with the  Counterparty  for the benefit of the holders of the Class
I-A, Class II-A, Class M-1, Class M-2, Class B-1 and Class B-2 certificates.

Cede - Cede & Co.

Certificate  Group - With respect to (i) Loan Group I, the Class I-A  certificates  and (ii)
Loan Group II, the Class II-A certificates.

Certificate Owner - Any person who is the beneficial owner of a Book-entry Certificate.

Certificate  Principal  Balance - With respect to any class of offered  certificates and any distribution  date, the original  certificate  principal  balance of such class plus, in the case of a  Subordinate  Certificate,  any  Subsequent  Recoveries  added to the  Certificate
Principal   Balance  of  such   Certificate,   as  described   under   "Description  of  the
Certificates-Allocation  of Realized Losses" in this prospectus supplement,  less the sum of
(i) all amounts in respect of principal  distributed to such class on previous  distribution dates and (ii) any  Applied  Realized  Loss  Amounts  allocated  to such  class on  previous distribution dates.

Certificates - Bear Stearns ALT-A Trust Mortgage Pass-Through Certificates, Series 2004-8.

Class I-A Principal  Distribution Amount - The product of the Class A Principal Distribution
Amount and a fraction,  the numerator of which is the  Principal  Funds for Loan Group I for such  distribution  date and the  denominator of which is the Principal  Funds for both Loan
Groups for such distribution date.

Class  II-A  Principal   Distribution  Amount  -  The  product  of  the  Class  A  Principal
Distribution  Amount and a fraction,  the numerator of which is the Principal Funds for Loan
Group II for such  distribution date and the denominator of which is the Principal Funds for both Loan Groups for such distribution date.

Class A Principal  Distribution  Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any, of:

      1.    the aggregate  Certificate  Principal  Balance of the Class I-A certificates and
      Class II-A certificates immediately prior to such distribution date over

      2.    the excess of

                  (a)   the aggregate  Stated  Principal  Balance of the mortgage  loans for such distribution date, over

                  (b)   the aggregate  Stated  Principal  Balance of the mortgage  loans for such  distribution  date multiplied by the sum of (x)  approximately
                        11.40%   and  (y)  the   Current   Specified   Overcollateralization
                        Percentage for such distribution date.

Class B-1 Principal Distribution Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance of the Class B-1  certificates  immediately prior to such distribution date over

      2.    the excess of

                  (a)   the aggregate  Stated  Principal  Balance of the mortgage  loans for such distribution date, over

                  (b)   the sum of

(1)   the aggregate  Certificate  Principal Balance of the Class I-A certificates and, Class
                              II-A  certificates  (after  taking into account the payment of
                              the   Class   A   Principal   Distribution   Amount   on  such
                              distribution date),

(2)   the Certificate  Principal  Balance of the Class M-1  certificates  (after taking into account  the payment of the Class M-1  Principal  Distribution
                              Amount on such distribution date),

(3)   the Certificate  Principal  Balance of the Class M-2  certificates  (after taking into account  the payment of the Class M-2  Principal  Distribution
                              Amount on such distribution date), and

(4)   the aggregate  Stated  Principal  Balance of the mortgage loans for such  distribution date multiplied by the sum of (x) approximately  1.60% and (y)
                              the Current  Specified  Overcollateralization  Percentage  for
                              such distribution date.

Class B-2 Principal Distribution Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance of the Class B-2  certificates  immediately prior to such distribution date over

      2.    the excess of

                  (a)   the aggregate  Stated  Principal  Balance of the mortgage  loans for such distribution date, over

                  (b)   the sum of

(1)   the aggregate  Certificate  Principal Balance of the Class I-A certificates and, Class
                              II-A  certificates  (after  taking into account the payment of
                              the   Class   A   Principal   Distribution   Amount   on  such
                              distribution date),

(2)   the Certificate  Principal  Balance of the Class M-1  certificates  (after taking into account  the payment of the Class M-1  Principal  Distribution
                              Amount on such distribution date),

(3)   the Certificate  Principal  Balance of the Class M-2  certificates  (after taking into account  the payment of the Class M-2  Principal  Distribution
                              Amount on such distribution date),

(4)   the Certificate  Principal  Balance of the Class B-1  certificates  (after taking into account  the payment of the Class B-1  Principal  Distribution
                              Amount on such distribution date), and

(5)   the aggregate  Stated  Principal  Balance of the mortgage loans for such  distribution
                              date      multiplied     by     the     Current      Specified
                              Overcollateralization Percentage for such distribution date.

Class M-1 Principal Distribution Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance of the Class M-1  certificates  immediately prior to such distribution date over

      2.    the excess of

            (a)   the  aggregate  Stated  Principal  Balance of the mortgage  loans for such distribution date, over

            (b)   the sum of

                        (1)   the aggregate  Certificate  Principal Balance of the Class I-A certificates  and Class II-A  certificates  (after taking into account  the  payment  of the Class A  Principal  Distribution
                              Amount on such distribution date), and

                        (2)   the aggregate Stated  Principal  Balance of the mortgage loans for  such  distribution  date  multiplied  by  the  sum of (x)
                              approximately    6.80%   and   (y)   the   Current   Specified
                              Overcollateralization Percentage for such distribution date.

Class M-2 Principal Distribution Amount - With respect to any applicable  distribution date, an amount equal to the excess, if any of:

      1.    the  Certificate  Principal  Balance of the Class M-2  certificates  immediately prior to such distribution date over

      2.    the excess of

            (a)   the  aggregate  Stated  Principal  Balance of the mortgage  loans for such distribution date, over

            (b)   the sum of

                  (1)   the  aggregate  Certificate  Principal  Balance  of  the  Class  I-A
                        certificates and Class II-A certificates  (after taking into account the  payment of the Class A  Principal  Distribution  Amount on such distribution date),

                  (2)   the  Certificate  Principal  Balance  of the Class M-1  certificates
                        (after  taking into  account the payment of the Class M-1  Principal
                        Distribution Amount on such distribution date), and

                  (3)   the aggregate  Stated  Principal  Balance of the mortgage  loans for such  distribution  date multiplied by the sum of (x)  approximately
                        3.20%   and  (y)   the   Current   Specified   Overcollateralization
                        Percentage for such distribution date.

Counterparty - Bear Stearns Financial Products Inc.

Current Interest - With respect to each class of offered  certificates and each distribution date, the interest accrued at the applicable  pass-through rate for the applicable  Interest
Accrual  Period  on the  Certificate  Principal  Balance  of  such  class  plus  any  amount previously  distributed  with  respect to  interest  for such class that is  recovered  as a voidable  preference by a trustee in bankruptcy reduced by any Prepayment Interest Shortfall to the extent not covered by Compensating  Interest Payments,  and any shortfalls  resulting from the  application of the Relief Act, in each case to the extent  allocated to such class
of    Certificates    as   described   under   clause   First   in   "Description   of   the
Certificates-Distributions on the Certificates" in this prospectus supplement.

Current  Specified   Overcollateralization   Percentage  -  For  any  distribution  date,  a
percentage  equivalent of a fraction,  the  numerator of which is the  Overcollateralization
Target Amount and the denominator of which is the aggregate Stated Principal  Balance of the mortgage loans for such distribution date.

Due Date - With respect to each mortgage  loan,  the date in each month on which its Monthly
Payment  is due if such due date is the first day of a month and  otherwise  is deemed to be the  first  day of the  following  month or such  other  date  specified  in the  applicable
Servicing Agreement.

Due Period - With respect to any distribution  date, the period commencing on the second day of the month preceding the calendar month in which such  distribution date occurs and ending at the close of  business  on the first day of the  month in which  such  distribution  date occurs.

Excess  Cashflow - With respect to any  distribution  date, the Remaining  Excess Spread for such distribution date.

Excess Spread - With respect to any distribution  date, the excess,  if any, of the Interest
Funds  for such  distribution  date  over the sum of the  Current  Interest  on the  offered certificates  and  Interest  Carry  Forward  Amounts  on the  senior  certificates  on  such distribution date.

Extra Principal  Distribution  Amount - With respect to any distribution date, the lesser of
(a) the excess,  if any, of the  Overcollateralization  Target Amount for such  distribution date over the  Overcollateralization  Amount for such  distribution  date and (b) the Excess
Spread for such distribution date.

Group I Principal  Distribution  Amount - The product of the Principal  Distribution  Amount and a fraction,  the  numerator  of which is the  Principal  Funds for Loan Group I for such distribution  date and the  denominator of which is the Principal Funds for both Loan Groups for such distribution date.

Group II Principal  Distribution  Amount - The product of the Principal  Distribution Amount and a fraction,  the  numerator of which is the  Principal  Funds for Loan Group II for such distribution  date and the  denominator of which is the Principal Funds for both Loan Groups for such distribution date.

Insurance  Proceeds - All proceeds of any  insurance  policies,  to the extent such proceeds are not  applied  to the  restoration  of the  property  or  released  to the  mortgagor  in accordance with the related  servicer's  normal  servicing  procedures,  other than proceeds that  represent  reimbursement  of the related  servicer's  costs and  expenses  incurred in connection with presenting claims under the related insurance policies.

Interest Accrual Period - The interest accrual period for the offered  certificates  will be the period from and including the preceding  distribution date (or from the closing date, in the case of the first  distribution  date) to and  including  the day  prior to the  current distribution date.

Interest Carry Forward Amount - With respect to each class of offered  certificates  and the first distribution date, zero, and for each distribution date thereafter, the sum of:

      1.    the excess of

            (a)   Current Interest for such class with respect to prior distribution  dates, over

            (b)   the amount actually  distributed to such class with respect to interest on or after such prior distribution dates, and

      2.    interest  on such  excess (to the extent  permitted  by  applicable  law) at the applicable  pass- through rate for the related Interest Accrual Period including the Interest Accrual Period relating to such distribution date.

Interest  Funds - With  respect  to each Loan  Group  and any  distribution  date,  the sum, without duplication, of

      1.    all  scheduled  interest  collected  in respect of the  related  mortgage  loans during the related Due Period,  less the related  Servicing Fee, if any, and any related  amounts  required to be  reimbursed  to EMC, any  Servicer,  the Master
            Servicer,  the  Trustee,  the  Custodian  and the  Securities  Administrator  as
            provided in the Agreement,

      2.    all  advances  relating to interest  on the related  mortgage  loans made by the related servicer or the Master Servicer,

      3.    all Compensating Interest Payments with respect to the related mortgage loans,

      4.    Insurance  Proceeds  and  Liquidation   Proceeds  received  during  the  related
            Prepayment Period (or in the case of Subsequent  Recoveries,  during the related
            Due Period),  to the extent such Liquidation  Proceeds relate to interest,  less all non-recoverable  advances relating to interest and certain expenses, in each case with respect to the mortgage loans in the related Loan Group.

      5.    the interest  portion of proceeds from mortgage  loans in the related Loan Group that were repurchased during the related Due Period, and

      6.    the interest  portion of the purchase price of the assets of the Trust allocated to the related  Loan Group upon  exercise by EMC or its designee of its optional termination right;

            minus

      7.    any amounts  required to be reimbursed to EMC, the  Depositor,  a Servicer,  the
            Master Servicer, the Custodian,  the Trustee or the Securities Administrator and
            allocated to the related Loan Group, as provided in the Agreement.

Lender-Paid  PMI Rate - With respect to any mortgage loan covered by a  lender-paid  primary mortgage  insurance  policy,  the  premium  to be paid  by the  applicable  Servicer  out of interest collections on the related mortgage loan.

Liquidation  Proceeds  - All net  proceeds,  other  than  Insurance  Proceeds,  received  in connection with the partial or complete  liquidation of mortgage loans,  whether through the
Trustee's sale,  foreclosure  sale or otherwise,  or in connection with any  condemnation or partial  release of a mortgaged  property,  together  with the net  proceeds  received  with respect to any mortgaged  properties acquired by the related servicer by foreclosure or deed in lieu of foreclosure in connection with defaulted  mortgage  loans,  other than the amount of such net proceeds  representing any profit realized by the related Servicer in connection with the disposition of any such properties, and  Subsequent Recoveries.

Margin - With respect to any  distribution  date on or prior to the first possible  optional termination date and (i) with respect to the Class I-A  certificates,  0.35% per annum, (ii)
with  respect to the Class II-A  certificates,  0.34% per annum,  (iii) with  respect to the
Class M-1  certificates,  0.61% per annum,  (iv) with respect to the Class M-2 certificates,
1.15% per annum,  (v) with respect to the Class B-1  certificates,  1.90% per annum and (vi)
with  respect  to the Class B-2  certificates,  1.90% per  annum;  and with  respect  to any distribution  date after the first possible  optional  termination date and (i) with respect to the Class I-A  certificates,  0.70%  per  annum,  (ii)  with  respect  to the Class  II-A certificates, 0.68% per annum, (iii) with respect to the Class M-1 certificates,  0.915% per annum, (iv) with respect to the Class M-2  certificates,  1.725% per annum, (v) with respect to the Class B-1  certificates,  2.85%  per  annum  and (vi) with  respect  to the Class B-2 certificates, 2.85% per annum.

Master  Servicer  Compensation - Compensation  to which the Master Servicer will be entitled for its activities under the Agreement,  which shall be equal to investment  income on funds in the Master Servicer Collection Account and the Distribution Account.

Master Servicer - Wells Fargo Bank, National Association.

Moody's - Moody's Investors Service, Inc., and any successor in interest.

Mortgage Loan Purchase  Agreement - The Mortgage Loan Purchase  Agreement,  dated as of July
30, 2004, between  the Depositor and EMC Mortgage Corporation.

Net Rate Cap - With respect to any distribution  date and (i) the Class I-A certificates and the Class II-A certificates,  the weighted average of the Net Rates on the mortgage loans in the related Loan Group,  weighted on the basis of the Stated  Principal  Balances thereof as of the  beginning of the related Due Period and (ii) the Class M-1, the Class M-2, the Class
B-1 and the Class B-2  certificates,  the weighted  average of the Net Rates on the mortgage loans in each Loan Group,  weighted in  proportion  to the results of  subtracting  from the aggregate Stated Principal Balance of each Loan Group, the Certificate  Principal Balance of the related classes of senior  certificates,  in each case, as adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis.

Net Rate - For any mortgage loan, the then applicable  mortgage rate thereon less the sum of
(1)  Servicing Fee Rate and (2) the  Lender-Paid  PMI Rate,  if any,  attributable  thereto, expressed as a per annum rate.

Other Certificates - The Class R, Class XP and Class B-IO certificates.

Overcollateralization  Amount - With respect to any distribution  date, the excess,  if any, of (a) the aggregate  Stated Principal  Balance of the mortgage loans for such  distribution date over (b) the Certificate  Principal Balances of the offered  certificates (after taking into account the payment of principal other than any Extra Principal  Distribution Amount on such Certificates).

Overcollateralization Target Amount - Approximately $2,843,323.

Prepayment Period - With respect to a distribution date, the immediately  preceding calendar month in the case of the mortgage  loans for which EMC is the Servicer and such period as is provided in the related Servicing Agreement with respect to the remaining mortgage loans.

Principal Distribution Amount - With respect to each distribution date, equal to

      1.    the sum of the Principal Funds for both Loan Groups for such distribution  date, plus

      2.    any Extra Principal Distribution Amount for such distribution date.

Principal Funds - with respect to each Loan Group, the sum, without duplication, of

      1.    the  scheduled  principal  collected on the  mortgage  loans in the related Loan
            Group  during the  related  Due  Period or  advanced  on or before  the  related servicer advance date,

      2.    prepayments  in  respect  of the  mortgage  loans  in the  related  Loan  Group, exclusive of any prepayment charges, collected in the related Prepayment Period,

      3.    the Stated  Principal  Balance of each  mortgage  loan in the related Loan Group that was  repurchased  by the  Depositor  or the  related  Servicer  during  the related Due Period,

      4.    the  amount,  if any, by which the  aggregate  unpaid  principal  balance of any replacement  mortgage loans is less than the aggregate unpaid principal  balance of any deleted  mortgage loans  delivered by the related  Servicer in connection with a  substitution  of a mortgage  loan in the related  Loan Group  during the related Due Period,

      5.    Insurance  Proceeds and all Liquidation  Proceeds  collected  during the related
            Prepayment Period (or in the case of Subsequent  Recoveries,  during the related
            Due Period) on the mortgage loans in the related Loan Group,  to the extent such
            Liquidation  Proceeds  relate to  principal,  less all  related  non-recoverable advances relating to principal reimbursed during the related Due Period,

      6.    the  principal  portion  of the  purchase  price  of  the  assets  of the  Trust allocated  to the related Loan Group upon the exercise by EMC or its designee of its optional termination right; minus

      7.    any amounts  required to be reimbursed to EMC, the  Depositor,  a Servicer,  the
            Master Servicer, the Custodian,  the Trustee or the Securities Administrator and
            allocated to the related Loan Group, as provided in the Agreement.

Rating Agencies  -  S&P and Moody's.

Record Date - The Business Day preceding  the  applicable  distribution  date so long as the offered  certificates  remain in book-entry form; and otherwise the record date shall be the last Business Day of the month preceding the month in which such distribution date occurs.

Realized  Loss - The excess of the Stated  Principal  Balance of a defaulted  mortgage  loan over the net Liquidation Proceeds with respect thereto that are allocated to principal.

Regular Certificates - All Classes of Certificates other than the Residual Certificates.

Remaining Excess Spread - With respect to any distribution  date, the Excess Spread less any
Extra Principal Distribution Amount for such distribution date.

Repurchase  Price - With respect to any mortgage loan required to be repurchased,  an amount equal to the sum of (i) (a) 100% of the Outstanding  Principal Balance of such mortgage loan plus  accrued  but unpaid  interest  on the  Outstanding  Principal  Balance at the  related mortgage rate through and  including the last day of the month of repurchase  reduced by (b)
any portion of the Servicing  Fee or advances  payable to the purchaser of the mortgage loan and (ii) any costs and damages  incurred by the Trust in  connection  with any  violation of such mortgage loan of any predatory lending laws.

Residual  Certificates  - The  Class  R  certificates.  There  will  be a  separate  Class R certificate with a specific designation for each REMIC election that is made.

Rolling  Three-Month  Delinquency Average - With respect to a distribution date, the average of a fraction,  calculated for that distribution date and each of the immediately  preceding two distribution  dates, the numerator of which is the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent as of the related  distribution  date
(including  for this  purpose any such  mortgage  loans in  bankruptcy  or  foreclosure  and mortgage  loans with respect to which the related  Mortgaged  Property has been  acquired by the  Trust)  and the  denominator  of which is the  aggregate  Stated  Principal  Balance of mortgage loans as of the related distribution date.

Rules  -  The  rules,  regulations  and  procedures  creating  and  affecting  DTC  and  its operations.

S&P - Standard & Poor's,  a division of The McGraw-Hill  Companies,  Inc., and any successor thereto.

Servicing Fee - With respect to each mortgage  loan, a fee that accrues at the Servicing Fee
Rate, on the same principal  balance on which interest on such mortgage loan accrues for the related calendar month.

Servicing  Fee Rate - For each  mortgage loan (i) a per annum rate of 0.375% with respect to
EMC, (ii) a per annum rate of 0.4613%,  0.250% or 0.375% with respect to Countrywide (iii) a per annum  rate of 0.250%  with  respect to  GreenPoint  and (iv) a per annum rate of either
0.250%  or  0.375%,  as set forth on the  mortgage  loan  schedule,  with  respect  to other
Servicers.

Stated  Principal  Balance - For any mortgage loan, with respect to any  distribution  date:
the principal balance thereof as of the Cut-off Date minus the sum of:

      1.    the principal  portion of the  scheduled  monthly  payments due from  mortgagors with respect to such  mortgage  loan due during each Due Period  ending prior to such distribution date (and irrespective of any delinquency in their payment);

      2.    all  prepayments  of principal with respect to such mortgage loan received prior to or during the related Prepayment Period, and all liquidation  proceeds to the extent applied by the related  Servicer as recoveries of principal in accordance with the Agreement or the related Servicing  Agreement that were received by the related  Servicer as of the close of business on the last day of the  Prepayment
            Period related to such distribution date; and

      3.    any Realized  Loss thereon  incurred  prior to or during the related  Prepayment
Period.

      The Stated Principal Balance of any liquidated mortgage loan is zero.

Stepdown Date - the earlier to occur of

      1.    the distribution  date on which the aggregate  Certificate  Principal Balance of the Class I-A certificates and Class II-A  certificates has been reduced to zero
            and

      2.    the later to occur of

            (a)   the distribution date occurring in August 2007 and

            (b)   the  first   distribution   date  for  which  the  sum  of  the  aggregate
                  Certificate  Principal  Balance of the  Subordinate  Certificates  and the
                  Overcollateralization  Amount  divided by the sum of the Stated  Principal
                  Balances of the  mortgage  loans for such  distribution  date,  is greater than or equal to approximately 12.10%.

Subordinate Certificates - The Class M-1, Class M-2, Class B-1 and Class B-2 certificates.

Subsequent  Recoveries - As of any  distribution  date,  amounts received during the related
Due Period by the Master  Servicer or surplus  amounts held by the Master  Servicer to cover
estimated  expenses   (including,   but  not  limited  to,  recoveries  in  respect  of  the
representations  and  warranties  made by the Seller)  specifically  related to a liquidated mortgage loan or disposition of an REO property prior to the related  Prepayment Period that resulted in a Realized Loss, after liquidation or disposition of such mortgage loan.

Trigger Event - With respect to a distribution  date on or after the Stepdown Date, an event that  exists if either (i) the  Rolling  Three-Month  Delinquency  Average  exceeds 50% of a fraction,  the numerator of which is the sum of the  Certificate  Principal  Balances of the
Subordinate  Certificates and the  Overcollateralization  Amount,  in each case after taking into account the  distribution  of the Principal  Distribution  Amount on such  distribution date and the denominator of which is the aggregate Stated Principal  Balance of the mortgage loans for such  distribution  date or (ii) the  percentage of the  cumulative  losses on the mortgage loans as of such date of  determination  is greater than the applicable  percentage listed below of the  aggregate  principal  balances of the mortgage  loans as of the closing date:

                              Months   Percentage
                             37 - 48     0.70%
                             49 - 60     1.10%
                             61 - 72     1.45%
                               73+       1.70%

Trust - Bear Stearns ALT-A Trust 2004-8.

Trustee - JPMorgan Chase Bank.

Unpaid  Realized Loss Amount - With respect to any class of offered  certificates  and as to any distribution date, the excess of

      1.    Applied Realized Loss Amounts with respect to such class over

      2.    the sum of all  distributions  in reduction of the Applied Realized Loss Amounts on all previous distribution dates.

      Any amounts  distributed to a class of offered  certificates  in respect of any Unpaid
Realized  Loss Amount  will not be applied to reduce the  Certificate  Principal  Balance of such Class.

                                                                                     ANNEX I

Distribution    Class      Class    Class II-A     Class   Class M-1    Class
    Date        I-A         I-A       Notional     II-A    Notional      M-1
                Notional    Strike   Balance($)    Strike  Balance($)   Strike
                Balance($)  Rate(%)                Rate(%)              Rate(%)

 July 2004   586,409,000.00 4.67    176,820,000.00  5.47   18,684,000.00   4.6
August 2004  539,003,957.33 4.67    163,138,459.41  5.47   18,684,000.00   4.6
 September
    2004     529,411,005.54 4.67    160,243,056.32  5.47   18,684,000.00   4.6
October 2004 519,976,999.42 4.67    157,395,518.80  5.47   18,684,000.00   4.6
  November
    2004     510,699,312.61 4.67    154,595,057.48  5.47   18,684,000.00   4.6
  December
    2004     501,575,362.07 4.67    151,840,895.96  5.47   18,684,000.00   4.6
January 2005 492,602,607.36 4.67    149,132,270.66  5.47   18,684,000.00   4.6
  February
    2005     483,778,549.92 4.67    146,468,430.55  5.47   18,684,000.00   4.6
 March 2005  475,100,732.40 4.67    143,848,636.97  5.47   18,684,000.00   4.6
 April 2005  466,566,738.00 4.67    141,272,163.42  5.47   18,684,000.00   4.6
  May 2005   458,174,189.76 4.67    138,738,295.37  5.47   18,684,000.00   4.6
 June 2005   449,920,749.93 4.67    136,246,330.05  5.47   18,684,000.00   4.6
 July 2005   441,804,119.30 4.67    133,795,576.26  5.47   18,684,000.00   4.6
August 2005  433,822,036.62 4.67    131,385,354.18  5.47   18,684,000.00   4.6
 September
    2005     425,972,277.90 4.67    129,014,995.19  5.47   18,684,000.00   4.6
October 2005 418,252,689.93 4.67    126,684,052.51  5.47   18,684,000.00   4.6
  November
    2005     410,661,086.32 4.67    124,391,661.54  5.47   18,684,000.00   4.6
  December
    2005     403,195,351.35 4.67    122,137,186.32  5.47   18,684,000.00   4.6
January 2006 395,853,404.24 4.67    119,920,001.37  5.47   18,684,000.00   4.6
  February
    2006     388,633,198.52 4.67    117,739,491.49  5.47   18,684,000.00   4.6
 March 2006  381,532,721.47 4.67    115,595,051.62  5.47   18,684,000.00   4.6
 April 2006  374,549,153.79 4.67    113,486,086.67  5.47   18,684,000.00   4.6
  May 2006   367,681,416.01 4.67    111,412,011.35  5.47   18,684,000.00   4.6
 June 2006   360,925,112.01 4.67    109,367,602.78  5.47   18,684,000.00   4.6
 July 2006   354,280,909.04 4.67    107,357,076.95  5.47   18,684,000.00   4.6
August 2006  347,746,952.89 4.67    105,379,874.05  5.47   18,684,000.00   4.6
 September
    2006     341,321,419.96 4.67    103,435,443.53  5.47   18,684,000.00   4.6
October 2006 335,002,516.72 4.67    101,523,243.87  5.47   18,684,000.00   4.6
  November
    2006     328,788,479.28 4.67    99,642,742.51   5.47   18,684,000.00   4.6
  December
    2006     322,677,572.83 4.67    97,793,415.67   5.47   18,684,000.00   4.6
January 2007 316,668,091.22 4.67    95,974,748.19   5.47   18,684,000.00   4.6
  February
    2007     310,758,356.43 4.67    94,186,233.42   5.47   18,684,000.00   4.6
 March 2007  304,946,718.16 4.67    92,427,373.06   5.47   18,684,000.00   4.6
 April 2007  299,231,553.34 4.67    90,697,677.00   5.47   18,684,000.00   4.6
  May 2007   293,611,231.45 4.67    88,996,663.26   5.47   18,684,000.00   4.6
 June 2007   159,077,304.72 4.67    87,323,857.77   5.47   18,684,000.00   4.6
 July 2007   155,786,218.33 4.67    85,599,741.30   5.47   18,684,000.00   4.6
August 2007  153,508,837.18 5.67    36,987,224.22   6.47   10,037,563.49   5.7
 September
    2007     150,689,125.51 5.67    36,575,200.58   6.47   9,869,782.11    5.7
October 2007 147,916,317.36 5.67    36,170,009.26   6.47   9,704,790.52    5.7
  November
    2007     145,189,635.49 5.67    35,771,537.37   6.47   9,542,542.52    5.7
  December
    2007     142,508,315.50 5.67    35,379,673.84   6.47   9,382,992.64    5.7
January 2008 139,871,605.63 5.67    34,994,309.45   6.47   9,226,096.20    5.7
  February
    2008     137,278,766.55 5.67    34,615,336.80   6.47   9,071,809.22    5.7
 March 2008  134,729,071.14 5.67    34,242,650.23   6.47   8,920,088.48    5.7
 April 2008  132,221,804.30 5.67    33,876,145.85   6.47   8,770,891.45    5.7
  May 2008   129,756,262.74 5.67    33,515,721.45   6.47   8,624,176.33    5.7
 June 2008   127,331,754.81 5.67    33,161,276.54   6.47   8,479,901.97    5.7
 July 2008   124,947,600.29 5.67    32,812,712.26   6.47   8,338,027.93    5.7
August 2008  122,603,130.20 5.67    32,469,931.40   6.47   8,198,514.44    5.7
 September
    2008     120,297,686.61 5.67    32,132,838.35   6.47   8,061,322.38    5.7
October 2008 118,030,622.49 5.67    31,801,339.06   6.47   7,926,413.26    5.7
  November
    2008     115,801,301.47 5.67    31,475,341.05   6.47   7,793,749.26    5.7
  December
    2008     113,609,097.74 5.67    31,154,753.35   6.47   7,663,293.15    5.7
January 2009 111,453,395.82 5.67    30,839,486.51   6.47   7,535,008.34    5.7
  February
    2009     109,333,590.39 5.67    30,529,452.54   6.47   7,408,858.84    5.7
 March 2009  107,249,086.16 5.67    30,224,564.91   6.47   7,284,809.24    5.7
 April 2009  105,199,297.68 5.67    29,924,738.50   6.47   7,162,824.74    5.7
  May 2009   103,183,617.71 5.67    29,629,889.61   6.47   7,042,869.46    5.7
 June 2009        0         5.67          0         6.47        0          5.7

Distribution              Class        Class                   Class     Class
    Date        Class M-2  M-2          M-2      Class B-1      B-2       B-2
               Notional   Strike    Notional       Strike      Notional  Strike
               Balance($)  Rate(%)   Balance($)   Rate(%)    Balance($) Rate(%)
 July 2004   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
August 2004  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 September
    2004     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
October 2004 14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  November
    2004     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  December
    2004     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
January 2005 14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  February
    2005     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 March 2005  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 April 2005  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  May 2005   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 June 2005   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 July 2005   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
August 2005  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 September
    2005     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
October 2005 14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  November
    2005     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  December
    2005     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
January 2006 14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  February
    2006     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 March 2006  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 April 2006  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  May 2006   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 June 2006   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 July 2006   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
August 2006  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 September
    2006     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
October 2006 14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  November
    2006     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  December
    2006     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
January 2007 14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  February
    2007     14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 March 2007  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 April 2007  14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
  May 2007   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 June 2007   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
 July 2007   14,623,000.00 4.06    6,500,000.00     3.31    6,498,500.00 3.31
August 2007  7,855,881.55  5.06    3,491,980.45     4.31    3,491,174.60 4.31
 September
    2007     7,724,567.75  5.06    3,433,610.77     4.31    3,432,818.40 4.31
October 2007 7,595,437.37  5.06    3,376,211.65     4.31    3,375,432.52 4.31
  November
    2007     7,468,454.25  5.06    3,319,766.99     4.31    3,319,000.89 4.31
  December
    2007     7,343,582.82  5.06    3,264,260.98     4.31    3,263,507.69 4.31
January 2008 7,220,788.09  5.06    3,209,678.08     4.31    3,208,937.39 4.31
  February
    2008     7,100,035.66  5.06    3,156,002.99     4.31    3,155,274.69 4.31
 March 2008  6,981,291.69  5.06    3,103,220.68     4.31    3,102,504.55 4.31
 April 2008  6,864,522.89  5.06    3,051,316.34     4.31    3,050,612.19 4.31
  May 2008   6,749,696.55  5.06    3,000,275.43     4.31    2,999,583.06 4.31
 June 2008   6,636,780.48  5.06    2,950,083.64     4.31    2,949,402.85 4.31
 July 2008   6,525,743.01  5.06    2,900,726.91     4.31    2,900,057.51 4.31
August 2008  6,416,553.02  5.06    2,852,191.39     4.31    2,851,533.19 4.31
 September
    2008     6,309,179.89  5.06    2,804,463.47     4.31    2,803,816.29 4.31
October 2008 6,203,593.51  5.06    2,757,529.77     4.31    2,756,893.42 4.31
  November
    2008     6,099,764.26  5.06    2,711,377.12     4.31    2,710,751.42 4.31
  December
    2008     5,997,663.01  5.06    2,665,992.59     4.31    2,665,377.36 4.31
January 2009 5,897,261.13  5.06    2,621,363.42     4.31    2,620,758.49 4.31
  February
    2009     5,798,530.44  5.06    2,577,477.12     4.31    2,576,882.31 4.31
 March 2009  5,701,443.24  5.06    2,534,321.35     4.31    2,533,736.51 4.31
 April 2009  5,605,972.29  5.06    2,491,884.01     4.31    2,491,308.96 4.31
  May 2009   5,512,089.49  5.06    2,450,152.62     4.31    2,449,587.20 4.31
 June 2009        0        5.06          0          4.31        0        4.31

                                         APPENDIX A

                                    MORTGAGE LOAN ASSUMPTIONS

                                                              Original Remaining
                                                   Current    Term to   Term to                     Initial
                                      Current        Net      Maturity  Maturity                    Periodic
 Loan       Loan       Current       Mortgage      Mortgage   (in      (in             Gross         Rate
 Number     Group    Balances($)     Rate (%)      Rate (%)   Months)   Months)     Margin (%)      Cap (%)
    1         1       473,687.81   4.0000000000  3.7500000000   360       339      2.7500000000     2.00000
    2         1      2,152,240.29  3.9270197945  3.6770197945   360       349      2.3281808057     2.00000
    3         1      1,183,884.47  5.5235704122  5.1485704122   360       358      2.3750000000     2.00000
    4         1      4,458,850.00  5.2430082869  4.8680082869   360       358      2.3750000000     1.75971
    5         1      7,524,400.00  3.9511626841  3.5761626841   360       360      2.7005932367      No Cap
    6         1       369,229.40   5.3750000000  5.0000000000   360       350      3.7500000000     2.00000
    7         1      7,054,544.08  6.1030085296  5.7280085296   360       356      3.3305552465     3.00000
    8         1     15,259,535.99  5.6467663072  5.2717663072   360       359      2.4558674648     3.00000
    9         1      2,863,124.67  5.9920205784  5.6170205784   360       358      3.4890937062     3.27643
   10         1       512,776.28   6.0000000000  5.6250000000   360       357      3.2500000000     3.00000
   11         1      1,395,200.00  5.0000000000  4.6250000000   360       359      2.2500000000     2.58658
   12         1      1,782,431.76  4.4437669356  4.0687669356   360       358      1.9606619092     2.22843
   13         1      5,615,823.77  4.4369455763  4.0619455763   360       358      2.2500000000     2.92948
   14         1      1,185,200.00  4.2133817077  3.8383817077   360       358      1.9920688491     2.00000
   15         1     15,214,808.55  5.6209609928  5.1596609928   360       360      2.2500000000     2.00000
   16         1     85,504,620.58  5.5820393176  5.1188346837   360       360      2.2692492229     2.00000
   17         1     10,419,469.94  4.9614189415  4.6009092390   360       358      2.3483593504     3.23184
   18         1      9,611,905.12  5.1057212697  4.7307212697   360       358      2.2500000000     3.11985
   19         1     70,730,321.45  5.9795254708  5.7112408150   360       359      2.7001752818     4.69679
   20         1      4,176,600.00  3.9964160442  3.6214160442   360       358      2.7500000000      No Cap
   21         1       376,096.34   6.6250000000  6.2500000000   360       357      3.2500000000     5.00000
   22         1     19,933,586.41  5.3736923217  4.9986923217   360       358      2.2259293182     4.87753
   23         1     59,126,705.94  5.3175289521  4.9425289521   360       358      2.2500000000     4.95560
   24         1      1,379,920.00  4.9057191721  4.5307191721   360       358      1.9619398226     5.00000
   25         1     10,885,770.76  5.6481728167  5.3981728167   360       359      2.2500000000     5.00000
   26         1     39,483,518.67  5.7124312305  5.4575988344   360       360      2.2623469239     5.00000
   27         1     49,115,487.91  5.0965593970  4.7282472074   360       358      2.3117662691     5.00000
   28         1     57,514,269.14  5.4275659978  5.0525659978   360       358      2.2500000000     5.03749
   29         1     89,585,899.33  5.6012291370  5.2580718533   360       358      2.3370353833     4.98832
   30         1     13,200,197.84  4.5323579203  4.1573579203   360       358      2.7500000000      No Cap
   31         1      1,227,119.17  5.6566250509  5.2816250509   360       359      3.9160608939     1.00000
   32         1     10,782,139.84  4.9147672611  4.5397672611   360       359      3.0464317656     1.08904
   33         1      7,722,225.00  4.5409858072  4.1659858072   360       360      2.8813077028      No Cap
   34         1      2,125,999.98  3.2276575727  2.8526575727   360       357      2.0452728132      No Cap
   35         1      2,197,097.24  5.1914623070  4.8164623070   360       358      2.0170352866     5.00000
   36         1      1,015,000.00  5.5671182266  5.1921182266   360       358      2.2500000000     5.00000
   37         1       450,000.00   4.7500000000  4.3750000000   360       357      1.8750000000     5.00000
   38         1      1,396,627.40  4.8161419654  4.4756717781   360       358      2.2500000000     5.00000
   39         1      1,642,764.00  5.2617898858  4.8867898858   360       358      2.2500000000     5.00000
   40         1      4,903,534.60  5.3591664465  5.0624208296   360       358      2.5245570512     4.65586
   41         1      2,618,650.00  5.3163223417  4.9413223417   360       358      2.7500000000      No Cap
   42         2       151,799.46   4.0000000000  3.7500000000   360       340      2.7500000000     2.00000
   43         2       254,813.92   3.6250000000  3.3750000000   360       357      2.2500000000     2.00000
   44         2      1,401,763.65  5.0853389229  4.7103389229   360       358      2.3750000000     1.87105
   45         2      1,273,983.28  3.6814940899  3.3064940899   360       358      2.5567194179      No Cap
   46         2      1,567,326.45  4.9953052059  4.6203052059   360       350      3.5994403423     2.00000
   47         2      8,183,399.43  6.1413796966  5.7663796966   360       358      3.4581781329     3.00000
   48         2      7,112,331.94  5.8546492896  5.4796492896   360       359      2.3938405155     3.00000
   49         2      4,508,281.25  6.1518853152  5.7768853152   360       358      3.6182077080     3.00000
   50         2     12,717,202.89  6.1476622122  5.8976622122   360       359      2.7481949026     5.00000
   51         2     90,745,741.14  6.1466177644  5.8949277443   360       359      2.7432399197     4.97296
   52         2       717,500.00   5.2500000000  4.8750000000   360       358      2.2500000000     3.00000
   53         2     11,431,670.28  6.0918159822  5.8402854387   360       358      2.7438778260     5.00000
   54         2     40,103,813.12  6.4216826083  6.1708223410   360       359      2.7465589307     5.00000
   55         2       158,209.67   5.0000000000  4.6250000000   360       359      3.6250000000     1.00000
   56         2      4,058,072.35  4.8313471574  4.4563471574   360       359      3.1701491535     1.56336
   57         2      1,909,301.95  4.1315014828  3.7565014828   360       359      2.6266472152      No Cap
   58         2      1,529,545.77  3.1736388264  2.7986388264   360       357      1.9236388264      No Cap
   59         2       139,863.93   6.1250000000  5.7500000000   360       359      2.2500000000     5.00000
   60         2       242,030.93   7.1001458832  6.8501458832   360       359      2.7500000000     5.00000

                                                                           Number of
                                                                Number of    Months
                                      Maximum                    Months    between    Remaining
                      Subsequent      Lifetime                    Until    Subsequent  Interest
   Loan     Loan    Periodic Rate     Mortgage                 First Rate  Rate          Only
  Number    Group       Cap (%)        Rate (%)       Index     Adjustment  Adjustment   Months
    1         1        2.00000     10.7500000000  1 Yr. Treasury    3          12       N / A
    2         1        2.00000      9.3242443012  1 Yr. LIBOR       9          12       N / A
    3         1        2.00000     11.5235704122  1 Mo. LIBOR       1          1        N / A
    4         1        1.75971     11.3887857856  1 Mo. LIBOR       1          1         118
    5         1         No Cap     12.0000000000  1 Mo. LIBOR       2          1         120
    6         1        2.00000     11.3750000000  1 Yr. Treasury   14          12       N / A
    7         1        1.07066     11.2720097034  6 Mo. LIBOR      20          6        N / A
    8         1        1.00000     10.5366712164  6 Mo. LIBOR      23          6         119
    9         1        1.00000     11.1020402375  6 Mo. LIBOR      22          6          22
   10         1        1.00000     12.0000000000  1 Yr. Treasury   33          12       N / A
   11         1        1.41342     10.0000000000  1 Yr. Treasury   35          12         35
   12         1        2.00000     10.2153351778  1 Yr. LIBOR      34          12       N / A
   13         1        2.00000      9.5074606096  1 Yr. LIBOR      34          12        118
   14         1        2.00000     10.2133817077  1 Yr. LIBOR      34          12         34
   15         1        2.00000     11.6209609928  1 Yr. LIBOR      36          12       N / A
   16         1        2.00000     11.5825458692  1 Yr. LIBOR      36          12         36
   17         1        1.00000     10.1931729495  6 Mo. LIBOR      34          6        N / A
   18         1        1.03995     10.1456717265  6 Mo. LIBOR      34          6         118
   19         1        1.00000     11.8472167738  6 Mo. LIBOR      35          6          35
   20         1         No Cap     13.0000000000  6 Mo. LIBOR      34          6          34
   21         1        2.00000     11.6250000000  1 Yr. Treasury   57          12       N / A
   22         1        2.00000     10.3922413626  1 Yr. LIBOR      58          12       N / A
   23         1        2.00000     10.3339004512  1 Yr. LIBOR      58          12        118
   24         1        2.00000      9.9057191721  1 Yr. LIBOR      58          12         58
   25         1        2.00000     10.6481728167  1 Yr. LIBOR      59          12       N / A
   26         1        2.00000     10.7124312305  1 Yr. LIBOR      60          12         60
   27         1        1.00000     10.0965593970  6 Mo. LIBOR      58          6        N / A
   28         1        1.03749     10.4650586752  6 Mo. LIBOR      58          6         118
   29         1        1.00446     10.6130524164  6 Mo. LIBOR      58          6          58
   30         1         No Cap     13.0000000000  6 Mo. LIBOR      58          6          58
   31         1        1.00000     11.4962489462  6 Mo. LIBOR       5          6        N / A
   32         1        1.08904     11.2118986791  6 Mo. LIBOR       5          6         119
   33         1         No Cap     11.4688277990  6 Mo. LIBOR       6          6         120
   34         1         No Cap     14.1213546766  6 Mo. LIBOR       3          6          57
   35         1        2.00000     10.1914623070  1 Yr. LIBOR      82          12       N / A
   36         1        2.00000     10.5671182266  1 Yr. LIBOR      82          12        118
   37         1        2.00000      9.7500000000  1 Yr. LIBOR      81          12         81
   38         1        1.00000      9.8161419654  6 Mo. LIBOR      82          6        N / A
   39         1        1.00000     10.2617898858  6 Mo. LIBOR      82          6         118
   40         1        1.00000     10.5312362020  6 Mo. LIBOR      82          6          82
   41         1         No Cap     13.0000000000  6 Mo. LIBOR      82          6          82
   42         2        2.00000     11.0000000000  1 Yr. Treasury    4          12       N / A
   43         2        2.00000      8.6250000000  1 Yr. LIBOR       9          12       N / A
   44         2        1.87105     11.0974665023  1 Mo. LIBOR       1          1         118
   45         2         No Cap     11.9706167808  1 Mo. LIBOR       2          1         118
   46         2        2.00000     10.9953052059  1 Yr. Treasury   14          12       N / A
   47         2        1.00000     11.2072562157  6 Mo. LIBOR      22          6        N / A
   48         2        1.00000     10.9457305279  6 Mo. LIBOR      23          6         119
   49         2        1.00000     11.1541173188  6 Mo. LIBOR      22          6          22
   50         2        1.00000     12.1476622122  6 Mo. LIBOR      35          6        N / A
   51         2        1.00000     12.1466177644  6 Mo. LIBOR      35          6          35
   52         2        1.00000     11.2500000000  6 Mo. LIBOR      34          6          58
   53         2        1.00000     11.0918159822  6 Mo. LIBOR      58          6        N / A
   54         2        1.00000     11.4216826083  6 Mo. LIBOR      59          6          59
   55         2        1.00000     11.0000000000  6 Mo. LIBOR       5          6        N / A
   56         2        1.17383     11.1716017582  6 Mo. LIBOR       5          6         119
   57         2         No Cap     11.3975612396  6 Mo. LIBOR       5          6         119
   58         2         No Cap     12.3588810553  6 Mo. LIBOR       3          6          57
   59         2        1.00000     11.1250000000  6 Mo. LIBOR      83          6        N / A
   60         2        1.00000     12.1001458832  6 Mo. LIBOR      83          6          83